PRELIMINARY PROXY STATEMENT SUBJECT TO COMPLETION – DATED MARCH 28 , 2022

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of

the Securities Exchange Act of 1934 (Amendment No. 1 )

Filed by the Registrant ☒
Filed by a party other than the Registrant ☐
Check the appropriate box:
☒	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material under §240.14a-12

CODORUS VALLEY BANCORP, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check all boxes that apply):
☒ No fee required
☐ Fee paid previously with preliminary materials
☐ Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

PRELIMINARY PROXY STATEMENT SUBJECT TO COMPLETION – DATED MARCH 28 , 2022

[●], 2022

Dear Fellow Shareholders of Codorus Valley Bancorp, Inc.:

On behalf of the Codorus Valley Bancorp, Inc.’s (the “Corporation”) Board of Directors (the “Board”), I am pleased to invite you to attend the Corporation’s 2022 Annual Meeting of Shareholders or any adjournments or postponements thereto, (the “Annual Meeting”) scheduled to be held on [●], at [●] [a.m./p.m.] Eastern Time. In light of public health concerns regarding the ongoing COVID-19 pandemic, the Annual Meeting will be held in a virtual-only format at www.cesonlineservices.com/cvly22_vm. To participate in the Annual Meeting, you must pre-register at www.cesonlineservices.com/cvly22_vm by [●] [a.m./p.m.] Eastern Time, on [●], 2022.

At the Annual Meeting, shareholders as of [●], the record date, will have the opportunity to ask questions and to make comments. The Proxy Statement, accompanying BLUE Proxy Card and the Corporation’s 2021 Annual Report to Shareholders (including the Corporation’s Annual Report on Form 10-K for the fiscal year ended December 31, 2021) were first sent or given to our shareholders on [●], 2022. You should also have received a BLUE Proxy Card or voting instruction form and postage-paid return envelope, through which your vote is being solicited on behalf of the Board.

The principal business of the Annual Meeting is to:

●	elect two Class B directors, each to serve for a term of three years and until his or her successor is elected and qualified;

●	approve an advisory, non-binding resolution regarding executive compensation;

●	approve amendments to the 2007 Codorus Valley Bancorp, Inc. Employee Stock Purchase Plan; and

●	ratify the appointment of Crowe LLP as Codorus Valley Bancorp, Inc.’s Independent Registered Public Accounting Firm for the fiscal year ending December 31, 2022.

Shareholders will also transact any other business that is properly presented at the Annual Meeting.

The Notice of Annual Meeting and Proxy Statement accompanying this letter describe the specific business to be acted upon in more detail.

I am delighted that you have invested in the Corporation, and I hope that, whether or not you plan to virtually attend the Annual Meeting, you will vote as soon as possible, either through the Internet, by telephone or by completing, signing and dating the enclosed BLUE Proxy Card and returning the BLUE Proxy Card in the envelope provided. The prompt return of your BLUE Proxy Card will save the Corporation expenses involved in further communications, and will ensure your representation at the Annual Meeting even if you do not attend virtually.

Your vote will be especially important at the Annual Meeting. As you may know, Driver Management Company LLC, Driver Opportunity Partners I LP and J. Abbott R. Cooper (collectively, “Driver Management”) have notified the Corporation that they intend to nominate three candidates (the “Driver Nominees”) to the Board for election as directors at the Annual Meeting. Although Driver Management notified the Corporation of its intention to nominate three candidates to the Board for election as directors at the Annual Meeting, there are only two director positions up for election at the Annual Meeting. The Board does NOT endorse the election of any of the Driver Nominees and urges you NOT to sign or return any proxy card sent to you by Driver Management. If you have previously submitted a proxy card sent to you by Driver Management, you can revoke that proxy and have your shares voted for the Board’s nominees and on other matters to be voted on at the Annual Meeting by completing, signing, dating and returning the enclosed BLUE Proxy Card or by following the instructions provided on the BLUE Proxy Card to submit a proxy over the Internet, or by telephone or by attending the Annual Meeting and voting your shares in person (virtually).

We are confident that our slate of Board candidates has the right mix of professional achievement, skills, experiences and reputations that qualify each of the Corporation’s candidates to serve as shareholder representatives overseeing the management of the Corporation. We are committed to engaging with our shareholders and continuing to respond to shareholder concerns about the Corporation, and we believe we are in the best position to oversee the execution of our long-term strategic plan to grow and realize shareholder value. The Board unanimously recommends you vote “FOR” the election of Cynthia A. Dotzel and Craig L. Kauffman to the Board as Class B directors.

After reading the Notice of Annual Meeting of Shareholders and the Proxy Statement, please mark your votes on the accompanying BLUE Proxy Card or voting instruction form, sign it and promptly return it in the accompanying postage-paid envelope. You may also vote by submitting a proxy by Internet or by telephone as instructed in the Proxy Statement or in the BLUE Proxy Card or voting instruction form. Please vote by whichever method is most convenient for you to ensure that your shares are represented at the Annual Meeting.

You may receive proxy solicitation materials from Driver Management, including proxy statements and proxy cards. The Board recommends that you disregard them. We are not responsible for the accuracy of any information provided by or relating to Driver Management or the nominees contained in any proxy solicitation materials filed or disseminated by, or on behalf of, Driver Management or any other statements that Driver Management or its representatives have made or may otherwise make. The Board, including all of its independent directors, strongly urges you NOT to sign or return any proxy card sent to you by or on behalf of Driver Management. Signing, dating and returning any proxy card that Driver Management, or any of its affiliates may send to you, even with instructions to vote “withhold” with respect to Driver Management’s nominees, will cancel any proxy you may have previously submitted to have your shares voted for the Board’s nominees on a BLUE Proxy Card. Again, if you have previously submitted a proxy card sent to you by or on behalf of Driver Management, you can revoke that proxy and vote for your Board’s nominees and in accordance with the Board’s recommendations on the other matters to be voted on at the Annual Meeting by using the enclosed BLUE Proxy Card or voting by Internet or telephone by following the instructions specified on the BLUE Proxy Card.

It is very important that your shares be represented and voted at the Annual Meeting. Whether or not you plan to attend, we hope you will vote as soon as possible. You may vote over the Internet, as well as by telephone, or by mailing the BLUE Proxy Card or voting instruction form. Returning the proxy card or voting by Internet or telephone does not deprive you of your right to attend the Annual Meeting and to vote your shares.

We continue to evaluate the benefits of moving toward the electronic delivery of proxy materials in the future. If you would be strongly opposed to receiving proxy materials via the Internet, please let us know. Thank you for your ongoing support of Codorus Valley Bancorp, Inc. Your vote and participation, no matter how many or how few shares you own, are very important to us. Your cooperation is greatly appreciated.

Sincerely,

Craig L. Kauffman
President and Chief Executive Officer

If you have any questions or require assistance in authorizing a proxy or voting your shares of common stock, or if you would like additional copies of the proxy materials, please contact:

509 Madison Avenue Suite 1206

New York, NY 10022

Shareholders Call Toll Free: [●]
Banks and Brokers Call Collect: [●]

Email: [●]

CODORUS VALLEY BANCORP, INC.

NASDAQ TRADING SYMBOL: CVLY

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

AND

PROXY STATEMENT

2022

www.peoplesbanknet.com

PRELIMINARY PROXY STATEMENT SUBJECT TO COMPLETION – DATED MARCH 28 , 2022

PROXY STATEMENT

Dated and to be mailed on or about [●], 2022

Codorus Valley Bancorp, Inc.

Codorus Valley Corporate Center

105 Leader Heights Road

York, Pennsylvania 17403

ANNUAL MEETING OF SHAREHOLDERS

TO BE HELD ON [●], 2022

TABLE OF CONTENTS

Page

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS	[1]

GENERAL	[4]

GOVERNANCE OF THE CORPORATION	[13]

PROPOSAL 1 – Election of Directors	[19]

INFORMATION CONCERNING SECURITY OWNERSHIP	[24]

INFORMATION CONCERNING COMPENSATION	[27]

Executive Compensation	[27]

Director Compensation	[55]

RELATED PERSON TRANSACTIONS AND POLICIES	[57]

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE	[57]

PROPOSAL 2 – Advisory Vote Regarding Executive Compensation	[58]

PROPOSAL 3 – Vote on Amendments to the 2007 Employee Stock Purchase Plan	[58]

PROPOSAL 4 – Ratification of Independent Registered Public Accounting Firm	[61]

REPORT OF THE AUDIT COMMITTEE	[62]

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM	[63]

HOUSEHOLDING OF PROXY MATERIALS	[64]

ADDITIONAL INFORMATION	[64]

OTHER MATTERS	[64]

INTERNET AVAILABILITY OF PROXY MATERIALS	[64]

ANNEX A	[65]

ANNEX B	[68]

CODORUS VALLEY BANCORP, INC.

CODORUS VALLEY CORPORATE CENTER

105 LEADER HEIGHTS ROAD

YORK, PENNSYLVANIA 17403

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

TO BE HELD ON [●], 2022

TO THE SHAREHOLDERS OF CODORUS VALLEY BANCORP, INC.:

NOTICE IS HEREBY GIVEN that the 2022 Annual Meeting of the Shareholders and any adjournments or postponements thereto, (the “Annual Meeting”) of Codorus Valley Bancorp, Inc. (“Corporation”) will be held in a virtual-only format on [●] [a.m./p.m.] Eastern Time, for the purpose of considering and voting upon the following matters:

1.	To elect two Class B directors, each to serve for a three-year term and until his or her successor is elected and qualified (Proposal 1);

2.	To approve an advisory, non-binding resolution regarding executive compensation (Proposal 2);

3.	To approve amendments to the 2007 Codorus Valley Bancorp, Inc. Employee Stock Purchase Plan (Proposal 3); and

4.	To ratify the appointment of Crowe LLP as Codorus Valley Bancorp, Inc.’s Independent Registered Public Accounting Firm for the fiscal year ending December 31, 2022 (Proposal 4).

Shareholders may also consider such other business as may properly be brought before the Annual Meeting.

The foregoing items of business are more fully described in the Proxy Statement accompanying this Notice of Annual Meeting of Shareholders. The Board recommends a vote “FOR” each of the two director nominees named in the accompanying Proxy Statement and a vote “FOR” each of Proposals 2, 3 and 4 on the enclosed BLUE Proxy Card.

Only those shareholders of record at the close of business on [●], 2022 (the “Record Date”) are entitled to notice of and to vote at the Annual Meeting. The Annual Meeting may be adjourned or postponed from time to time. At any adjourned or postponed meeting, action with respect to matters specified in this Notice may be taken without further notice to shareholders, unless required by law or the Corporation’s Amended and Restated By-Laws.

All shareholders as of the Record Date are cordially invited to attend the virtual Annual Meeting. Whether or not you expect to attend the virtual Annual Meeting, we encourage you to submit your proxy as soon as possible using one of three convenient methods by (i) accessing the Internet site described in the BLUE Proxy Card or voting instruction form provided to you, (ii) calling the toll-free number in the BLUE Proxy Card or voting instruction card provided to you, or (iii) completing, signing, dating and returning the BLUE Proxy Card or voting instruction form provided to you. You are urged to complete and submit the enclosed BLUE Proxy Card, even if your shares were sold after the Record Date.

If your shares of common stock are held in a brokerage account or by a bank, trust or other nominee (i.e., your shares are held in “street name”), then you will receive voting instructions from the holder of record. You must provide voting instructions by filling out the voting instruction form in order for your shares to be voted. We recommend that you instruct your broker, bank, trust or other nominee to vote your shares on the enclosed BLUE Proxy Card. The proxy is revocable and will not affect your right to vote if you attend the virtual Annual Meeting.

The Annual Meeting will be held via a live webcast at www.cesonlineservices.com/cvly22_vm. There is no physical address for the Annual Meeting. To participate in the Annual Meeting, you must pre-register at www.cesonlineservices.com/cvly22_vm by [●] [a.m./p.m.], Eastern Time, on [●], 2022.

Your vote will be especially important at the Annual Meeting. As you may know, Driver Management Company LLC, Driver Opportunity Partners I LP and J. Abbott R. Cooper (collectively, “Driver Management”) have notified the Corporation that they intend to nominate three candidates to the Board for election as directors at the Annual Meeting. Although Driver Management notified the Corporation of its intention to nominate three candidates to the Board for election as directors at the Annual Meeting, there are only two director positions up for election at the Annual Meeting. The Board does NOT endorse the election of any of Driver Management’s nominees and urges you NOT to sign or return any proxy card sent to you by Driver Management. If you have previously submitted a proxy card sent to you by or on behalf of Driver Management, you can revoke that proxy and have your shares voted for the Board’s nominees and on other matters to be voted on at the Annual Meeting by completing, signing, dating and returning the enclosed BLUE Proxy Card or by following the instructions provided on the BLUE Proxy Card to submit a proxy over the Internet, or by telephone or by attending the Annual Meeting and voting your shares in person (virtually).

The Board strongly and unanimously recommends that you vote on the BLUE Proxy Card or voting instruction form “FOR” the election of Cindy A. Dotzel and Craig L. Kauffman as Class B directors.

The Corporation’s candidates for election as directors of the Corporation are listed in the accompanying Proxy Statement and BLUE Proxy Card.

It is important that your shares be represented at the Annual Meeting, even if you plan to attend the meeting, to ensure that your shares will be represented. You do not need to attend the virtual Annual Meeting to vote if you vote your shares before the virtual Annual Meeting. If you are a record holder, you may vote your shares by mail, telephone or the Internet as described in the BLUE Proxy Card. If your shares are held by a broker, bank, trustee or other nominee, you must follow the instructions provided by your broker, bank, trustee or other nominee to vote your shares and you may not vote your shares in person (virtually) at the Annual Meeting unless you obtain a “legal proxy” from the broker, bank, trustee or other nominee that holds your shares giving you the right to vote the shares at the virtual Annual Meeting.

BY ORDER OF THE BOARD OF DIRECTORS

Timothy J. Nieman, Esq.
Secretary

York, Pennsylvania

[●], 2022

YOUR VOTE IS IMPORTANT. PLEASE VOTE PROMPTLY, EITHER ELECTRONICALLY THROUGH THE INTERNET, BY TELEPHONE, OR BY COMPLETING, SIGNING, DATING AND RETURNING YOUR BLUE PROXY CARD.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting to Be Held on [●], 2022. This Notice of Annual Meeting and Proxy Statement, BLUE Proxy Card and 2021 Annual Report are available at: www.proxyvote.com. Information on this website, other than the Proxy Statement, is not part of the Proxy Statement.

Important Notice Regarding the Availability of Proxy Materials for the ANNUAL Meeting to Be Held on [●], 2022.

Please complete, sign, date and promptly return the enclosed BLUE Proxy Card in the envelope provided, or grant a proxy and give voting instructions by Internet or telephone, so that you may be represented at the Annual Meeting. Instructions are on your BLUE Proxy Card or on the voting instruction form provided by your broker, bank, trust or other nominee.

Brokers cannot vote on any of the proposals without your instructions.

********************

The accompanying Proxy Statement provides a detailed description of the business to be conducted at the Annual Meeting. We urge you to read the accompanying Proxy Statement, including the annexes, carefully and in their entirety.

If you have any questions concerning the business to be conducted at the Annual Meeting, or if you would like additional copies of proxy materials, or require assistance in authorizing a proxy or voting your shares of Common Stock, please contact:

509 Madison Avenue Suite 1206

New York, NY 10022

Shareholders Call Toll Free: [●]

Brokers, Banks, Trustees and Other Nominees Call Collect: [●]

Email: [●]

GENERAL

Introduction

This Proxy Statement and the accompanying BLUE Proxy Card are being furnished in connection with the solicitation of proxies by the Board of Directors (the “Board”) of Codorus Valley Bancorp, Inc. (the “Corporation”) to be voted at the 2022 Annual Meeting of Shareholders and any adjournment or postponement thereto, (the “Annual Meeting”). This Proxy Statement and the related BLUE Proxy Card, along with the 2021 Annual Report to Shareholders (including the Corporation’s Annual Report on Form 10-K for the fiscal year ended December 31, 2021) are being first distributed to shareholders on or about [●], 2022.

The Annual Meeting will be held on [●], 2022, at [●] [a.m./p.m.] Eastern Time. In light of public health concerns regarding the ongoing COVID-19 pandemic, the Annual Meeting will be held in a virtual-only format. You will not be able to physically attend the Annual Meeting and to be admitted to the meeting at www.cesonlineservices.com/cvly22_vm, you must pre-register at www.cesonlineservices.com/cvly22_vm by [●] [a.m./p.m.] Eastern Time, on [●], 2022. Shareholders of record at the close of business on [●], 2022 (the “Record Date”), are entitled to vote at the Annual Meeting.

At the Annual Meeting, shareholders will vote to:

●	Elect two Class B directors, each to serve for a three-year term and until his or her successor is elected and qualified;

●	Approve an advisory, non-binding resolution regarding executive compensation;

●	Approve amendments to the 2007 Codorus Valley Bancorp, Inc. Employee Stock Purchase Plan; and

●	Ratify the appointment of Crowe LLP (“Crowe”) as the Corporation’s Independent Registered Public Accounting Firm for the fiscal year ending December 31, 2022.

Why did I receive these proxy materials?

We are providing this Proxy Statement in connection with the solicitation by the Board of proxies to be voted at the Annual Meeting because you own shares of the Corporation’s common stock, par value $2.50 per share (the “Common Stock”) as of the close of business on the Record Date and, therefore, are entitled to vote at the Annual Meeting on the following proposals:

●	Proposal 1: To elect two Class B directors, each to serve for a three-year term and until his or her successor is elected and qualified;

●	Proposal 2: To approve an advisory, non-binding resolution regarding executive compensation;

●	Proposal 3: To approve amendments to the 2007 Codorus Valley Bancorp, Inc. Employee Stock Purchase Plan; and

●	Proposal 4: To ratify the appointment of Crowe as the Corporation’s Independent Registered Public Accounting Firm for the fiscal year ending December 31, 2022.

We will also consider any other business that properly comes before the Annual Meeting. If any other matters are properly brought before the Annual Meeting, the persons named in the enclosed BLUE Proxy Card or voting instruction form will vote the shares they represent in accordance with the instructions of the Board to the extent permitted by Rule 14a-4(c) of the Exchange Act.

Who is allowed to vote at the Annual Meeting?

The Common Stock is the only class of capital securities of the Corporation that may be voted at the Annual Meeting. As of the close of business on the Record Date, [●] shares of Common Stock were issued and outstanding. A shareholder of record who holds shares of Common Stock that are entitled to be voted at the Annual Meeting may cast one vote for each share held on each matter that is submitted to shareholders. Shares of Common Stock may be voted at the Annual Meeting only if the shareholder of record holding such shares or the beneficial owner of such shares with a legal proxy is attending the virtual Annual Meeting or if such shares are represented by a valid proxy.

Who is allowed to virtually attend the Annual Meeting?

Attendance at the Annual Meeting will be limited to shareholders of the Corporation as of the close of business on the Record Date and guests of the Corporation. You will not be able to attend the Annual Meeting in person at a physical location. In order to attend the virtual Annual Meeting, you will need to pre-register by [●] [a.m./p.m.] Eastern Time, on [●], 2022. To pre-register for the meeting, please follow these instructions:

Registered Shareholders

Shareholders of record as of the Record Date may register to participate in the Annual Meeting remotely by visiting the website www.cesonlineservices.com/cvly22_vm. Please have your BLUE Proxy Card, or Notice, containing your control number available and follow the instructions to complete your registration request. After registering, shareholders will receive a confirmation email with a link and instructions for accessing the virtual Annual Meeting. Requests to register to participate in the Annual Meeting remotely must be received no later than [●] [a.m./p.m.], Eastern Time, on [●], 2022.

Beneficial Shareholders

Shareholders whose shares are held through a broker, bank, trustee or other nominee as of the Record Date may register to participate in the Annual Meeting remotely by visiting the website www.cesonlineservices.com/cvly22_vm.

Please have your voting instruction form, Notice, or other communication containing your control number available and follow the instructions to complete your registration request. After registering, shareholders will receive a confirmation email with a link and instructions for accessing the virtual Annual Meeting. Requests to register to participate in the Annual Meeting remotely must be received no later than [●] [a.m./p.m.], Eastern Time, on [●], 2022.

If you have any questions or require any assistance with pre-registering, please contact:

509 Madison Avenue Suite 1206

New York, NY 10022

Shareholders Call Toll Free: [●]
Banks and Brokers Call Collect: [●]

Email: [●]

Your vote is very important. Please submit your BLUE Proxy Card even if you plan to attend the virtual Annual Meeting.

Is my vote important?

Your vote will be particularly important at the Annual Meeting. As you may know, the Corporation has received a notice from Driver Management regarding its intent to nominate three candidates for election as directors (the “Driver Nominees”), in opposition to the re-election of Cynthia A. Dotzel and Craig L. Kauffman, who have been recommended for re-election by the Board. Although Driver Management notified the Corporation of its intention to nominate three candidates to the Board for election as directors at the Annual Meeting, there are only two director positions up for election at the Annual Meeting. You may receive proxy solicitation materials from Driver Management, including proxy statements and proxy cards. The Board recommends that you disregard them. We are not responsible for the accuracy of any information provided by or relating to Driver Management, the Driver Nominees or any proposal contained in any proxy solicitation materials filed or disseminated by, or on behalf of, Driver Management or any other statements that Driver Management or its representatives have made or may otherwise make.

The Board recommends a vote “FOR” the election of each of the director nominees recommended by the Board and named in this Proxy Statement on the enclosed BLUE Proxy Card, and strongly and unanimously urges you to NOT sign or return any proxy card(s) or voting instruction form(s) that you may receive from Driver Management.

To vote “FOR” all of the Board’s nominees, you must complete, sign, date and return the enclosed BLUE Proxy Card or follow the instructions provided in the BLUE Proxy Card for submitting a proxy over the Internet or by telephone or vote in person at the virtual Annual Meeting.

If you have previously signed any proxy card sent to you by Driver Management in respect of the Annual Meeting, you can revoke it by completing, signing, dating and returning the enclosed BLUE Proxy Card or by following the instructions provided in the BLUE Proxy Card for submitting a proxy to vote your shares over the Internet or by telephone or voting at the virtual Annual Meeting. Completing, signing, dating and returning any proxy card that Driver Management may send to you, even with instructions to vote “withhold” with respect to the Driver Nominees, will cancel any proxy you may have previously submitted to have your shares voted for the Board’s nominees as only your latest proxy card or voting instruction form will be counted. Beneficial owners who own their shares in “street name” should follow the voting instructions provided by their broker, bank, trustee or other nominee to ensure that their shares are represented and voted at the Annual Meeting, or to revoke prior voting instructions. The Board urges you to complete, sign, date and return only the enclosed BLUE Proxy Card.

How do I cast my vote?

Shareholders of record may vote (i) by completing, signing and dating the BLUE Proxy Card that was included with this Proxy Statement and returning it in the envelope provided to the Corporation at the address noted on the BLUE Proxy Card, (ii) by calling the toll-free number found on the BLUE Proxy Card, or (iii) online at the internet voting website provided on the BLUE Proxy Card. Shareholders of record may also vote in person at the Annual Meeting. If you are a beneficial owner of shares held in street name, you will receive instructions from your broker, bank, trustee or other nominee on how to vote your shares. If you received printed copies of the proxy materials by mail, you may also vote by filling out the voting instruction form and returning it in the envelope provided. The availability of online or phone voting may depend on the voting process of the organization that holds your shares. Beneficial owners who want to attend and also vote in person at the Annual Meeting will need to obtain a legal proxy, in PDF or Image (gif, jpg, or png) file format, from the organization that holds their shares giving them the right to vote their shares in person at the Annual Meeting and by presenting it with their online ballot during the meeting.

By properly completing a proxy, you appoint Diane E. Baker and Matthew A. Clemens as proxy holders to vote your shares as indicated on the proxy card. Any signed BLUE Proxy Card not specifying to the contrary will be voted FOR election of the director nominees identified in this Proxy Statement, FOR approval of the advisory, non-binding resolution regarding executive compensation, FOR approval of the amendments to the 2007 Codorus Valley Bancorp, Inc. Employee Stock Purchase Plan, and FOR ratification of Crowe as the Corporation’s independent registered public accounting firm for the fiscal year ending December 31, 2022.

Even if you plan to attend the virtual Annual Meeting, we recommend that you also submit your proxy by Internet, telephone or mail so that your vote will be counted if you later decide not to attend the virtual Annual Meeting. The Internet and telephone voting facilities will close at [●] [a.m./p.m.], Eastern Time, on [●], 2022 for beneficial shareholders as of the Record Date. Shareholders who vote by Internet or telephone need not return a proxy card or the voting instruction form sent by brokers, banks, trusts or other nominees.

If you have any questions or require assistance in submitting a proxy for your shares, or if you would like additional copies of the proxy materials, please contact Morrow Sodali by phone at [●] (toll free for shareholders) or [●] (call collect for brokers, banks, trustees or other nominees), or by email at [●].

Who is soliciting my vote?

The Board is soliciting your proxy to vote your shares of Common Stock on all matters scheduled to come before the Annual Meeting, whether or not you attend the virtual Annual Meeting. By completing, signing, dating and returning the BLUE Proxy Card or voting instruction form, or by submitting your proxy and voting instructions over the Internet or by telephone, you are authorizing the persons named as proxies to vote your shares of Common Stock at the Annual Meeting as you have instructed. Proxies will be solicited on behalf of the Board by the Corporation’s directors, director nominees, and certain executive officers and other employees of the Corporation. Such persons are listed in Annex A to this Proxy Statement.

Additionally, the Corporation has retained Morrow Sodali LLC (“Morrow Sodali”), a proxy solicitation firm, which may solicit proxies on the Board’s behalf. You may also be solicited by press releases issued by us, investor presentations, or other communications issued by us, postings on our corporate website or other websites or otherwise. Unless expressly indicated otherwise, information contained on our corporate website is not part of this Proxy Statement. In addition, none of the information on the other websites, if any, listed in this Proxy Statement is part of this Proxy Statement. Such website addresses are intended to be inactive textual references only.

Will there be a proxy contest at the Annual Meeting?

Driver Management has announced its intention to nominate the Driver Nominees for election as directors to the Board at the Annual Meeting.

The Driver Nominees have NOT been endorsed by the Board. You may receive proxy solicitation materials from Driver Management, including proxy statements and proxy cards. The Board recommends that you disregard them. We are not responsible for the accuracy of any information provided by or relating to Driver Management or the Driver Nominees contained in any proxy solicitation materials filed or disseminated by, or on behalf of, Driver Management or any other statements that Driver Management or its representatives have made or may otherwise make.

The Board is pleased to nominate for election as directors the following two persons—Cynthia A. Dotzel and Craig L. Kauffman, each of whom are incumbent directors of the Corporation and are named in this Proxy Statement and on the enclosed BLUE Proxy Card. Ms. Dotzel serves as Chair of the Board and Mr. Kauffman serves as President and CEO of the Corporation. We believe our two candidates have the breadth of relevant and diverse experiences, integrity and commitment necessary to continue to grow the Corporation for the benefit of all of the Corporation’s shareholders.

Will there be any other items of business on the agenda?

We do not expect that any other items of business will be presented for consideration at the Annual Meeting other than those described in this Proxy Statement. However, by completing, signing, dating and returning a BLUE Proxy Card or submitting your proxy or voting instructions over the Internet or by telephone, you will give to the persons named as proxies discretionary voting authority with respect to any matter that may properly come before the Annual Meeting, and of which we did not have notice at least by [●], 2022 and such persons named as proxies intend to vote on any such other matter in accordance with the instructions of the Board to the extent permitted by Rule 14a-4(c) of the Exchange Act.

What are the Board’s recommendations?

The Board unanimously recommends that you vote by proxy using the BLUE Proxy Card with respect to the proposals as follows:

●	“FOR” the election of Cynthia A. Dotzel and Craig L. Kauffman to the Board as Class B directors (Proposal 1);

●	“FOR” the approval, on an advisory, non-binding resolution regarding executive compensation (Proposal 2);

●	“FOR” the approval of amendments to the 2007 Codorus Valley Bancorp, Inc. Employee Stock Purchase Plan (Proposal 3); and

●	“FOR” the ratification of the appointment of Crowe as the Corporation’s Independent Registered Public Accounting Firm for the fiscal year ending December 31, 2022 (Proposal 4).

Why is the Board making such recommendations?

We describe each proposal and the Board’s reason for its recommendation with respect to each proposal on pages [●], [●], [●] and [●] and elsewhere in this Proxy Statement.

Can I revoke or change my vote after I deliver my proxy?

You may revoke a previously delivered proxy by delivering written notice of revocation to Timothy J. Nieman, Esq., Secretary of the Corporation, or by executing a later dated proxy and giving written notice of the revocation to Mr. Nieman at any time before the proxy is voted at the Annual Meeting. If you submitted your proxy by Internet or by telephone, you can vote again by voting over the Internet or by telephone. We will honor the latest vote received. Proxy holders will vote shares represented by written proxies, if properly signed and returned to the Corporate Secretary, in accordance with instructions of the shareholders.

If you have already voted using a proxy card sent to you by or on behalf of Driver Management, you have every right to change your vote. We urge you to revoke that proxy by voting in favor of the Board’s nominees by using the enclosed BLUE Proxy Card. Only the latest dated and validly executed proxy that you submit will count. If you hold your shares in an account at a broker, bank, trustee or other nominee, follow the instructions provided to change your vote.

If you are a participant in the Codorus Valley Bancorp, Inc. Dividend Reinvestment and Stock Purchase Plan, the enclosed proxy will serve as a voting instruction card for your shares held in the Plan. Equiniti Trust Company, the Plan administrator, will vote your shares held in the Dividend Reinvestment and Stock Purchase Plan in the same manner as you indicate on your proxy card.

At the close of business on the Record Date for the Annual Meeting, the Corporation had [●] shares of Common Stock issued and outstanding. Each share is entitled to one vote on all matters submitted to a vote of the shareholders.

What is the difference between a shareholder of “record” and a “street name” holder?

If your shares are registered directly in your name, then you are considered the shareholder of record with respect to those shares. The Corporation sent the proxy materials directly to you.

If your shares are held in a stock brokerage account or by a bank, trustee or other nominee, then the broker, bank, trustee or other nominee is considered to be the shareholder of record with respect to those shares. In that case, you are considered to be the beneficial owner of those shares, your shares are said to be held in “street name,” and the proxy materials will be forwarded to you by that nominee. Street name holders generally cannot submit a proxy or vote their shares directly and must instead instruct the broker, bank, trustee or other nominee how to vote their shares. If you do not provide voting instructions to your broker, then your shares will not be voted at the 2021 Annual Meeting on any proposal with respect to which your broker does not have discretionary authority. To the extent that Driver Management provides a proxy card to a broker who holds shares for a beneficial owner, none of the matters to be voted on at the Annual Meeting will be considered a discretionary matter under the rules of the various regional and national exchanges of which your nominee is a member (the “Broker Rules”), which means that a broker that is subject to the Broker Rules will not have authority to vote shares held in street name without instructions from the beneficial owner. If you own your shares in street name, please instruct your broker, bank, trustee or other nominee how to vote your shares using the voting instruction form provided by your broker, bank, trustee or other nominee so that your vote can be counted. The voting instruction form provided by your broker, bank, trustee or other nominee holding your shares may also include information about how to submit your voting instructions over the Internet or by telephone. The BLUE Proxy Card accompanying this Proxy Statement will provide information regarding Internet and telephone voting.

What happens if I do not specify how I want my shares voted? What is discretionary voting? What is a broker non-vote?

As a shareholder as of the close of business on Record Date for the Annual Meeting, if you properly complete, sign, date and return a BLUE Proxy Card or voting instruction form, you shares of Common Stock will be voted as you specify. However, if you return your signed and dated BLUE Proxy Card or submit your proxy by telephone or Internet but do not specify how you want your shares voted, then your shares will be voted by the persons named as proxies in accordance with the recommendations of the Board.

A “broker non-vote” occurs when a broker holding shares for a beneficial owner has not received voting instructions from the beneficial owner and the broker does not have discretionary authority to vote the shares. If you own your shares beneficially in “street name” through a broker and do not provide voting instructions to your broker, then your broker will not have the authority to vote your shares on any proposal presented at the Annual Meeting unless it has discretionary authority with respect to that proposal. In that case, your shares will be considered to be broker non-votes and will not be voted on that proposal. Whether a broker has discretionary authority depends on your agreement with your broker and the Broker Rules. Accordingly, it is very important that you instruct your broker on how to vote shares that you hold in street name.

To the extent that Driver Management provides a proxy card to a broker who holds shares for a beneficial owner, none of the matters to be voted on at the Annual Meeting will be considered a discretionary matter under the Broker Rules, which means that a broker that is subject to the Broker Rules will not have authority to vote shares held in street name without instructions from the beneficial owner. Any shares held by a broker who has not received instructions from the beneficial owner as to how such shares are to be voted will have no effect on the outcome of Proposals 1, 2, 3 and 4 and such shares will not be counted for establishing the presence of a quorum. As a result, if you are a beneficial owner, then we encourage you to provide voting instructions to the broker that holds your shares by carefully following the instructions provided to you by that broker.

Has the Corporation received notice from one or more shareholders that they intend to nominate director candidates or bring proposals at the Annual Meeting?

Yes. Based on recently available public filings, Driver Management has indicated that it beneficially owns an aggregate of 640,880 shares of Common Stock (representing approximately 6.7 6 % of outstanding Common Stock). Driver Management has delivered notice to the Corporation of its intention to nominate three candidates for election in opposition to Cindy A. Dotzel and Craig L. Kauffman who have been nominated by the Board. Although Driver Management notified the Corporation of its intention to nominate three candidates to the Board for election as directors at the Annual Meeting, there are only two director positions up for election at the Annual Meeting. The Board urges you NOT to sign or return any proxy cards or voting instruction forms that you may receive from or on behalf of Driver Management, including to vote “withhold” with respect to the Driver Nominees. If you wish to vote pursuant to the recommendation of the Board, you should disregard any proxy card that you receive other than the BLUE Proxy Card.

What does it mean if I receive more than one notice from the Corporation or BLUE Proxy Card?

Because Driver Management has submitted the Driver Nominees for election as directors to the Board, we may conduct multiple mailings prior to the Annual Meeting to ensure shareholders have our latest proxy information and materials to vote. In that event, we will send you a new BLUE Proxy Card or voting instruction form with each mailing, regardless of whether you have previously voted. You may also receive more than one set of proxy materials, including multiple BLUE Proxy Cards, if you hold shares that are registered in more than one account—please vote the BLUE Proxy Card for every account you own. The latest dated proxy you submit will be counted. IF YOU WISH TO VOTE AS RECOMMENDED BY THE BOARD, THEN YOU SHOULD ONLY SUBMIT BLUE PROXY CARDS.

What should I do if I receive proxy materials from Driver Management?

Driver Management has announced its intention to nominate the Driver Nominees for election as directors to the Board in opposition to the re-election of Cynthia A. Dotzel and Craig L. Kauffman who have been unanimously nominated by the Board. We expect that you may receive proxy solicitation materials from Driver Management, including opposition proxy statements and proxy cards.

The Board strongly and unanimously urges you to NOT sign or return any proxy cards or voting instruction forms that you may receive from or on behalf of Driver Management, not even for the purpose of voting “WITHHOLD” with respect to the Driver Nominee. We are not responsible for the accuracy of any information provided by or relating to Driver Management, the Driver Nominees or any proposal contained in any proxy solicitation materials filed or disseminated by, or on behalf of, Driver Management or any other statements that Driver Management or its representatives have made or may otherwise make. If you have already voted using the proxy card provided by or on behalf of Driver Management, you have every right to change your vote by completing, signing, dating and returning the enclosed BLUE Proxy Card or by voting over the Internet or by telephone by following the instructions provided on the enclosed BLUE Proxy Card or voting instruction form. Only the latest proxy you submit will be counted. If you vote “withhold” on the Driver Nominees using the proxy card sent to you by or on behalf of Driver Management, your vote will not be counted as a vote for any of the director candidates recommended by the Board, but will result in the revocation of any previous vote you may have cast on the BLUE Proxy Card. If you wish to vote pursuant to the recommendation of the Board, you should disregard any proxy card that you receive other than the BLUE Proxy Card. If you have any questions or need assistance voting, or would like additional copies of proxy materials, please contact Morrow Sodali by phone at (800) [•] (toll free for shareholders) or [•] (call collect for brokers, banks, trustees and other nominees), or by email at [•]@investor.MorrowSodali.com.

Voting to “withhold” with respect to any of the Driver Nominees on its proxy card is not the same as voting for the Board’s nominees. This is because a vote to “withhold” with respect to any of Driver Management’s nominees on its proxy card will revoke any previously proxy submitted by you. The Board unanimously recommends a vote “FOR” the election of the Board’s nominees on the BLUE Proxy Card. The Board urges you not to sign or return any proxy card sent to you by Driver Management, even as a protest vote.

Who will pay for the solicitation of proxies?

The costs and expenses of the Board’s soliciting of proxies, including the preparation, assembly and mailing of this Proxy Statement, the BLUE Proxy Card, the Notice of Annual Meeting of Shareholders and any additional information furnished to shareholders will be borne by the Corporation. Solicitation of proxies may be in person, by telephone, electronic mail or personal solicitation by our directors, officers or staff members. Other than the persons described in this Proxy Statement, no general class of employee of the Corporation will be employed to solicit shareholders in connection with this proxy solicitation. However, in the course of their regular duties, our employees, officers and directors may be asked to perform clerical or ministerial tasks in furtherance of this solicitation. None of these individuals will receive any additional or special compensation for doing this, but they may be reimbursed for reasonable out-of-pocket expenses. Copies of solicitation materials will be furnished to banks, brokerage houses, fiduciaries and custodian holding shares of the Common Stock in their names that are beneficially owned by others to forward to those beneficial owners. We will reimburse brokerage houses and other custodians, nominees and fiduciaries for their reasonable out-of-pocket expenses for forwarding proxy and solicitation material to the beneficial owners of Common Stock.

We have engaged Morrow Sodali to assist in the solicitation of proxies in connection with the Annual Meeting, for a service fee and the reimbursement of customary disbursements, which are not expected to exceed $[●] in total. Morrow Sodali expects that approximately [●] of its employees will assist in the solicitation.

Our aggregate expenses, including legal fees for attorneys, accountants, public relations and other advisors, printing, advertising, postage, transportation, litigation and other costs incidental to the solicitation, but excluding (i) costs normally expended for a solicitation for an election of directors in the absence of a proxy contest and (ii) costs represented by salaries and wages of Corporation employees and officers, are expected to be approximately $[●], of which $[●] has been incurred as of the date of this Proxy Statement.

When will the voting results be announced?

The final voting results will be reported on Form 8-K, which will be filed with the Securities and Exchange Commission (the “SEC”) within four business days after the Annual Meeting. If our final voting results are not available within four business days after the Annual Meeting, we will file a Form 8-K reporting the preliminary voting results and subsequently file the final voting results in an amendment to the Form 8-K within four business days after the final voting results are known to us.

Do I have appraisal or dissenters’ rights?

None of the applicable Pennsylvania law, the Corporation’s Articles of Incorporation or its Amended and Restated By-Laws (the “Bylaws”) provide for appraisal or other similar rights for dissenting shareholders in connection with any of the proposals set forth in this Proxy Statement. Accordingly, you will have no right to dissent and obtain payment for your shares in connection with such proposals.

What constitutes a quorum?

The presence, in person or by proxy, of shareholders entitled to cast at least a majority of the votes which all shareholders are entitled to cast on the particular matter constitutes a quorum for the conduct of business at the Annual Meeting. Under Pennsylvania law and the Bylaws, the presence of a quorum is required for each matter to be acted upon at the Annual Meeting. Broker non-votes will not be counted for purposes of determining the presence of a quorum at the Annual Meeting. Abstentions will be counted for purposes of determining the presence of a quorum at the Annual Meeting.

What is the required vote?

In the case of the election of directors, the two nominees receiving the highest number of votes shall be elected. Votes that are withheld, broker non-votes or shares that are not voted will have no effect on the outcome of the election of directors.

The approval of each of the other proposals identified in this Proxy Statement requires the affirmative vote of holders of a majority of the Common Stock having voting power at the Annual Meeting, in person (virtually) or by proxy. Abstentions will have the effect of a vote against each of these other proposals. Broker non-votes will have no effect on these other proposals.

Although the Board knows of no other business to be presented at the Annual Meeting at this time, in the event that any other matters are properly brought before the Annual Meeting, any proxy given pursuant to this solicitation will be voted in accordance with the instructions of the Board as permitted by Rule 14a-4(c) of the Exchange Act.

Whom should I contact if I have questions?

Morrow Sodali is assisting us with our effort to solicit proxies. If you have additional questions about the election of directors, this Proxy Statement or the Annual Meeting, or if you need assistance voting your shares, please contact:

509 Madison Avenue Suite 1206
New York, NY 10022
Shareholders Call Toll Free: [●]
Banks and Brokers Call Collect: [●]

Email: [●]

THE BOARD UNANIMOUSLY RECOMMENDS VOTING “FOR” THE ELECTION OF EACH OF THE BOARD’S NOMINEES ON PROPOSAL 1, “FOR” PROPOSAL 2, “FOR” PROPOSAL 3 AND “FOR” PROPOSAL 4, USING THE ENCLOSED BLUE PROXY CARD OR VOTING INSTRUCTION FORM.

Cautionary Statement Regarding Forward-Looking Statements

This Proxy Statement and the documents that have been incorporated herein by reference may contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated therein (the “Exchange Act”). In some cases, these statements can be identified by the use of words such as “anticipate,” “believe,” “can,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “potential,” “predict,” “should,” “target,” “will,” “would” and similar expressions. Actual results and trends could differ materially from those set forth in such statements due to various risks, uncertainties and other factors. Such risks, uncertainties and other factors that could cause actual results and experience to differ from those projected include, but are not limited to, the following: ineffectiveness of our business strategy due to changes in current or future market conditions; the effects of competition, and of changes in laws and regulations, including industry consolidation and development of competing financial products and services; interest rate movements; changes in credit quality; inability to achieve merger-related synergies; difficulties in integrating distinct business operations, including information technology difficulties; volatilities in the securities markets; and deteriorating economic conditions, and other risks and uncertainties, including those detailed in our filings with the SEC.

Although forward-looking statements help provide additional information about us, investors should keep in mind that forward-looking statements are only predictions, at a point in time, and are inherently less reliable than historical information. You are urged not to place undue reliance on these forward-looking statements, which speak only as of the date of this Proxy Statement. We assume no obligation to update any forward-looking statement in order to reflect any event or circumstance that may arise after the date of this Proxy Statement, other than as may be required by applicable law or regulation.

GOVERNANCE OF THE CORPORATION

The Board believes that the purpose of corporate governance is to maximize long-term shareholder value in a manner consistent with applicable law and with the highest standards of integrity. The Board adheres to corporate governance practices that the Board and management believe promote this purpose, are sound and represent best practices. We continually review these governance practices against changes in applicable federal and Pennsylvania (the state in which we are incorporated) law, the rules and listing standards of the NASDAQ Stock Market, and the rules and regulations of the SEC, as well as best practices suggested by recognized governance authorities. The Board has not adopted any policies concerning employee, officer or director hedging practices with regard to the Corporation’s equity securities.

Director Independence

Currently, the Board has eight (8) members. The Board has determined that the following seven (7) directors are independent in accordance with the independence standards of the NASDAQ Stock Market: Cynthia A. Dotzel, CPA, Chair; Sarah M. Brown; Brian D. Brunner; Keith Cenekofsky, CPA; John W. Giambalvo, Esq.; Jeffrey R. Hines, P.E.; and J. Rodney Messick, Vice Chair.

In determining the directors’ independence, in addition to matters disclosed under “Related Person Transactions”, the Board considered each director’s beneficial ownership of Common Stock and loan transactions between the Corporation’s wholly-owned bank subsidiary, PeoplesBank, A Codorus Valley Company (the “Bank” or “PeoplesBank”), and the directors, their family members and businesses with whom they are associated, as well as any contributions made by the Bank to non-profit organizations with whom such persons are associated. In each case, the Board determined that none of the transactions above impaired the independence of the director.

Board Structure

The Corporation’s senior leadership is currently shared between the President and Chief Executive Officer and the Chair of the Board. The Board believes that having an independent, non-employee director serve as Chair is the appropriate leadership structure for the Corporation at this time because it allows the President and Chief Executive Officer to focus on the day-to-day business of the Corporation, while allowing the Chair to lead the Board in its fundamental role of providing advice to, and oversight of, the executive management team. In making this determination, the Board recognizes the time, effort and energy that the President and Chief Executive Officer is required to devote to his position in the current business and regulatory environment, particularly as the Board’s oversight responsibilities continue to grow.

Our Chair is currently responsible for ensuring the smooth functioning and efficient operation of our Board by guiding the processes of our Board, presiding at Board meetings and at shareholder meetings, and acting as a liaison between our Board and our management team. In this regard, our Chair consults regularly with our executives over business matters and provides our executives with consultation and advice on matters that require prompt attention.

Meetings and Committees of the Board

The Board met fifteen (15) times during 2021, which includes four (4) joint meetings with the Board of the Bank. During 2021, all directors attended at least 75% of the meetings of the Board and of the various committees on which they served. While the Corporation has no formal policy in place, directors are strongly encouraged to attend the Annual Meeting of Shareholders. All of our then-serving directors attended the 2021 Annual Meeting of Shareholders, and we anticipate that all directors will attend this year’s Annual M eeting.

The Board has a standing Audit Committee, Compensation Committee, and Corporate Governance and Nominating Committee, each of which is described below.

Audit Committee. The Audit Committee of the Board is comprised solely of directors who meet the applicable standards for independence of audit committee members of the NASDAQ Stock Market and the rules and regulations of the SEC for membership on audit committees, and possess the requisite knowledge or experience to serve on the Audit Committee. The current members of the Audit Committee are: Keith M. Cenekofsky, CPA (Chair); Jeffrey R. Hines, P.E. (Vice Chair); and John W. Giambalvo, Esq. The Audit Committee met four (4) times during 2021.

The principal duties of the Audit Committee, as set forth in its charter, include reviewing significant audit and accounting principles, policies and practices, reviewing performance of internal auditing procedures and recommending to the Board the engagement of the Corporation’s independent registered public accounting firm. The Audit Committee has the authority to engage legal counsel or other experts or consultants as it deems appropriate to carry out its responsibilities.

Keith Cenekofsky, CPA, Chair of the Committee, has been designated by the Board as the Audit Committee financial expert. In designating Mr. Cenekofsky as the Audit Committee financial expert, the Board considered his more than 35 years of experience as a practicing certified public accountant, and his significant experience as Partner in Charge of numerous public financial institutions’ audits. Furthermore, the Board believes that each Audit Committee member has sufficient knowledge in financial and auditing matters to serve on the committee.

The Audit Committee operates under a written charter, which is available on the Corporation’s website at www.peoplesbanknet.com. Click on the “Your Business” link at the top of the home page, click on “Investor Relations” under the “Connect” heading, and then click on the “Governance Documents” link.

Compensation Committee. All members of the Compensation Committee are independent under applicable independence standards of the NASDAQ Stock Market. The current members of the Compensation Committee are: John W. Giambalvo, Esq. (Chair); Jeffrey R. Hines, P.E. (Vice Chair); Brian D. Brunner; Cynthia A. Dotzel, CPA; and J. Rodney Messick. The Compensation Committee met five (5) times during 2021.

The principal duties of the Compensation Committee include evaluating and recommending to the Board compensation plans, policies, and programs for the executive officers of the Corporation and its subsidiaries. The Compensation Committee may delegate any of its responsibilities to a subcommittee comprised of three (3) or more members of the committee.

The Compensation Committee’s processes and procedures for consideration and determination of executive compensation are described below in the section titled “Compensation Discussion and Analysis” entitled “Role of the Compensation Committee, Management and Compensation Consultant in the Executive Compensation Process.”

The Compensation Committee operates pursuant to a written charter, which is available on the Corporation’s website at www.peoplesbanknet.com. Click on the “Your Business” link at the top of the home page, click on “Investor Relations” under the “Connect” heading, and then click on the “Governance Documents” link. The Committee has the authority under its charter to select, retain and terminate counsel, consultants and other experts. For information concerning Meridian Compensation Partners, LLC, the compensation consultant currently retained by the committee, see the section of “Compensation Discussion and Analysis” entitled “Role of the Compensation Consultant.”

Corporate Governance and Nominating Committee. All members of the Corporate Governance and Nominating Committee are independent under applicable independence standards of the NASDAQ Stock Market. The current members of the Corporate Governance and Nominating Committee are: Jeffrey R. Hines, P.E. (Chair); Brian D. Brunner (Vice Chair); Cynthia A. Dotzel, CPA; John W. Giambalvo, Esq.; and Sarah Brown. The Corporate Governance and Nominating Committee met two (2) times during 2021.

The principal duties of the Corporate Governance and Nominating Committee include developing and recommending to the Board criteria for selecting qualified director candidates, identifying individuals qualified to become Board members, evaluating and selecting, or recommending to the Board, director nominees for each election of directors, considering committee member qualifications, appointment and removal, recommending codes of conduct and codes of ethics applicable to the Corporation and providing oversight in the evaluation of the Board and each committee.

The Corporate Governance and Nominating Committee operates pursuant to a written charter, which is available on the Corporation’s website at www.peoplesbanknet.com. Click on the “Your Business” link at the top of the home page, click on “Investor Relations” under the “Connect” heading, and then click on the “Governance Documents” link.

Role of the Board in Risk Oversight

The Board is responsible for oversight of the various risks facing the Corporation. In this regard, the Board seeks to understand and oversee the most critical risks relating to the Corporation’s business, to allocate responsibilities for the oversight of risks among the full Board and its committees, and to see that management has in place effective systems and processes for managing risks facing the Corporation. Overseeing risk is an ongoing process, and risk is inherently tied to strategy and to strategic decisions. Accordingly, the Board considers risk throughout the year and with respect to specific proposed actions. While the Board oversees risk, management is charged with identifying and managing risk within the risk parameters set by the Board.

The Board implements its risk oversight function both as a whole and through delegation to various committees. These committees meet regularly and report back to the full Board. The following committees play particularly significant roles in carrying out the risk oversight function.

•	The Enterprise Risk Management Committee: The Enterprise Risk Management Committee operates pursuant to a written charter, and provides general risk oversight and is generally responsible for risk management, which includes monitoring and ensuring that credit risk, interest rate risk, liquidity risk, price risk, transaction risk, compliance risk, strategic risk and reputation risk assumed by the Corporation is consistent with the levels established by the Board.

The committee is comprised of the Chief Risk Officer, President and Chief Executive Officer of the Bank, General Counsel, Chief Financial Officer, Chief Credit Officer, BSA and Security Officer, and Loan Review Officer, as well as representatives from the Board (currently Sarah M. Brown). Ms. Brown chairs the committee. The Enterprise Risk Management Committee met six (6) times during 2021. The Enterprise Risk Management Committee takes minutes at each of its meetings, and those minutes are reviewed and accepted by the Board.

•	The Compensation Committee: The Compensation committee evaluates the risks and rewards associated with the Corporation’s compensation philosophy and programs.

•	The Audit Committee: The Audit Committee oversees the Corporation’s processes for assessing risks and the effectiveness of the Corporation’s system of internal controls. In performing this function, the Audit Committee considers information from the Corporation’s independent registered public accounting firm, internal auditors, and other consultants as it determines appropriate, and discusses relevant issues with management and the independent registered public accounting firm.

Director Nomination Process

The Corporate Governance and Nominating Committee is responsible for identifying and evaluating individuals qualified to become members of the Board and to recommend such individuals to the Board for consideration and nomination. The Corporate Governance and Nominating Committee and the Board endeavor to recruit and retain Board members who demonstrate intellectual capacity, strong interpersonal skills, good business instinct, objectivity and the highest level of personal and professional integrity. When evaluating current members of the Board and prospective candidates for the Board, the Committee seeks to balance the skill sets and attributes of existing Board members with the need for other complementary skills, talents and qualities that will position the Corporation to successfully implement its strategic vision.

In addition to requiring that each existing director and candidate for nomination possesses unquestionable character and a commitment to contribute to the success of the Corporation and the stewardship of the community, the Corporate Governance and Nominating Committee’s evaluation of director candidates includes an assessment of issues and factors regarding the individual’s education, business experience, accounting and financial expertise, age, diversity, reputation, civic and community relationships and knowledge and experience in matters that impact diversified community financial institutions. The Committee will also take into account the director candidate’s ability to devote adequate time to corporate matters, including being prepared for, and participating in, all meetings of the Board and any committees to which he or she may be assigned. When the Corporate Governance and Nominating Committee is considering current members of the Board for nomination for reelection, the Committee considers prior performance, as well as meeting attendance records.

The current practice of the Corporate Governance and Nominating Committee is to identify potential director candidates through a variety of sources. The Committee considers recommendations made by current or former directors or members of management. Potential candidates may also be identified through contacts in the business, civic, academic, legal and non-profit communities served by the Corporation. The Chair of the Corporate Governance and Nominating Committee determines how best to approach director candidates regarding a potential nomination.

Regarding new director candidates, the Corporate Governance and Nominating Committee will evaluate whether the nominee is independent, as independence is defined under applicable standards of the NASDAQ Stock Market, and whether the nominee meets the qualifications for directors outlined above, as well as any special qualifications applicable to membership on any committee to which the nominee may be appointed to serve if elected. A majority of the Board must meet the criteria for “independence” established by the NASDAQ Stock Market, and the Committee will consider any conflicts of interest that might impair that independence prior to making a decision.

The Corporate Governance and Nominating Committee will consider recommendations received from the Corporation’s shareholders. Shareholders may recommend qualified director candidates by writing to:

Timothy J. Nieman, Esq.

Corporate Secretary

Codorus Valley Bancorp, Inc.

105 Leader Heights Road

York, Pennsylvania 17403

Submissions must include information regarding a candidate’s citizenship, age, background, business and personal addresses, qualifications, experience, principal occupation or employment, directorships and other positions held by the candidate in business, charitable and community organizations and his/her willingness to serve as a member of the Board. Based on a preliminary assessment of the candidate’s qualifications, the Corporate Governance and Nominating Committee may conduct interviews with, and request additional information from, the candidate.

The Board does not have a formal policy for considering director candidates recommended by shareholders due to the infrequency of nominations, but its policy is to give due consideration to any and all candidates, and there are no differences in how the Corporate Governance and Nominating Committee evaluates a candidate for director based on whether the candidate is recommended by the Committee or by a shareholder.

Nomination of Directors

Article 10, Section 10.1 of the Bylaws requires that nominations for election as a director be made pursuant to timely notice in writing to the Corporate Secretary. To be timely, a shareholder’s notice must be delivered to or received at the principal executive office of the Corporation at least ninety (90) days prior to the first anniversary of the date that the Corporation’s proxy statement is released to shareholders in connection with the preceding year’s annual meeting; provided, however, that if the Corporation did not hold an annual meeting the preceding year or if the date of the annual meeting is changed by more than thirty (30) days from the date of the preceding year’s annual meeting, to be timely, notice by the shareholder must be made not later than the ninetieth (90th) day nor earlier than the one hundred twentieth (120th) day prior to the date of the annual meeting (or, if later the tenth (10th) day following the day on which public announcement is first made of the date of the annual meeting). The notice must provide the specific information required by Section 10.1 of the Bylaws. The Board is required to determine whether nominations have been made in accordance with the requirements of the Bylaws. If the Board determines that a nomination was not made in accordance with the Bylaws, the shareholder may be given an opportunity to cure any deficiency in accordance with the Bylaws.

You may obtain a copy of the Bylaws by writing to Timothy J. Nieman, Esq., Corporate Secretary, Codorus Valley Bancorp, Inc., 105 Leader Heights Road, York, Pennsylvania 17403. Additionally, a copy of the Bylaws has been filed with the SEC as Exhibit 3.1 to Form 8-K filed December 20, 2021.

Deadline for Submission of Shareholder Proposals

In order for a shareholder to include a proposal in the Corporation’s Proxy Statement for presentation at the 2023 Annual Meeting of Shareholders, the proposal must be received by the Corporation at its principal executive offices c/o Timothy J. Nieman, Esq., Corporate Secretary, Codorus Valley Bancorp, Inc., 105 Leader Heights Road, York, Pennsylvania 17403, no later than [●]. Any such proposal must comply with Rule 14a-8 of Regulation 14A of the proxy rules of the SEC. If a shareholder proposal is submitted to the Corporation after [●], it will not be included in the Corporation’s 2023 Proxy Statement.

For any proposal that is not submitted for inclusion in next year’s proxy statement (as described in the preceding paragraph), but is instead sought to be presented directly at the next a nnual m eeting, the Bylaws require shareholders to give advance notice of such proposals. The required notice, which must include the information and documents set forth in Section 2.6(b) of the Bylaws, must be given not fewer than ninety (90) days nor greater than one hundred twenty (120) days before the first anniversary of the date of the Corporation’s proxy statement release to shareholders in connection with the preceding year’s annual meeting; provided, however, that if the Corporation did not hold an annual meeting the preceding year or if the date of the annual meeting is changed by more than thirty (30) days from the date of the preceding year’s annual meeting, to be timely, notice by the shareholder must be made not later than the ninetieth (90th) day nor earlier than the one hundred twentieth (120th) day prior to the date of the annual meeting (or, if later the tenth (10th) day following the day on which public announcement is first made of the date of the annual meeting). If notice is not received by the Corporation within this timeframe, the Corporation will consider such notice untimely. Under Rule 14a-4(c)(1) of the Exchange Act, if any shareholder proposal intended to be presented at the Annual Meeting without inclusion in our proxy statement is received within the required timeframe and is properly presented, then a proxy will have the ability to confer discretionary authority to vote on the proposal.

Communicating with Directors

The Board has established a process for shareholders and other interested parties to communicate directly with the Chair of the Board or its independent directors, individually, or the Board, collectively, by submitting written correspondence to the following address:

Chair of the Board of Directors (or Lead Director)

c/o Timothy J. Nieman, Esq.

Corporate Secretary

Codorus Valley Bancorp, Inc.

105 Leader Heights Road

York, Pennsylvania 17403

The Corporate Secretary may facilitate direct communications with the Board or individual, independent directors by reviewing and summarizing such communications. All such communications will be referred to the Chair of the Board or individual, independent directors for consideration unless otherwise instructed by the Board.

HUMAN CAPITAL MANAGEMENT

Human Capital

The Board and Executive Leadership Team have established the following mission, vision and values:

Mission: To be community builders with an unwavering commitment to:

●	Helping our clients achieve their dreams and live confidently

●	Cultivating a work environment where our associates can thrive and make a difference

●	Delivering value and prosperity for our shareholders

Vision: To attract lifetime clients by being best in class

Values: Act Honorably, Care Deeply & Go Further, Create Opportunities, Pursue Growth, Drive Performance and Live We Before Me

We recognize that our ability to create value on a consistent basis is highly dependent upon the effectiveness of our team.

The Corporation’s key human capital management objectives are to attract and retain diverse talent that fits our values and culture. Our talent strategy focuses on acquiring new associates through branding and outreach programs, developing employees through an extensive onboarding program, ongoing development, mentoring and performance management and retaining associates through recognition, engagement and a competitive total rewards package.

Diversity and Inclusion

The Corporation is committed to creating value through relationships, and in 2021 established a Diversity, Equity and Inclusion Advisory Team to assist with our DE&I initiative. Our DE&I Advisory Team, in partnership with senior leaders, plays a key role in cultivating a work environment where our differences make a difference. At PeoplesBank, diversity and inclusion are not just about who we are, but the way we carry out our mission. This includes the way we work together; the way we think about and solve problems; the way we engage our associates and tap into the unique strengths each of us brings to the workplace; and the way we ensure a safe and sound place to work and grow.

Compensation and Benefits

The Corporation offers competitive compensation to attract and retain talent. Our generous total rewards package includes market-competitive salaries, bonuses or sales commissions, equity incentives, healthcare and retirement benefits and paid time off. Associates have regular performance reviews and merit salary adjustments commensurate with performance.

Learning and Development

The Corporation provides an extensive learning and development program that supports our culture, prepares employees for their immediate role, develops them for long-term success at the bank, and supports personal development. We offer functional training, culture building exercises, personal development, PeoplesBank history, PeoplesBank integration and ongoing technical training throughout each year. Associates also have access to additional educational and development opportunities including tuition reimbursement and certification programs.

Communication and Engagement

The Corporation believes in the importance of employee communication and engagement. We utilize several methods to foster engagement, including activities such as recognition programs, service awards, yearly associate meetings, engagement surveys and community service programs. We believe keeping our team well informed, connected and appreciated adds to the success of our organization.

Board Diversity

The following table summarizes voluntary disclosure of diversity characteristics of the Board.

Board Diversity Matrix (As of 12/31/2021)
Total Number of Directors	#
	Female	Male	Non-Binary	Did Not Disclose Gender
Part I: Gender Identity
Directors	2	6	0	0
Part II: Demographic Background
African American or Black	0	0	0	0
Alaskan Native or Native American	0	0	0	0
Asian	0	0	0	0
Hispanic or Latino	0	0	0	0
Native Hawaiian or Pacific Islander	0	0	0	0
White	2	6	0	0
Two or More Races or Ethnicities	0	0	0	0
LGBTQ+	0
Did not Disclose Demographic Background	0

PROPOSAL 1 – ELECTION OF DIRECTORS

The Bylaws provide that the Board shall consist of not less than five (5) nor more than twenty-five (25) persons. The Bylaws also provide that the Board shall be divided into three (3) classes, with directors of each class to be elected for a term of three (3) years, so that the term of office of one (1) class of directors expires at the annual meeting each year. Each class consists, as nearly as possible, of one-third of the directors. The Board determines the number of directors in each class.

A majority of the Board may increase or decrease the number of directors between meetings of the shareholders. Any vacancy occurring on the Board, whether due to an increase in the number of directors, resignation, retirement, death, or any other reason, may be filled by appointment by the remaining directors. Any director who is appointed to fill a vacancy holds office until the expiration of the term of the class of directors to which he or she was appointed. The Bylaws mandate the retirement of directors at age 75.

The Board has fixed the number of directors at eight (8). There are two (2) nominees for the Board for election at the Annual Meeting. The Board has nominated the following two (2) individuals for election to the Board, each for a three-year term:

Nominees for Class B Directors

For a Three-Year Term Expiring in 2025

Cynthia A. Dotzel, CPA

Craig L. Kauffman

Each of the Corporation’s nominees presently serves as a director of the Corporation. Each of the Corporation’s nominees has consented to (i) serve as a nominee, (ii) be named as a nominee in this Proxy Statement, and (iii) serve as a director if elected.

If the nominees should become unavailable for any reason, proxies received from shareholders will be voted in favor of substitute nominees, as the Board shall determine. The Board has no reason to believe that the nominees will be unable to serve if elected.

Required Vote and the Board’s Recommendation

Cumulative voting does not exist in the election of directors. If Driver Management does not withdraw its nominations, directors will be elected by a plurality of the votes cast in connection with the election of directors. “Plurality” means that, among the Board’s nominees and the Driver Nominees, the two nominees who receive the largest number of “FOR” votes of the shares entitled to be voted in the election of directors will be elected. Votes that are withheld, broker non-votes or shares that are not voted will have no effect on the outcome of the election of directors.

The Board unanimously recommends a vote “FOR” each of the foregoing nominees.

Your vote is very important.

Information about Nominees and Continuing Directors

Information, as of [●], 2022, concerning the Corporation’s two nominees for election to the Board and the six continuing directors appears below. Each of the Corporation’s nominees and continuing directors also serves as a director of the Bank. There are no family relationships among any of our directors or executive officers. There are no arrangements or understandings between any of our directors and any other person pursuant to which any person was selected as a director.

Name and Age	Director Since	Principal Occupation and Business Experience for the Past Five Years and Positions Held With Codorus Valley Bancorp, Inc. and Subsidiaries
Class B – Continuing Directors with Terms Expiring in 2022

Cynthia A. Dotzel, CPA (67)	2011

Ms. Dotzel currently serves as Chair of the Board. She is a lifelong resident of York County and has been a practicing CPA with the public accounting firm of Dotzel & Company, Inc. since January 2019. Until January 2019, she practiced as a Director of Baker Tilly Virchow Krause, LLP, a leading advisory, tax and assurance firm, which acquired SF & Company, CPAs & Business Advisors, in November 2015, where she practiced as a CPA since 2009. Ms. Dotzel has served as a director of both the Corporation and Bank since November 8, 2011 and has served on the Corporation’s Audit Committee (Chair), Compensation Committee and Corporate Governance Committee and the Bank’s Wealth Management Committee. She has over 35 years of experience in the accounting industry. Additionally, Ms. Dotzel has numerous civic, charitable and professional affiliations, many of which involve leadership roles, and previously served as a Board Member and Audit Committee Chair for Waypoint Financial Corp., the holding company for Waypoint Bank, and York Financial Corp., a bank holding company of York Federal Savings & Loan Association. Ms. Dotzel is currently serving as Board Chair for the York Water Company, a Pennsylvania public utility and NASDAQ listed company.

The Corporation believes that Ms. Dotzel’s professional and financial services experience, as well as her roles in civic, charitable and professional organizations, enable her to provide continued business and financial expertise to the Board and has nominated her for re-election.

Craig L. Kauffman (58)	2019

Mr. Kauffman has served as President and Chief Executive Officer of the Corporation since October 2021. From August 2018 through September 2021, Mr. Kauffman served as Executive Vice President and Chief Operating Officer of the Corporation. Mr. Kauffman has served as President and Chief Executive Officer of the Bank since August 2018. Previously, he served as Regional President of BB&T Bank, Lancaster, Pennsylvania, a full-service regional bank, from 2015 to August 2018; and Pennsylvania Division Head of Susquehanna Bank, Lancaster, Pennsylvania, a community focused bank, from 2013 through 2015. Mr. Kauffman has served as a director of the Corporation since October 8, 2019 and a director of the Bank since August 14, 2018. Mr. Kauffman is a 1985 graduate of Millersville University with a B.S. in Business Administration and a 1990 graduate of Pennsylvania State University in Harrisburg with an MBA.

The Corporation believes that Mr. Kauffman’s 30 plus years of experience in the financial services industry enables him to provide continued business and financial expertise to the Board and has nominated him for re-election.

Class A – Continuing Directors with Terms Expiring in 2024

Brian D. Brunner (66)	2016

Mr. Brunner has served as a director of the Corporation since January 12, 2016 and the Bank since September 15, 2015. He is a member of the Corporation’s Corporate Governance and Nominating Committee, the Corporation’s Compensation Committee and Chair of the Bank’s Strategic Technology and Cybersecurity Committee. Mr. Brunner serves as the Division President of Account and Item Processing Sales within the Global Sales Organization of Fiserv, Inc., a global fintech and payments company, and is also a member of the Association for Financial Technology, a resource for networking and professional development in the financial technology industry. Mr. Brunner was an organizer and founding director of Bay Net Community Bank, a de novo bank established in the Baltimore, Maryland region. Mr. Brunner previously served as an independent director on the Board of Madison Bancorp, Inc., a Maryland-based financial institution, which was acquired by Codorus Valley Bancorp, Inc. on January 16, 2015.

The Corporation believes that his 30 plus years of experience in the financial services industry, extensive knowledge of the Maryland markets and expertise in financial services technology enables Mr. Brunner to provide unique expertise to the Board.

Jeffrey R. Hines, P.E. (60)	2011

Mr. Hines has served as a director of both the Corporation and the Bank since November 8, 2011. He is currently Chair of the Corporation’s Corporate Governance and Nominating Committee, Vice Chair of the Compensation Committee and Vice Chair of the Audit Committee. From 2008 to March 1, 2020, Mr. Hines, currently retired, served as President and Chief Executive Officer, and currently serves as a member of the Board of Directors, of The York Water Company, a Pennsylvania public utility and NASDAQ listed company. Mr. Hines served in various additional capacities with The York Water Company since 1995, including Vice President of Engineering, Secretary, Chief Operating Officer and Engineering Manager. Mr. Hines also serves in leadership roles on numerous non-profit and trade organizations.

The Corporation believes that the attributes, skills and qualifications Mr. Hines has developed through his business background, his leadership role at The York Water Company, Inc., and his leadership roles in non-profit and trade organizations enable him to provide continued business expertise to the Board.

J. Rodney Messick (51)	2020

Mr. Messick has served as a director of the Bank since August 26, 2019, and director of the Corporation since February 11, 2020, and is currently Vice Chair of the Board. He is Chair of the Bank’s Wealth Management Committee and the Corporation’s Compensation Committee. Mr. Messick is Chief Executive Officer of Homesale Realty Service Group, Inc., headquartered in Lancaster, Pennsylvania and servicing clients with custom-tailored coverage in the Baltimore, South Central Pennsylvania and Southeastern Pennsylvania areas. Mr. Messick served on the Board of Metro Bank from December 2012 through February 2016. Mr. Messick is a 1994 graduate of the United States Naval Academy and served eight years as a naval flight officer. He is also a graduate of the University of Pennsylvania’s Wharton School and School of Engineering and Applied Science.

The Corporation believes that the attributes, skills and qualifications Mr. Messick has developed through his professional experiences as a business leader, as well as his knowledge and experience as a director of the Bank and Corporation, enable her to provide continued business expertise to the Board.

Class C – Continuing Directors with Terms Expiring in 2023

Sarah M. Brown (40)	2020

Ms. Brown has served as a director of the Bank since August 13, 2019, and director of the Corporation since February 11, 2020. She is Chair of the Corporation’s Enterprise Risk Management Committee, and is a member of the Corporate Governance and Nominating Committee. Ms. Brown currently serves as President and Chief Executive Officer of Keller-Brown Insurance Services, a fifth generation, family owned insurance agency located in York County, Pennsylvania. Ms. Brown is a 2004 graduate of Duquesne University, with a BS degree in Business Administration.

The Corporation believes that the attributes, skills and qualifications Ms. Brown has developed through her professional experiences as a business leader and insurance specialist, as well as her knowledge and experience as a director of the Bank and Corporation, enable her to provide continued business expertise to the Board.

John W. Giambalvo, Esq. (52)	2017

Mr. Giambalvo has served as a director of the Bank since January 12, 2017, and director of the Corporation since July 11, 2017. He is a member of the Corporation’s Corporate Governance and Nominating Committee, Chair of the Compensation Committee, member of the Audit Committee and is also a member of the Bank’s Strategic Technology and Cybersecurity Committee. Mr. Giambalvo is the President and CEO of Jack Giambalvo Motor Co., Inc., an automotive company, and has over 20 years’ experience in the auto industry. Mr. Giambalvo started his professional career as a law clerk for the Honorable John C. Uhler, and then became an Assistant District Attorney in York, Pennsylvania. Mr. Giambalvo previously served as a member of the Board of Directors of the PA Automobile Dealers Association, which advocates on behalf of car and truck dealers in the Commonwealth of Pennsylvania and seeks economies of scale.

The Corporation believes that the attributes, skills and qualifications Mr. Giambalvo has developed through his professional experiences as a business leader and lawyer, as well as his knowledge and experience as a director of the Bank and Corporation, enable him to provide continued business expertise to the Board.

Keith M. Cenekofsky, CPA (63)	2022

Mr. Cenekofsky has served as a director of the Bank since September 14, 2021, and a director of the Corporation since January 1, 2022. He is Chair of the Corporation’s Audit Committee. Mr. Cenekofsky is a retired CPA who during his thirty-six years in public accounting focused on public and private financial institutions. From 2013 through 2018, Mr. Cenekofsky practiced with BDO USA LLP, which delivers assurance, tax and financial advisory services. Prior to that, he practiced with Parente Beard from 2005 through 2013, Simon Lever from 1987 through 2005, and Stoy Malone from 1981 through 1987.

The Corporation believes that Mr. Cenekofsky’s professional and financial services experience, as his knowledge and experience as a director of the Bank and Corporation, enable him to provide continued business and financial expertise to the Board.

INFORMATION CONCERNING SECURITY OWNERSHIP

Beneficial ownership of shares of the Common Stock is determined in accordance with SEC Rule 13d-3, which provides that a person should be credited with the ownership of any stock held, directly or indirectly, through any contract, arrangement, understanding, relationship, or otherwise, in which the person has or shares:

●	Voting power, which includes power to vote or to direct the voting of the stock;

●	Investment power, which includes the power to dispose or direct the disposition of the stock; or

●	The right to acquire beneficial ownership within 60 days after [●], 2022.

Beneficial Ownership of Principal Holders

The following table shows, to the best of the Corporation’s knowledge, those persons or entities who owned of record or beneficially, on December 31, 2021, more than 5% of the Common Stock.

Name & Address	Amount & Nature of
of Beneficial Owner	Beneficial Ownership	Percent of Class
FMR LLC	857,091(1)	8.99%
245 Summer Street
Boston MA 02210

Fourthstone LLC	641,647(2)	6.73%
13476 Glayton Road
St Louis MO 63131

Driver Management Company LLC	640,880(3)	6.7 6%
250 Park Avenue, 7th Floor
New York NY 10177

(1)  This information is based solely on Schedule 13G/A filed by FMR LLC with the SEC on February 8, 2022, reporting ownership as of December 31, 2021.

(2)  This information is based solely on Schedule 13G/A filed jointly by Fourthstone LLC, Fourthstone Master Opportunity Fund Ltd, Fourthstone QP Opportunity LLC, Fourthstone Small-Cap Financials Fund LP, Fourthstone GP and L. Phillip Stone IV with the SEC on February 14, 2022, reporting ownership as of December 31, 2021.

(3)  This information is based solely on Schedule 13D/A filed jointly by Driver Opportunity Partners I LP, Driver Management Company LLC, J. Abbot R. Cooper, Aashish R. Kamat, John E. Kiernan and A. Dwight Utz with the SEC on March 10 , 2022, reporting ownership as of March 10 , 202 2 .

Beneficial Ownership of Executive Officers and Directors

The following table sets forth, as of [March 14], 2022, and from information supplied by the respective persons, the amount and the percentage, if over 1%, of the Common Stock beneficially owned by each director, each nominee for director, each of the named executive officers and all executive officers and directors of the Corporation as a group.

Name of Individual or Identity of Group	Amount and Nature of Beneficial Ownership(1)	Percent of Class

Directors and Nominees
Sarah M. Brown	3,452	*
Brian D. Brunner	43,047(2)	*
Keith M. Cenekofsky, CPA	1,006	*
Cynthia A. Dotzel, CPA	55,442(3)	*
John W. Giambalvo, Esq.	35,804(4)	*
Jeffrey R. Hines, P.E.	16,770(5)	*
Craig L. Kauffman	26,239(6)	*
J. Rodney Messick	5,648	*

Named Executive Officers

Larry D. Pickett, CPA	6,305(7)	*
Diane E. Baker, CPA	35,036(8)	*
Amy L. Doll	25,919(9)	*

All Executive Officers and Directors as a Group	355,099	3.71%
(18 persons)

* Indicates beneficial ownership of less than 1%.

(1) Unless otherwise indicated, to the knowledge of the Corporation, all persons listed have sole voting and investment power with respect to their shares of Corporation common stock, except to the extent authority is shared by spouses under applicable law. Fractional shares beneficially owned by such individuals have been rounded down to the number of whole shares beneficially owned. Pursuant to the rules of the SEC, the number of shares of common stock deemed outstanding includes shares issuable pursuant to options held by the respective person or group that are currently exercisable or may be exercised within 60 days of March 14, 2022 (“presently exercisable stock options”).

(2) Includes 36,320 shares held jointly with Mr. Brunner’s spouse.

(3) Includes 7,398 shares issuable pursuant to presently exercisable stock options.

(4) Includes 6,037 shares held in a profit sharing plan for his benefit.

(5) Includes 3,964 shares held jointly with Mr. Hines’ spouse, 1,785 shares held by his spouse and 9,462 shares issuable pursuant to presently exercisable stock options.

(6) Includes 3,399 shares of unvested restricted stock and 15,214 shares held in Mr. Kauffman’s IRA.

(7) Includes 800 shares held jointly with Mr. Pickett’s spouse, 1,583 shares of unvested restricted stock.

(8) Includes 1,670 shares of unvested restricted stock and 17,231 shares issuable pursuant to presently exercisable stock options.

(9) Includes 1,670 shares of unvested restricted stock and 17,160 shares issuable pursuant to presently exercisable stock options.

Executive Officers

The following table identifies each of the executive officers of the Corporation, their age as of March 28 , 2022, the position they currently hold and their professional experience during the prior five years, or longer if material.

Name	Age	Position and Prior Professional Experience
Craig L. Kauffman	58

President and Chief Executive Officer of the Corporation since October 2021; Executive Vice President and Chief Operating Officer of the Corporation from August 2018 to October 2021; President and Chief Executive Officer of the Bank since August 2018; Regional President of BB&T Bank, Lancaster, Pennsylvania from 2015 to August 2018; Pennsylvania CEO of Susquehanna Bank, Lancaster, Pennsylvania, 2013 through 2015.

Timothy J. Nieman, Esq.	56	Secretary and General Counsel of the Corporation and Bank since February 2018; General Counsel of the Corporation and Bank from January 2018 to February 2018; and Partner at Rhoads & Sinon, LLP, a law firm, from January 2003 to December 2017.

Larry D. Pickett, CPA	60

Treasurer of the Corporation since August, 2018; Executive Vice President and Chief Financial Officer of the Bank since August 2018; Executive Vice President and Chief Financial Officer of Bay Bancorp, Inc., Columbia, Maryland, a bank holding company, from January 2014 to June 2018.

Diane E. Baker, CPA	51

Vice President of the Corporation since 2002; Secretary of the Corporation from July 2017 to February 2018; Assistant Treasurer and Assistant Secretary of the Corporation since February 2018; Executive Vice President, Chief Risk Officer of the Bank since January 11, 2022; Executive Vice President, Chief Operations Officer and Chief Risk Officer of the Bank from October 1, 2020 to January 11, 2022; Executive Vice President, Chief Operating Officer and Chief Risk Officer of the Bank from February 2018 to October 1, 2020; Senior Vice President and Chief Risk Officer of the Bank from March 2016 to February 2018; Enterprise Risk Management Officer of the Bank from 2014 to March 2016.

INFORMATION CONCERNING COMPENSATION

Executive Compensation

Compensation Discussion and Analysis

The Compensation Committee (referred to in this discussion as the “Committee”) assists the Board and maintains responsibility for establishing and implementing the Corporation’s executive compensation philosophy for the Corporation and the Bank (hereinafter referred to as the compensation policies of the Corporation), as well as monitoring adherence to the policies and practices of compensation programs maintained by the Corporation for all associates (including equity and non-equity-based incentive programs and retirement programs). This Compensation Discussion and Analysis section is intended to help our shareholders understand the Corporation’s compensation philosophy, objectives, components and practices. This section also describes the Committee’s decisions made during 2021 as they relate to the compensation of our named executive officers.

The following officers have been identified as our named executive officers:

Larry J. Miller	Former Chair, President and Chief Executive Officer of the Corporation; Former Executive Chair of the Bank

Craig L. Kauffman	President and Chief Operating Officer of the Corporation; President and Chief Executive Officer of the Bank

Larry D. Picket	Treasurer of the Corporation; Executive Vice President and Chief Financial Officer of the Bank

Diane E. Baker	Vice President, Assistant Treasurer and Assistant Secretary of the Corporation; Executive Vice President, Chief Risk Officer of the Bank

Amy L. Doll	Senior Vice President, Chief Commercial Banking and Lending Officer of the Bank

Executive Summary

Key 2021 Business Accomplishments

2021 was very successful for the Corporation despite the challenges posed by the ongoing worldwide COVID-19 pandemic. As we look back on 2021 as an organization, we are extremely proud of the following key accomplishments:

Key Strategic Accomplishments:

●	Successfully implemented the Corporation’s succession plan with Craig L. Kauffman being named President and Chief Executive Officer of the Corporation and Cindy A. Dotzel being named Chair of the Board.

●	Continued to successfully navigate the hurdles imposed by the COVID-19 pandemic, which required a team effort led by the Board and management team.

●	Established a Diversity, Equity and Inclusion Advisory Team to assist with the organization’s DE&I initiative. More information concerning the DE&I initiative and other ways the Corporation and Bank positively impacts the community can be found at: https://www.peoplesbanknet.com/2021-community-impact-report/.

●	Continued to align delivery systems for strategic purposes, including the closure of the Dover Financial Center and the Young Manor loan production office.

●	Established the first York County Connections Center at the Bank’s West York location. This new Connections Center features concierge staff, interactive screens to develop personal and business vision boards, self-serve and full-serve account opening, non-traditional seating, video conferencing, as well as a small teller area. Additionally, the Bank’s vision board experience was deployed across all markets in 2021.

●	Deployed several new technologies in 2021 to advance the Bank’s operational effectiveness, including privileged accounts monitoring (PAM) to improve controls for associates with elevated entitlements, a redesigned branch network model, a more robust workload automation platform to optimize daily job processing, an enhanced vulnerability scanner for client and server systems and a robotics process automation (RPA) platform to automate manual data entry procedures and business processes.

●	Launched nCino Commercial Loan Origination for end-to-end management of the lending process, reducing manual touch points by 45% with more opportunity identified and being pursued.

●	Institutionalized a new Vendor Management framework to ensure vendors are selected, scored and monitored effectively to minimize risk to the Bank.

Key Financial Accomplishments:

●	Total assets surpassed $2.4 billion by the end of 2021, total loans exceeded $1.5 billion and total deposits exceeded $2.1 billion, reflecting continued organic growth throughout the year in both our core business and retail banking activities.

●	Total deposits grew by 15.0 percent in 2021. While overall loans were flat, excluding Payroll Protection Program (PPP) loans, commercial loans grew at an annualized pace of 8.5% in 2021.

●	The average cost of interest bearing deposits decreased by over 50% in 2021 to complete the year with a cost of 0.48%

●	Overall noninterest income increased by $0.5 million or 3% in 2021, supported by wealth management revenue of $5.9 million, a 17% increase. Assets under management finished 2021 at $858 million.

●	Mortgage closings in 2021 were 530 units and $126.5 million. The sale related gains were $2.9 million.

●	Earnings for the year ended December 31, 2021 were $1.51 per share basic and $1.50 per share diluted, with a return on average equity of 7.38 percent.

●	Book value per share increased to $20.64 at December 31, 2021, an increase of 2.4 percent over December 31, 2020.

●	Dividends per share were 54.0 cents for the year ended December 31, 2021.

Key 2021 Compensation Program Attributes

The Committee strives to implement an executive compensation program that is aligned with the philosophy of the Corporation, as well as achieves the Corporation’s desired objectives. Overall, we believe that our compensation programs are fair, reasonable, competitive with our peers and reflective of best practices. Listed below are some key attributes of our compensation program:

●	Our salaries are competitive with the median for comparably-sized financial institutions.

●	Our overall compensation program is performance-oriented and reflects our pay-for-performance culture.

●	We have risk-mitigating design principles, such as placing caps on our annual incentive opportunities, assessing performance across multiple measures – including asset quality, and including vesting requirements on our long-term incentive awards.

●	We seek and receive advice from independent experts in executive compensation.

2021 Compensation Decisions

The Corporation’s significant accomplishments in 2021, including those identified above, led to a number of decisions by the Committee and Board throughout the year that reflect the desire to retain and motivate an employee base and executive team that will continue to challenge each other for performance results. Key highlights as they relate to compensation programs or actions include:

●	A promotional salary adjustment for Mr. Kauffman to more closely reflect market value for his new position as President and Chief Executive Officer of the Corporation.

●	A promotional equity award was granted to Mr. Kauffman consisting of performance and time-based restricted stock units.

●	Continued inclusion of performance goals and caps in our annual executive incentive plan to promote short-term, but responsible, growth.

●	Continued reliance on equity grants with various vesting periods to incent retention and promote long-term stock appreciation.

The remainder of this Compensation Discussion & Analysis, as well as the Summary Compensation Table and supporting tabular disclosures, are intended to provide greater detail on the compensation philosophy, roles, programs, processes, and actions in 2021.

Executive Compensation Philosophy and Objectives

The Committee believes the success of the Corporation is driven through hiring, developing and retaining qualified executives who are motivated to perform for the benefit of our shareholders, the community, clients and associates. The executive compensation program is designed to:

●	Further the strategic goals of the Corporation.

●	Align the interests of our executives with our shareholders.

●	Be competitive with our peers.

●	Motivate and reward executives for achievement of high levels of performance against defined goals and objectives – both short- and long-term.

●	Enable the Corporation to attract and retain key executives capable of maximizing the Corporation’s performance.

●	Be prudent and fiscally responsible.

●	Ensure regulatory compliance.

●	Provide for a balanced mix of fixed and variable compensation.

●	Motivate and reward executives without encouraging undue risk-taking, which could materially threaten the safety and soundness of the Corporation or any individual business unit.

The Corporation seeks to provide all of its executive officers with a comprehensive program of compensation and benefit opportunities consistent with prevailing practices among publicly-traded financial services organizations of similar asset size (including those slightly smaller and slightly larger), market profiles, operating circumstances and regionally similar geographic locations. The Committee believes that this level of market competitiveness appropriately positions the Corporation to attract, motivate, reward and retain the caliber of executive talent required to enable the Corporation to achieve its short- and long-term strategic goals and objectives.

The executive compensation program is intended to provide participating executives with a balanced and market-competitive mix of fixed and performance-based variable compensation and benefit provisions. The variable compensation features include annual cash incentives to reward short-term performance relative to our annual business plans and long-term incentives, in the form of equity grants, to reward future performance of the Corporation and increased shareholder value. Short- and long-term incentives are designed to focus executives’ efforts on the strategic goals and objectives of the Corporation and to link executives’ financial rewards with the interests of the Corporation’s shareholders.

All components of compensation, both fixed and variable, are targeted at the median of our industry peer group, as identified by the Committee in consultation with its compensation consultant. The variable incentive award opportunities allow executives to earn total compensation, which is above the median of industry norms when their individual and collective performance exceeds established goals and objectives as outlined in the Corporation’s strategic plan or goals and objectives established for their positions. When corporate and or individual performance is below goals and objectives, variable compensation plans are designed to result in compensation that lags behind the market.

Role of the Compensation Committee, Management and the Compensation Consultant in the Executive Compensation Process

Role of the Compensation Committee

The Compensation Committee is appointed by the Board to discharge the Board’s responsibilities relating to compensation of the Corporation’s executive officers and other key associates of its subsidiaries. Five (5) members of the Board sit on the Committee, each of whom is an independent director under the NASDAQ Stock Market listing requirements. To fulfill its responsibilities, the Committee meets at least quarterly throughout the year (it met six (6) times in 2021). The Chair of the Committee reports on Committee actions at meetings of the Board. Written minutes of Committee meetings are prepared, presented to and accepted by the Board.

The Committee has overall responsibility for evaluating and approving the compensation plans, policies and programs of the Corporation applicable to its key executives. In discharging its responsibilities, the Committee establishes the Corporation’s general compensation philosophy, and oversees the development and implementation of the Corporation’s executive compensation programs and related policies.

The Committee reviews the operation and effectiveness of the executive compensation program on a continuous basis discussing current regulatory issues, industry trends and internal Corporation needs with respect to executive compensation.

The Committee may request information from management about the Corporation, the performance of the business and the executive compensation program to evaluate effectiveness and to recommend program modifications and changes for Board consideration. It may also recommend to the Board changes in the scope of its responsibilities beyond the positions currently designated as “executive” to include other critical positions in the Corporation.

Based upon corporate goals and objectives approved by the Board, the Compensation Committee annually reviews and approves corporate goals and objectives that are specifically relevant to the Chief Executive Officer’s compensation and evaluates their respective performance in light of those goals and objectives. Based on such evaluation, the Committee sets the compensation including base salary, incentive compensation, employment terms (such as severance agreements, employment agreements and change of control agreements, if and when appropriate, and equity-based awards or special or supplemental benefits) of the Bank’s Chief Executive Officer, subject to ratification by the full Board. In determining compensation, the Compensation Committee may consider, among other factors, the Corporation’s performance and relative shareholder return, the nature, extent and acceptability of risks that the and Chief Executive Officer may be encouraged to take by such compensation, the value of similar incentive awards to chief executive officers at comparable companies, and the awards given to the Bank’s Chief Executive Officer in past years.

In addition to determining the Chief Executive Officer compensation, the Committee annually reviews and recommends to the Board for approval the compensation of executive officers other than the Chief Executive Officer.

The Committee is also responsible for reviewing the Bank’s executive incentive compensation plans, equity-based plans, retirement plans, deferred compensation plans and welfare benefit plans. Unless their administration is otherwise delegated in accordance with the provisions of such plans, the Committee administers such plans, including determining any incentive or equity-based awards to be granted to executive officers, and other key associates under such plans.

In order to discharge its responsibilities, the Committee has the authority and is provided the resources to obtain advice and assistance from internal or external legal, compensation, human resource, accounting and other advisors or consultants as it deems necessary or appropriate. These services are provided as a matter of practice as requested by the Committee, and such advisors report directly to the Committee.

Details on the Committee’s functions are more fully described in its charter. As part of its responsibilities, the Committee reviews its charter in the development of an annual work plan and recommends any proposed changes to the Board for approval. The Committee’s charter can be viewed at the Corporation’s website, www.peoplesbanknet.com by clicking on “Your Business” at the top of the page, click on “Investor Relations” under the “Connect” heading, and then click on “Governance Documents”.

The Committee will continue to review, evaluate and revise the compensation philosophy as appropriate to meet its desired objectives.

Role of the Compensation Consultant

The Committee has the authority to hire, terminate and seek the services of compensation consulting and advisory firms as it deems appropriate. These advisors serve as independent counsel and report directly to the Committee. As a matter of general policy the Committee does not prohibit its advisors from providing services to management, but any such engagements must be approved by the Committee.

The Committee hired the independent outside consulting firm Meridian Compensation Partners, LLC, Newton, MA, sometimes referred to in this discussion as Meridian, which specializes in executive and board compensation. Meridian reports directly to the Committee and carries out its responsibilities to the Committee in coordination with the human resources department, as requested by the Committee. Meridian only provides services on behalf of the Committee and did not perform any additional services to the Corporation during 2021.

Role of Management

The Committee often requests other non-committee members of the Board and one or more members of the Bank’s Executive Leadership Team, such as the Chief Executive Officer and the Chief Administrative Officer, to be present at Committee meetings where executive compensation and corporate or individual performances are discussed and evaluated. Although the Committee is ultimately responsible for executive compensation decisions, information and input from executive leadership is critical to ensuring the Committee and its advisors have the information needed to make informed decisions. Executives may provide insight, suggestions or recommendations regarding executive compensation. However, only Committee members vote on decisions regarding executive compensation. In all cases, no executive officer shall be present at meetings at which their compensation or performance is discussed or determined by the Committee.

Below is a summary of the role of management in assisting the Committee to discharge its responsibilities:

●	The Bank’s Chief Executive Officer develops recommendations for corporate goals and corresponding weightings and incentive performance metrics for the annual executive incentive plan and presents the same to the Committee for its consideration. The Committee has final approval of the goals, weightings and metrics to be used for purposes of the annual executive incentive plan.

●	The Bank’s Chief Executive Officer presents performance summaries and recommendations relating to the other named executive officers and other key executives’ compensation to the Committee for its review and approval. The Committee Chair ensures feedback is shared with the full Board for the purposes of making informed compensation decisions.

●	As deemed necessary, the Chief Executive Officer and Chief Administrative Officer provide the Committee with data necessary to evaluate and implement compensation proposals and programs.

●	The Chief Administrative Officer coordinates external legal support related to employment agreements and retirement programs.

●	The Chief Administrative Officer provides data and information to the Committee, as requested, and also assists the Committee Chair in determining the logistics and agenda for the meeting.

●	At the direction of the Committee, the Chief Administrative Officer works with outside consultants to provide data and information relative to the Committee’s needs and objectives.

Factors Considered in Determining Executive Compensation

The Committee’s compensation decisions throughout the year were supported by various analyses, information and input including, but not limited to:

●	Total compensation philosophy and objectives.

●	Pay target guidelines as developed in consultation with our independent compensation consultant.

●	Strategic plans and performance relative to annual goals.

●	Competitive benchmarking reviews conducted by our independent compensation consultant.

●	Risk assessment/mitigation considerations.

●	Individual performance, overall leadership, and potential.

●	Individual performance related to leading and upholding the Corporation’s vision, mission and values.

●	External influences, economic conditions and industry factors.

●	Executive recruitment and retention considerations.

●	Best/emerging practices as provided by outside consultants.

●	Changing regulations.

●	Director and Committee input as gathered during executive sessions.

●	Internal equity considerations.

●	Cost, tax, and accounting considerations.

Competitive Benchmarking

In 2021, Meridian was retained by the Committee to conduct a comprehensive review of the Corporation’s executive compensation program. The purpose of this review was to provide an independent and objective analysis of all elements of compensation (individually and in the aggregate), including pay and performance alignment relative to the practices of a new market and peer group prompted by the growth of the organization. In addition, the Committee reviewed best/emerging practices as provided by Meridian in relation to key compensation governance institutions and shareholder advisory firms. Ultimately, the combination of information derived from Meridian regarding competitive market data and the Committee’s review of compensation governance best practices was determined to support the compensation decisions previously made and, yet to be made, for the organization.

A primary data source used in setting competitive market practices for the named executive officers is the information publicly disclosed by a peer group of other publicly-traded bank holding companies. This peer group was developed by Meridian using objective parameters that reflect institutions of similar asset size operating within our geographic region, and was ultimately discussed with and approved by the Committee. The peer group will be reviewed and updated from time to time, as appropriate, since comparable institutions may change depending on the current size of the Corporation, acquisitions and business focus of the Corporation or peer institutions. Overall, the goal is to maintain data from a group of comparative bank holding companies that provide a market perspective for executive compensation.

The 2021 peer group consisted of 24 bank holding companies in the Mid-Atlantic Region ranging from approximately $1 billion to $5 billion in assets, positioning the Corporation slightly below the median in terms of asset size.

The following is the peer group used as a result of the November 2021 review conducted by Meridian:

Arrow Financial Corporation	Citizens and Northern Corp.
FVCBankcorp, Inc.	Peoples Financial Services Corp.
Chemung Financial Corporation	BCB Bancorp, Inc.
Penns Woods Bancorp, Inc.	Capital Bancorp, Inc.
First Bank	Norwood Financial Corp.
The Community Financial Corporation	Orrstown Financial Services, Inc.
ACNB Corporation	First Community Bancshares, Inc.
Howard Bancorp, Inc.	C & F Financial Corporation
American National Bankshares Inc.	Unity Bancorp, Inc.
Parke Bancorp, Inc.	Primis Financial Corp.
Shore Bancshares, Inc.	1st Constitution Bancorp.
Mid Penn Bancorp, Inc.	Evans Bancorp, Inc.

In addition to the peer group data, Meridian used several other sources of data to identify general compensation trends with respect to cash compensation (i.e., base salary and incentives), including comparative data from industry surveys using the appropriate scope (asset size and region) and a proprietary database of national banking compensation data. Data utilized reflected institutions representing similar asset size and region to the Corporation.

Information derived from the competitive market analysis was used by Meridian to develop market competitive guidelines intended to support the Corporation’s total compensation philosophy. Using this information, Meridian then presented to the Committee the guidelines for base salary, short- and long-term incentive targets and estimated total direct compensation (assuming all elements paid at expectation/goal levels), so the Committee could see the potential pay and range of pay for each executive role. These guidelines provided a framework for consideration by the Committee in setting future compensation levels as described below.

Total Compensation and Performance Alignment

The Committee seeks to ensure that the total compensation package paid to executives is considered in the aggregate (i.e., the sum of its parts) and is properly aligned with the Corporation’s performance. The Corporation’s performance is evaluated relative to a number of factors, including corporate and individual performance in light of our own performance targets and industry/peer results, overall financial performance and strategic accomplishments that position the Corporation for success going forward. Performance goals in our incentive plans are positioned at levels that are achievable, but require increased effort on the part of our executive officers and other key associates.

The Committee receives regular updates on the Corporation’s performance relative to performance goals and industry realities.

The Committee will continue to refine its assessment processes and peer groups to ensure its comparisons are appropriate.

Risk Assessment/Mitigation Considerations

As a bank holding company with a Pennsylvania-chartered bank as its principal subsidiary, both of which are subject to significant federal and state regulation and regulatory oversight, the Corporation has always adhered to defined risk guidelines, practices and controls designed to ensure the safety and soundness of the organization. Our management and Board conduct regular reviews of our business to ensure we remain within appropriate regulatory guidelines and appropriate practice, supplemented by our internal audit and compliance function.

Annually, the Committee reviews the Bank’s executive incentive plan and assesses the extent to which the established incentives relate to or influence excessive risk-taking on the part of participating associates. The Committee reviewed the plan in January 2022, including the performance goals driving awards under the plan. The performance goals include measures intended to ensure that participating executives do not engage in activities or behaviors that create undue risk for the Corporation.

The Committee approved a clawback policy in 2016 that requires, to the extent legally permitted, the return, repayment or forfeiture of any annual or long-term incentive compensation payment or award made or granted to any current or former executive officer if the payment or award was based on financial statements filed with the SEC within the prior three (3) years that were subject to a restatement due to noncompliance with the rules and regulations of the SEC or misconduct by an executive officer or other key associates.

Assessing Industry Competitiveness

Based on the information provided by Meridian, as well as national and regional compensation practice survey reports for financial services companies with assets of similar size and scope to the Corporation, the Committee believes the types and levels of compensation provisions included in our executive compensation program are consistent with current features and “best practices” among organizations of similar size, regional geography and type.

Compensation Components and 2021 Decisions

The Corporation’s compensation program consists of four main components: Base Salary, Annual Incentives, Long-Term Incentive/Equity, and Benefits and Perquisites. The following section summarizes the role of each component in the decision-making process, how decisions are made and the resulting 2021 decisions with respect to the named executive officers.

Base Salary

Objective. The Corporation believes the purpose of base salary is to provide competitive and fair base compensation that recognizes the executives’ role, responsibilities, experience and performance. Base salary represents fixed compensation that is targeted to be competitive with the practices of comparable financial institutions in the region.

Typically, the Committee sets base salary for each executive effective in January of each year. Salaries are determined in consideration of the competitive market for similar roles, as well as each individual’s experience, performance and contributions. Input from the Bank’s Chief Executive Officer is considered in setting executive salaries, while the Committee is solely responsible for recommending the Chief Executive Officer’s salary.

Annual opportunities for salary increases may be affected by changes in the market value of the position, but are based primarily on the performance of the individual during the most recent performance period.

2021 and 2022 Decisions. The Committee elected not to approve any base salary adjustments for the Executive Leadership Team during 2020. Base salaries for 2021 are reflected below:

Base Salary Adjustments

Named Executive Officer	Bank Title	2021 Base Salary		% Increase	2022 Base Salary
Larry J. Miller(1)	Executive Chairman	$375,000		-	$-
Larry D. Pickett	EVP, Chief Financial Officer	$264,500		3.8%	$274,500
Craig L. Kauffman(2)	Chief Executive Officer	$510,000	(3)	1.0%	$515,100
Diane E. Baker	EVP, Chief Risk Officer	$277,000		1.1%	$280,000
Amy L. Doll	SVP, Chief Commercial Banking & Lending Officer	$276,500		1.8%	$281,500

(1) Mr. Miller served as Executive Chairman of the Bank up through and including December 31, 2021, and President and Chief Executive Officer of the Corporation through September 30, 2021.

(2) Mr. Kauffman was appointed as President and Chief Executive Officer of the Corporation on October 1, 2021, and continues to serve as President and Chief Executive Officer of PeoplesBank.

(3) Reflects $87,500 increase granted October 1, 2021 in recognition of Mr. Kauffman’s promotion to President and Chief Executive Officer of the Corporation.

Annual Incentives

Objectives and Process. The objective of the Bank’s annual executive incentive plan, adopted on January 29, 2021, is to motivate and reward key members of the Executive Leadership team for achieving specific corporate and individual performance goals that support the Corporation’s strategic plan through the use of cash awards. Awards under this plan represent compensation that must be earned (and re-earned each year) based upon corporate and individual performance.

The proposed corporate performance goals for the incentive plan are developed by the Chief Executive Officer of the Bank based on budget projections and is typically presented by the Chief Executive Officer to the Committee by February of each year. To support and enhance the team dynamics among the executive group, the corporate performance goals are identical for each participant. Each member of the executive group also has personal performance goals that reflect each executive’s unique role and responsibilities. Once the performance goals are finalized and approved by the Committee, the goals are presented to the full Board for final approval.

The annual executive incentive plan provides target payout opportunities that are intended to be consistent with those offered by the Corporation’s peers. The targets and performance measures for the 2021 compensation year are described below. In the event that awards are not triggered in a plan year due to a failure to achieve the threshold goal, the Board may create a pool equal to 3% of the base compensation of plan participants, other than the current Chief Executive Officer of the Bank, and pay awards to such participants in such amounts as the Board deems appropriate to reflect exceptional individual performance, if any.

Pursuant to the provisions of the 2021 Executive Incentive Plan, the Compensation Committee may terminate, modify, or amend this plan. Amendments can include adjustments to award calculations for any significant extraordinary financial items” occurring in any given time period.

Award Opportunity: The table below illustrates the 2021 award opportunities (expressed as a percentage of base salary) available under our annual executive incentive plan upon achievement of the approved Corporate performance metrics.

Participant	Threshold Performance	Target Performance	Maximum Performance
Executive Chair	15%	30%	45%
Chief Executive Officer & President of the Bank	15%	30%	45%
Other Named Executive Officers	12.5%	25%	37.5%

Trigger/Gate: Prior to the payment of any award under the plan, the Corporation’s external auditors must attest to the financial performance of the Corporation to determine whether the performance measure was achieved. The Bank’s Chief Executive Officer reviews the financial performance generally and in relation to the strategic goals.

Performance Measures: The 2021 performance measures were aligned with the corporate strategy and business plan and included financial performance of the Bank based on pre-tax, pre-provision income, return on equity and efficiency ratio as well as individual goals as determined by the Bank’s Chief Executive Officer. The Committee believed these measures would drive the appropriate focus by the executive team on overall performance of the Corporation.

Weightings for each measure were established by the Committee and approved unanimously in January 2021. The following table summarizes the goals and actual performance in 2021.

Performance Measure	Weighting	Threshold	Target	Stretch	2021 Actual Performance(1)

Pre-Tax, Pre-Provision Income	30%	$17,846	$19,862	$21,848	$22,250
Return on Equity	35%	5.33%	5.92%	6.51%	7.38%
Efficiency Ratio	20%	76.17%	73.40%	71.74%	71.13%
Individual Performance	15%	Personal Goals as Determined by Compensation Committee
TOTAL	100%

(1) The Board directed the 2021 actual performance measures to be adjusted to remove the financial performance benefit of the unbudgeted 2021 round of the Payroll Protection Program (“PPP”) Loans. Fees and net interest income related to this program totaled $2.74 million. Excluding this program, the adjusted performance measures for the purpose of calculating the Executive Incentive Plan payments for 2021 were as follows: Pre-Tax, Pre-Provision Income - $19,509; Return on Equity - 6.47%; Efficiency Ratio - 73.71%.

2021 Awards: For 2021, the weighted performance fell between target and stretch. The following table summarizes the 2021 annual incentive awards paid pursuant to the annual executive incentive plan adopted in January 2021 to the Executive Chair, Chief Executive Officer and the other named executive officers.

Named Executive Officer	Bank Title	2021 Non-Equity Incentive Awards	Percentage of Base Salary
Larry J. Miller	Executive Chairman	$126,594	33.8%
Larry D. Pickett	EVP, Chief Financial Officer	$74,409	28.1%
Craig L. Kauffman	President & Chief Executive Officer	$172,168	33.8%
Diane E. Baker	EVP, Chief Risk Officer	$77,926	28.1%
Amy L. Doll	SVP, Chief Commercial Banking & Lending Officer	$77,785	28.1%

Long-Term Incentive/Equity Compensation

Objectives. The granting of equity-based incentives is viewed as a desirable long-term incentive compensation strategy because it closely links the interest of management with shareholder value, aids in associate retention, and motivates executives to improve the long-term stock market performance of our Common Stock.

When granting equity-based incentives to executives, the Committee considers the competitive market practice, corporate performance and individual performance. The Committee also considers the Bank’s Chief Executive Officer’s recommendations for other named executive officers, which are based upon each executive’s level of responsibility and contribution towards achievement of our business plan and objectives. The Committee is authorized, in its discretion, to grant equity-based awards under the Corporation’s existing Corporation’s 2017 Long-Term Incentive Plan (the “2017 Plan”) and upon such terms and conditions as the Committee may determine. Historically, equity-based incentive awards have been granted on an annual basis in the form of stock options and restricted stock.

2021 Award Decisions. In January 2021, the Chief Executive Officer presented recommendations for equity-based long-term incentive awards to executive officers (other than themselves) in the form of restricted stock grants to the Committee. The recommendations were based on an analysis of best practices among our peer group relative to equity awards and guidelines provided by Meridian. On the basis of the recommendations and the guidelines provided by Meridian, the Committee approved equity awards in the form of restricted stock grants to the Bank’s Executive Chairman and Chief Executive Officer and to other key executives, which vest in equal amounts over a three-year period. The 2021 grants awarded to the named executive officers on March 9, 2021 are summarized below and in the Grants of Plan-Based Awards Table on page [44]. All awards were made under the 2017 Plan.

2021 Awards

Named Executive Officer	Bank Title	Grant Date	Restricted Shares Granted (#)		Option Awards (#)	Exercise or Base Price of Option Awards ($/Sh)	Grant Date Fair Value of Stock and Option Awards ($)
Larry J. Miller	Executive Chairman	3/9/2021	3,199		-		$61,997
Larry D. Pickett	EVP, Chief Financial Officer	3/9/2021	1,805		-		$34,981
Craig L. Kauffman	President & Chief Executive Officer	3/9/2021	3,973		-		$76,997
		11/9/2021	15,564	(1)			$359,995
Diane E. Baker	EVP, Chief Operating and Risk Officer	3/9/2021	1,909		-		$36,996
Amy L. Doll	SVP, Chief Revenue & Lending Officer	3/9/2021	1,909		-		$36,996

(1) Restricted Stock Units granted in recognition of Mr. Kauffman’s promotion to President and Chief Executive Officer of the Corporation. This grant was split as follows: 40% of grant vests ratably over 3 years, and 60% issued as Performance Restricted Shares.

In total, the Corporation granted 52,763 shares of restricted stock and 15,564 restricted stock units under the 2017 Plan to the Corporation’s executive and other officers in 2021. The 2017 Plan originally reserved 337,385 shares (adjusted for stock dividends) of the Common Stock for issuance, of which 243,482 shares remain available for issuance as of December 31, 2021.

Perquisites and Other Benefits

The Corporation provides select executives perquisites and other benefits described below, which the Committee believes are reasonable and consistent with the Corporation’s overall compensation philosophy. The Committee regularly reviews and refines executive benefits to ensure market competitiveness.

Executive Perquisites. The Corporation provides a limited number of perquisites to key executives that the Committee believes are necessary for conducting business, are reasonable and enable us to attract and retain high performing associates for our key executive officers. These benefits also allow our executives to maintain direct contact and involvement with current and prospective clients, as well as non-profit organizations in the communities in which we do business. The Committee periodically reviews the levels of perquisites and other personal benefits provided to the named executive officers.

The primary perquisites are: corporate owned automobiles for certain executives, club memberships for certain executives and life and disability insurance programs. These perquisites represent a relatively insignificant portion of the total compensation of each named executive officer. The aggregate incremental cost to the Corporation for these perquisites is set forth in the Summary Compensation Table under the “All Other Compensation” column and related notes.

Employment and Change of Control Agreements with Named Executive Officers. The Corporation is party to employment agreement with Mr. Kauffman, President and Chief Executive Officer of the Corporation. The Corporation is party to change of control agreements with Mr. Pickett, Executive Vice President and Chief Financial Officer of the Bank; Ms. Doll, Senior Vice President, Chief Commercial Banking and Lending Officer of the Bank; and Ms. Baker, Executive Vice President, Chief Risk Officer of the Bank. The Board views such agreements as integral in ensuring the continued dedication of the executives to the Corporation and promoting stability of management, particularly in the event of a change of control of the Corporation. These agreements are described further under “Employment Agreements” on page [48].

Supplemental Long-Term Disability Program. The Corporation provides supplemental long-term disability insurance for Mr. Kauffman, Mr. Pickett, Ms. Baker, Ms. Doll and other key executives. The policy is designed to supplement coverage, in the event of a disability, to bridge the gap between payments under the Corporation’s general short- and long-term disability plans and the executive’s salary.

Employee Stock Bonus Plan. In 2001, the Corporation implemented an Employee Stock Bonus Plan, administered by non-employee members of the Board, under which the Corporation may issue shares of its Common Stock to associates as performance-based compensation. As of December 31, 2021, 21,117 shares of Common Stock were reserved for possible issuance under this plan, subject to future adjustment in the event of specified changes in the Corporation’s capital structure. No shares were issued under the Employee Stock Bonus Plan in 2021.

Codorus Valley Bancorp, Inc. Employee Stock Purchase Plan. The Employee Stock Purchase Plan (“ESPP”) was designed to encourage and enable associates of the Corporation and its subsidiaries to acquire an ownership interest in the Corporation through a regular investment program. The Corporation believes that associates who participate in the ESPP will have a closer identification with the Corporation by virtue of their ability, as shareholders, to participate in the Corporation’s growth and earnings, and will be motivated to improve their job performance accordingly. Under the terms of the ESPP, associates may use payroll deductions to purchase stock of no more than 2,000 shares per year. The purchase price for shares purchased under the ESPP currently represents a 15% discount to the fair market value of the shares on the semi-annual purchase date.

401(k) Retirement Plan. The Bank maintains and sponsors a defined contribution 401(k) retirement plan. The 401(k) plan is administered by a committee, which is appointed by the Board. The 401(k) plan is subject to the Internal Revenue Code of 1986, as amended, and to the regulations promulgated thereunder. Participants are entitled to certain rights and protection under the Employee Retirement Income Security Act of 1974, as amended.

Each Bank associate who has attained the age of 21, and at the time of hire is expected to complete 1,000 hours of service within 12 months of employment, may participate in the 401(k) plan on the first day of the month following the third month of employment, providing he/she remains employed as of that date. An eligible associate may elect to contribute certain portions of salary, wages, or commissions to the 401(k) plan. Generally, eligible associates may contribute up to 100% of their compensation, subject to statutory deductions and limitations. In 2021, the Bank matched 100% of each associate’s contribution up to 4% of the associate’s eligible wages. Associate and employer contributions to the 401(k) plan vest immediately.

Officer Group Term Replacement Insurance Plans. The Bank provides an officers’ life insurance program for certain Bank officers, including each of the named executive officers. This program provides a death benefit to the named executive officer’s beneficiary in an amount equal to three (3) times the officer’s highest base salary during employment up to $1,000,000; provided, the officer is employed by the Corporation at the time of his or her death. Under this program, the Bank is the beneficiary of any death proceeds remaining after an officer’s death benefit is paid to his or her beneficiary. The Committee believes that this benefit helps the Corporation attract and retain talented individuals to the management team. It also believes that it is an appropriate compensation strategy to provide for the continuing lifestyle of the officers’ families in the case of death.

Other Benefits. The named executive officers also participate in the Corporation’s other benefit plans on the same terms as other associates. These plans include medical and dental insurance, short- and long-term disability insurance, and discounts on the Corporation’s products and services.

Impact of Accounting and Tax on the Form of Compensation

The Compensation Committee and management consider the accounting and tax (individual and corporate) consequences of the compensation plans prior to making changes to the plans.

The Committee has considered the impact of Accounting Standards Codification Topic 718, as issued by the FASB, on the Corporation’s use of equity incentives as a key retention tool.

Section 162(m) of the Internal Revenue Code limits the deduction of compensation paid to named executive officers to $1,000,000. Prior to the enactment of the Tax Cuts and Jobs Act (the “Act”) in December 2017, “performance based” compensation was an exception under Code Section 162(m) and thus not subject to the $1,000,000 limit on deductibility. The Act, however, removed the exception under Code Section 162(m) for qualified performance-based compensation with certain limited exceptions. In the Corporation’s case, based on the current compensation of the named executive officers, the Corporation does not believe Section 162(m) will be triggered for our Chief Executive Officer, Chief Financial Officer or the other named executive officers in 2022, but will consider this in future years.

Compensation Committee Report

The Compensation Committee has reviewed and discussed with management the Compensation Discussion and Analysis that is required by the rules established by the SEC. Based on such review and discussion, the Committee recommended to the Board that the Compensation Discussion and Analysis be included in this Proxy Statement.

Compensation Committee of the Board of

Codorus Valley Bancorp, Inc.

John W. Giambalvo, Esq. (Chair)

Jeffrey R. Hines, P.E. (Vice Chair)

Brian D. Bruner

Cynthia A. Dotzel, CPA

J. Rodney Messick

Executive Compensation Tables

The following tables set forth for the fiscal years ending December 31, 2020, 2019, and 2018 the compensation that the Corporation and its subsidiaries paid to its named executive officers.

2021 Summary Compensation Table

The table below reflects information concerning the annual compensation for services in all capacities to the Corporation and its subsidiaries of those persons who were:

●	the Chief Executive Officer and Chief Financial Officer;

●	the President and Chief Executive Officer of the Bank;

●	the two most highly compensated executive officers of the Bank other than the Chief Executive Officer, President and CEO of the Bank, and Chief Financial Officer who were serving at December 31, 2021;

Name and Principal Position(1)	Year	Salary ($)	Bonus ($)	Stock Awards ($)(2)		Option Awards ($)(3)	Non-equity Incentive Plan Compensation ($)(4)	Non-qualified Deferred Compensation Earnings ($)		All Other Compensation ($)(7)(8)	Total ($)
Larry J. Miller, President and Chief Executive Officer of the Corporation, Executive Chairman of PeoplesBank	2021	375,000	14,000	62,000	--	--	126,594			93,345	670,939
	2020	375,000	--	--	--	--	62,239			35,410	472,649
	2019	375,000	--	38,990	--	--	42,355	76,108	(5)	30,773	563,226

Name and Principal Position(1)	Year	Salary ($)	Bonus ($)	Stock Awards ($)(2)		Option Awards ($)(3)	Non-equity Incentive Plan Compensation ($)(4)	Non-qualified Deferred Compensation Earnings ($)		All Other Compensation ($)(7)(8)	Total ($)
Larry D. Pickett, CPA, Treasurer of the Corporation and Executive Vice President & Chief Financial Officer of PeoplesBank	2021	264,500	--	35,000		--	74,409			11,143	385,052
	2020	256,500	--	--		--	35,119	841	(6)	11,073	303,533
	2019	256,500	--	21,980		--	23,177	110	(6)	12,622	314,389
Craig L. Kauffman, Chief Operating Officer of the Corporation and President & Chief Executive Officer of PeoplesBank	2021	441,346	--	436,992	(9)	--	172,168			93,232	1,143,738
	2020	410,000	--	--		--	78,044	9,462	(6)	85,106	582,612
	2019	388,462	--	42,989		--	46,309	2,566	(6)	89,505	569,831
Diane E. Baker, CPA, Executive Vice President & Chief Risk Officer of PeoplesBank	2121	277,000	--	37,000		--	77,926	45,599	(5)(6)	9,987	447,512
	2020	269,000	--	--		--	36,779	46,899	(5)(6)	10,210	362,888
	2019	269,000	--	22,997		--	24,306	42,701	(5)(6)	12,375	371,379
Amy L. Doll, Senior Vice President & Chief Commercial Banking & Lending Officer of PeoplesBank	2021	276,500	--	37,000		--	77,785	--		21,838	413,123
	2020	268,500	--	--		--	36,713	--		24,511	329,724
	2019	268,500	--	22,997		--	24,261	--		23,839	339,597

(1) Pursuant to SEC rules, compensation is only shown for each Named Executive Officer in each of the years in which the individual met the criteria of a Named Executive Officer.

(2) Amounts represent the grant date fair values of restricted stock awards computed in accordance with FASB ASC Topic 718. Assumptions used in the calculation of these amounts are included in Note 12 to the Corporation’s audited consolidated financial statements for the fiscal year ended December 31, 2021, included in the Corporation’s Annual Report filed on Form 10-K with the SEC on or about March 8, 2022.

(3) Amounts represent the grant date fair values of the options computed in accordance with FASB ASC Topic 718. Assumptions used in the calculation of these amounts are included in Note 12 to the Corporation’s audited consolidated financial statements for the fiscal year ended December 31, 2021, included in the Corporation’s Annual Report filed on Form 10-K with the SEC on or about March 8, 2022.

(4) Payments characterized as “Non-Equity Incentive Plan Compensation” for the fiscal year ended December 31, 2021 were earned through the Executive Incentive Plan. The payments were approved by the Compensation Committee on February 22, 2022 and paid March 10, 2022.

(5) Reflects change in the present value of future benefits payable under Supplemental Executive Retirement Plans (SERPS), described on page [47] under the heading “Nonqualified Deferred Compensation Table.”

(6) Reflects “above market or preferential portion” of interest credited (i.e. the portion of interest, if any, above the 120% long-term AFR) to named executive officer during the fiscal year under the deferred compensation plans, described on page [47] under the heading “Nonqualified Deferred Compensation Table.”

(7) All other compensation primarily consists of matching contributions allocated by the Corporation to each Named Executive Officer pursuant to the Corporation’s 401(k) Retirement Plan, which is more fully described on page [39] under the heading “401(k) Retirement Plan”, and the imputed cost of life and supplemental disability insurance. The table below details the foregoing payments for 2021.

(8) In 2021, the amount attributable to other perquisites for Messrs. Miller, Kauffman, and Doll exceeded $10,000 and is shown in the “Other Perquisites” column in the table below. The amounts attributable to perquisites in 2021 for Mr. Pickett and Ms. Baker were less than $10,000. Mr. Miller’s perquisites included country/social club dues totaling $10,398 as well as the personal benefits associated with the use of a vehicle owned by the Corporation, totaling $10,068. Mr. Kauffman’s perquisites included country club dues totaling $4,840, as well as the personal benefits associated with the use of a vehicle owned by the Corporation, totaling $9,950. Ms. Doll’s perquisites included the personal benefits associated with the use of a vehicle owned by the Corporation, totaling $10,354. Mr. Miller’s “Other Compensation” reflects taxable income and taxes paid on his behalf associated with the transfer of ownership of his bank-owned automobile. Mr. Kauffman’s “Other Compensation” reflects the Corporation’s contribution to his Bank Contribution Deferred Compensation Agreement as detailed on page [47] under the heading “Nonqualified Deferred Compensation Table.” The calculation of the automobile benefit consists of the incremental cost attributable to Corporation-provided automobiles, as well as insurance premiums, maintenance, and repair costs. The incremental cost attributable to Corporation-provided automobiles (calculated in accordance with Internal Revenue Service guidelines) are included on the W-2 of named executive officers who receive such benefits and the named executive officer is responsible for paying income tax on such amounts.

(9) Includes Mr. Kauffman’s annual Restricted Stock Grant dated March 9, 2021 valued at $76,997, and the November 9, 2021 Restricted Stock Unit grant in recognition of his promotion to President and Chief Executive Officer of the Corporation, valued at $359,995.

ALL OTHER COMPENSATION

Name	Year	401(k) Match	Life Insurance	Disability Insurance	Other Compensation	Other Perquisites	Total All Other Compensation
Larry J. Miller	2021	11,600	4,328	-	56,951	20,466	93,345
	2020	11,400	4,980	-	-	19,030	35,410
	2019	11,200	4,527	2,977	-	12,069	30,773
Larry D. Pickett	2021	9,868	1,275	-	-	-	11,143
	2020	9,931	1,142	-	-	-	11,073
	2019	8,366	1,019	3,237	-	-	12,622
Craig L. Kauffman	2021	11,050	1,190	-	66,202	14,790	93,232
	2020	11,400	1,130	-	61,500	11,076	85,106
	2019	10,904	1,009	4,864	58,565	14,163	89,505
Diane E. Baker	2021	9,418	569	-	-	-	9,987
	2020	9,684	526	-	-	-	10,210
	2019	8,960	501	2,914	-	-	12,375
Amy L. Doll	2021	11,160	324	-	-	10,354	21,838
	2020	10,740	290	-	-	13,481	24,511
	2019	10,740	274	1,958	-	10,867	23,839

CEO PAY RATIO

Pursuant to the mandate of the Dodd-Frank Wall Street Reform and Consumer Protection Act, the SEC adopted a rule requiring annual disclosure of the ratio of the median associate’s annual total compensation to the total compensation of the principal executive officer. This ratio is commonly referred to as the “CEO Pay Ratio.” The Corporation’s CEO is Mr. Kauffman.

The median associate was identified by examining a list of all associates as of November 30, 2021, and applying total (gross) compensation as reported on the 2021 W-2 forms. Upon the identification of the median associate, that individual’s 2021 total compensation was calculated in accordance with the requirements of the Executive Summary Compensation Table on page [40].

The following table sets forth the calculation of the 2021 CEO Pay Ratio:

	CEO	(1)		Median Associate

Salary	$441,346.00			$50,962.07
Bonus				$-
Stock Awards	$436,992.00			$-
Non-Equity Incentive Plan Compensation	$172,168.00			$2,773.30
Non-Qualified Deferred Compensation Earnings				$-
All Other Compensation	$93,232.00			$2,100.72	(2)
	$1,143,738.00			$55,836.09

Ratio of CEO Pay to Median Associate Pay	20	to	1

(1) The compensation as outlined below for the President and CEO corresponds with the detail as provided in the Summary Compensation Table on page [40].

(2) Included in “All other Compensation” for the median employee is Employer 401(k) Match and the annual cost of Basic Life Insurance coverage, consistent with the calculations in the Summary Compensation Table.

Grants of Plan-Based Awards Table

The following table presents information concerning awards granted to the named executive officers for 2021 under the annual executive incentive plan and the Corporation’s equity incentive and stock option plans.

Name	Grant Date	Estimated Possible Payouts Under Non-Equity Incentive Plan Awards			Estimated Future Payouts Under Equity Incentive Plan Awards			All Other Stock Awards: Number of Shares of Stock or Units (#)	All Other Option Awards: Number of Securities Underlying Options (#)	Exercise or Base Price of Option Awards ($/Sh)	Grant Date Fair Value of Stock and Option Awards ($)
		Threshold	Target	Maximum	Threshold	Target	Maximum
		($)	($)	($)	(#)	(#)	(#)
Larry J. Miller(1)	-	56,250	112,500	168,750	N/A	N/A	N/A	-	-	-	-
	03/09/21	-	-	-				3,199	-	-	61,997
Larry D. Pickett(2)	-	34,313	68,625	102,938	N/A	N/A	N/A	-	-	-	-
	03/09/21	-	-	-				1,805	-	-	34,981
Craig L. Kauffman(3)	-	77,265	154,530	231,795	N/A	N/A	N/A	-	-	-	-
	03/09/21	-	-	-				3,973	-	-	76,997
	11/09/21	-	-	-				15,564	-	-	359,995
Diane E. Baker(4)	-	35,000	70,000	105,000	N/A	N/A	N/A	-	-	-	-
	03/09/21	-	-	-				1,909	-	-	36,996
Amy L. Doll(5)	-	35,188	70,375	105,563	N/A	N/A	N/A	-	-	-	-
	03/09/21	-	-	-				1,909	-	-	36,996

(1) In accordance with the annual executive incentive plan applicable to the Executive Chairman, amounts reported are the following percentages of Mr. Miller’s base salary: Threshold - 15%; Target - 30%; and Maximum - 45%. Based on the Corporation’s performance in 2021, Mr. Miller received an award of $126,594 pursuant to the plan, which was paid in March 2022. For further information regarding the executive incentive plan and awards made thereunder, please refer to the “Compensation Discussion and Analysis” section of this Proxy Statement.

(2) In accordance with the annual executive incentive plan applicable to other Named Executive Officers, amounts reported are the following percentages of Mr. Pickett’s base salary: Threshold - 12.5%; Target - 25%; and Maximum - 37.5%. Based on the Corporation’s performance in 2021, Mr. Pickett received an award of $74,409 pursuant to the plan, which was paid in March 2022. For further information regarding the executive incentive plan and awards made thereunder, please refer to the “Compensation Discussion and Analysis” section of this Proxy Statement.

(3) In accordance with the annual executive incentive plan applicable to the President & CEO (Bank), amounts reported are the following percentages of Mr. Kauffman’s base salary: Threshold - 15%; Target - 30%; and Maximum - 45%. Based on the Corporation’s performance in 2021, Mr. Kauffman received an award of $172,168 pursuant to the plan, which was paid in March 2022. For further information regarding the executive incentive plan and awards made thereunder, please refer to the “Compensation Discussion and Analysis” section of this Proxy Statement.

(4) In accordance with the annual executive incentive plan applicable to other Named Executive Officers, amounts reported are the following percentages of Ms. Baker’s base salary: 12.5%; Target - 25%; and Maximum - 37.5%. Based on the Corporation’s performance in 2021, Ms. Baker received an award of $77,926 pursuant to the plan, which was paid in March 2022. For further information regarding the executive incentive plan and awards made thereunder, please refer to the “Compensation Discussion and Analysis” section of this Proxy Statement.

(5) In accordance with the annual executive incentive plan applicable to other Named Executive Officers, amounts reported are the following percentages of Ms. Doll’s base salary: 12.5%; Target - 25%; and Maximum - 37.5%. Based on the Corporation’s performance in 2021, Ms. Doll received an award of $77,785 pursuant to the plan, which was paid in March 2022. For further information regarding the executive incentive plan and awards made thereunder, please refer to the “Compensation Discussion and Analysis” section of this Proxy Statement.

Outstanding Equity Awards at Fiscal Year-End Table

The following table presents outstanding stock option and non-vested stock awards as of December 31, 2021.

Outstanding Equity Awards at 2021 Fiscal Year End (1)
	Option Awards					Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable(2)	Number of Securities Underlying Unexercised Options (#) Unexercisable(2)	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options	Option Exercise Price ($)(2)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)(2)	Market Value of Shares or Units of Stock That Have Not Vested ($)(3)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
Larry J. Miller	-	-	-	-	-	-	-	-	-
Larry D. Pickett	-	-	-	-	-	2,129(4)	45,816	-	-
Craig L. Kauffman	-	-	-	-	-	20,171(5)	233,118
Diane E. Baker	987	-	-	10.4826	11/13/2022			-	-
	805	-		14.3647	11/19/2023
	2,150	-		15.4354	12/16/2024
	4,566	-		17.1862	11/17/2025
	3,582	-		18.5725	11/15/2026
	2,054	-		26.1769	12/12/2027
	3,087	-		22.7429	12/11/2028
						2,248(6)	48,377
Amy L. Doll	1,341	-	-	15.3945	8/12/2024			-	-
	920	-		15.4354	12/16/2024
	6,395	-		17.1862	11/17/2025
	3,582	-		18.5725	11/15/2026
	2,283	-		26.1769	12/12/2027
	2,639	-		22.7429	12/11/2028
						2,248(7)	48,377

(1) Includes shares issued under the Corporation’s 2007 Long-Term Incentive Plan and 2017 Long-Term Incentive Plan.

(2) As adjusted for stock dividends distributed through December 31, 2019.

(3) Based on the closing price of the Common Stock of $21.52 on December 31, 2021.

(4) 602 shares vest on March 9, 2022. 324 shares vest on December 10, 2022. 601 shares vest on March 9, 2023. 602 shares vest on March 9, 2024.

(5) 634 shares vest on December 10, 2022. 1,324 shares vest on March 9, 2022 and 2024. 1,325 shares vest on March 9, 2023.

9,338.4 units are performance based and vest on December 31, 2024. 2,075 units vest on November 9, 2022 and 2023. 2,075.6 units vest on November 9, 2024.

(6) 339 shares vest on December 10, 2022. 636 shares vest on March 9, 2022 and 2024. 637 shares vest on March 9, 2023.

(7) 339 shares vest on December 10, 2022. 636 shares vest on March 9, 2022 and 2024. 637 shares vest on March 9, 2023.

Option Exercises and Stock Vested

The following table presents a summary of options exercised and stock vested during the year ended December 31, 2021.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)(1)	Total Value Realized on Vesting ($)(2)
Larry J. Miller	-	n/a	6,105	133,624
Larry D. Pickett	-	n/a	345	7,483
Craig L. Kauffman	-	n/a	2,026	44,470
Diane E. Baker	-	n/a	1,107	24,030
Amy L. Doll	-	n/a	999	21,678

(1) Includes shares from reinvested cash dividends received during the vesting period that were subject to the same restrictions as the stock awards.

(2) Vested shares are valued at the closing price of the Common Stock on the vesting date.

Non-qualified Deferred Compensation Table

The Corporation maintains non-qualified deferred compensation plans for the benefit of the Executive Leadership Team, including salary continuation plans (“SERPs”) between the Bank and Mr. Miller and Ms. Baker, an Elective Deferred Compensation Plan available to members of the Executive Leadership Team and select other members of the Senior Leadership Team, and a Bank Contribution Deferred Compensation Agreement for Mr. Kauffman. Information regarding these arrangements is summarized in the following narrative and table.

Mr. Miller’s SERP was originally executed on October 1, 1998, and provides for certain payments to Mr. Miller following his normal retirement date and continuing for 240 months. The SERP provided for an annual benefit at normal retirement age (age 60) of $130,433. On December 23, 2008, the SERP was amended to increase the amount of normal retirement benefit at an annual rate of 4% for each month the executive remains employed beyond his normal retirement age, up to a maximum of five (5) years. On May 10, 2016, the SERP was further amended to extend the post-normal retirement age employment period during which the normal retirement benefit would increase at an annual rate of 4% from five (5) years to one hundred two (102) months. Following the impact of these amendments, the annual benefit under the Plan is $182,060. The agreement contains provisions for early retirement, disability benefits, death benefits and payments on specified changes of control. The agreement also contains non-competition provisions that prohibit him from competing with the Corporation or the Bank within fifty (50) miles of the Bank’s registered office for a period of three (3) years following a termination of employment for any reason other than a change of control.

Ms. Baker’s SERP was executed on January 29, 2019 and provides for certain payments to Ms. Baker following her normal retirement age and continuing for 180 months. The SERP provides an annual benefit at normal retirement age (age 63) of $75,000. The agreement contains provisions for early termination, disability benefits, death benefits and payments on specified changes in control. The agreement also contains non-competition provisions that prohibit Ms. Baker from competing with the Corporation or the Bank within fifty (50) miles of the Bank’s registered office for a period of three (3) year following a termination of employment for any reason other than a change of control.

Because payments due under the SERPs vest gradually over a period of time, the SERP serves to encourage longevity with the Corporation and Bank. The Committee believes that it is appropriate to reward long-term executives with benefits that provide for a retirement lifestyle commensurate with that they experienced during their professional careers.

The Elective Deferred Compensation Plan was adopted on February 20, 2019 to provide supplemental retirement benefits to a select group of management or highly compensated associates (“participants”). Participants may elect annually to defer a portion of base salary and/or cash bonus to be held in a deferral account and credited with interest at a rate of 50% of the Bank’s ROE from the immediately preceding calendar year. The plan is unfunded, and provides for distribution of benefits at normal retirement, as well as provisions for early termination, disability, death or specified change of control. Participant accounts are vested immediately; however, the Plan contains provisions related to termination for cause and non-competition. During 2021, Mr. Kauffman, Mr. Pickett, and Ms. Baker were the only named executive officers who participated in the Elective Deferred Compensation plan.

A Bank Contribution Deferred Compensation Agreement was executed on February 21, 2019 between the Bank and Mr. Kauffman. Under the terms of this agreement, the Bank provided an initial contribution to Mr. Kauffman’s deferral account in the amount of $5,034, with additional monthly contributions totaling 15% of total annual base salary, plus interest credited at a rate of 75% of the Bank’s ROE from the immediately preceding calendar year. Mr. Kauffman’s agreement provides for distribution provisions as a result of normal retirement, early termination, disability, death, and specified change of control. The agreement further provides for forfeiture of non-distributed benefit, in the event that Mr. Kauffman would violate the non-competition provisions of his Employment Agreement or of the Bank Contribution Deferred Compensation Agreement.

These deferred compensation arrangements, collectively, are intended to recognize the value of the services provided, as well as encourage continued employment and achievement of corporate objectives.

Nonqualified Deferred Compensation Table
Name	Executive Contributions in Last FY ($)(1)	Registrant Contributions in Last FY ($)(2)		Aggregate Earnings in Last FY ($)(5)	Aggregate Withdrawals / Distributions ($)	Aggregate Balance at Last FYE ($)
Larry J. Miller	-	-		-	-	1,896,490
Larry D. Pickett	16,715	-		878	-	46,453
Craig L. Kauffman	77,909	66,202	(4)	9,032	-	404,488	(6)
Diane E. Baker	78,329	45,599	(3)	3,339	-	314,457	(6)
Amy L. Doll	-	-		-	-	-

(1) Reflects the named executive officers’ contributions made to the Elective Deferred Compensation Plan. In 2021, Mr. Miller and Ms. Doll did not participate in the Elective Deferred Compensation Plan.

(2) The Corporation’s contributions toward nonqualified deferred compensation for each of the named executive officers are listed in this column.

(3) Reflects contributions to the Supplemental Executive Retirement Plans for Ms. Baker. This amount is also reflected on the Summary Compensation Table under the column “Non-Qualified Deferred Compensation Earnings”.

(4) Reflects the amount credited via the Bank Contribution Deferred Compensation Agreement for Mr. Kauffman. This amount is also reflected on the Summary Compensation Table under “Other Compensation” as noted.

(5) Reflects interest credited during 2021 to the Elective Deferred Compensation Plan available to all named executive officers, as well as the Bank Contribution Deferred Compensation Agreement established for Mr. Kauffman.

(6) Reflects the total balance including the named executive officers’ elective deferrals, the Corporation’s contributions, and Aggregate Earnings for plans as outlined above.

Employment Agreements

The Corporation and the Bank have entered into an employment agreement with Mr. Kauffman, the material terms of which are described below.

Craig L. Kauffman, President and Chief Executive Officer of the Corporation and the Bank. On August 6, 2018, the Corporation, the Bank and Mr. Kauffman entered into an employment agreement to be effective as of August 16, 2018. The agreement provides for an initial two (2) year term and will be automatically renewed on August 16 of each year for successive two (2) year terms, unless either the Corporation or Mr. Kauffman gives written notice of non-renewal to the other party at least ninety (90) days prior to August 16 of any year, in which case the agreement will continue in effect for a term ending one (1) year from the annual renewal date immediately following such notice.

Mr. Kauffman may terminate his employment for “good reason” (as defined in the agreement) after notice to the Corporation or the Bank within ninety (90) days after the initial existence of the condition giving rise to the right to terminate and the failure of the Corporation or Bank to cure the situation within thirty (30) days after receipt of such notice.

The agreement provides for a lump sum payment to Mr. Kauffman and certain benefit continuation if his employment is involuntarily terminated without “cause,” as defined in the agreement, or if Mr. Kauffman terminates his employment for “good reason.” The amount of the payment and duration of the benefit continuation varies depending upon whether the termination follows a “change of control,” as defined in the agreement.

Specifically, if Mr. Kauffman’s employment is terminated within two (2) years following a change of control, he will be paid an amount equal to two (2) times the sum of: (A) his then current base salary and (B) the highest cash bonus paid to him with respect to one of the three (3) calendar years preceding the year of termination and his benefits will be continued for two (2) years from the date of termination.

Absent a change of control, if Mr. Kauffman’s employment is terminated more than two (2) years after the date of the agreement, he will be paid an amount equal to one (1) times his current annual base salary and his benefits will be continued for one (1) year from the date of termination.

The agreement provides that the total payments due Mr. Kauffman in connection with a termination of employment following a change of control shall be reduced to avoid the imposition of an excise tax and loss of deductibility under Section 280G of the Code. The agreement also contains provisions intending that any payments to Mr. Kauffman comply with Section 409A of the Code.

Under the agreement, Mr. Kauffman also is subject to confidentiality obligations both during the period of his employment and following any termination of his employment. During the course of his employment with the Corporation and the Bank, and for a period of 12 months following the termination of employment for any reason (whether such termination is voluntary or involuntary), Mr. Kauffman is prohibited from contacting or soliciting or engaging in business with or otherwise providing services to (either directly or indirectly) any of the Bank’s customers, vendors, suppliers and referral sources, nor will he recruit or encourage any associates of the Corporation or the Bank to terminate their relationship with the Corporation or the Bank or to seek employment with another entity. Mr. Kauffman also agreed that, during his employment and for a period of 12 months after his employment terminates for any reason, he will not compete with the Corporation or the Bank, or provide assistance to any person engaged in either banking or lending or financial services or insurance business within a fifty (50) mile radius of any branch banking office of the Bank.

On September 14, 2021, the Corporation, the Bank and Mr. Kauffman entered into Amendment No. 1 to Mr. Kauffman’s employment agreement between the Corporation, the Bank and Mr. Kauffman, dated August 6, 2018 (the “Amendment”), to reflect his appointment as President and Chief Executive Officer of the Corporation. The Amendment sets Mr. Kauffman’s annual base salary at $510,000, increases the initial term of the employment agreement from two (2) to three (3) years and increases the lump sum payment due to Mr. Kauffman if he is terminated other than “for cause” or if Mr. Kauffman terminates his employment for “good reason” within two (2) years following a change in control of the Corporation or the Bank, from two (2) times to three (3) times the sum of his base salary and bonus. The Amendment also increases the period of benefit continuation for Mr. Kauffman in the event of a termination of employment as described above from two (2) years to three (3) years. The Amendment is effective as of October 1, 2021.

Change of Control Agreements

The named executive officers and other associates of the Bank have built the Corporation into the successful enterprise that it is today, and the Compensation Committee believes that it is important to protect them in the event of a change of control. Further, it is the Committee’s belief that the shareholders will be best served if the interests of management are aligned with the interests of the shareholders. Providing change of control benefits should eliminate, or at least reduce, the reluctance of management to pursue potential change of control transactions that may be in the best interests of the Corporation. Relative to the overall value of the Corporation, these potential change of control benefits are relatively minor. The level of change of control benefits are based on industry practices and negotiations with the affected named executive officers and other executive officers.

Change of control benefits for Mr. Kauffman are described above in the section describing his employment agreement. The other named executive officers with an agreement providing for change of control benefits are Ms. Baker, Ms. Doll, and Mr. Pickett, which are described below.

Diane E. Baker, Executive Vice President, Chief Risk Officer; Amy Doll, Senior Vice President, Chief Commercial Banking and Chief Lending Officer and Larry Pickett, Executive Vice President and Chief Financial Officer. On June 23, 2016, the Corporation and the Bank entered into a change of control agreement with each of Ms. Baker and Ms. Doll. On August 9, 2018, the Corporation and the Bank entered into a change of control agreement with Mr. Pickett (each change of control agreement with Ms. Baker, Ms. Doll and Mr. Pickett, a “Change of Control Agreement” and collectively, the “Change of Control Agreements”). Each Change of Control Agreement contains substantially similar terms to those contained in the other Change of Control Agreements.

The terms and condition of the Change of Control Agreements provide that Ms. Baker, Ms. Doll and Mr. Pickett are entitled to receive certain cash compensation and employee benefits in the event that their respective employment is terminated by the Corporation or Bank (or an acquirer or successor thereof) without “good cause,” or, in certain specified circumstances, by Ms. Baker, Ms. Doll or Mr. Pickett, in each case within two (2) years after the occurrence of a “change of control.”

More specifically, the Change of Control Agreements provide that upon a termination pursuant to a “change of control,” Ms. Baker, Ms. Doll, and Mr. Pickett are entitled to be paid cash compensation in an amount equal to one (1) times the sum of his or her highest annual base salary during one of the three immediately preceding calendar years, plus his or her highest cash bonus earned during the same time period. Payment of this cash compensation is to be made in a single lump sum within ten (10) days after the termination of employment. In addition, each would be entitled to continue participation in the Bank’s employee benefit plans for a period of one (1) year; provided that if participation in any health, medical, life insurance or disability plan is barred, the Bank will be required to pay for an individual plan with substantially equivalent coverage.

As used in the agreement, a “change of control” means:

●	A change in ownership of the Corporation or the Bank such that any person or group of persons acquires stock that causes such person or group to own more than 50 percent of the total fair market value or total voting power of the stock of the Corporation or the Bank;

●	A change in the effective control of the Corporation or the Bank such that any person or group of persons acquires, during any 12-month period, the ownership of stock of the Corporation or Bank possessing 35 percent or more of the total voting power of the stock of the Corporation or the Bank, or a majority of the Board is replaced during any 12-month period by directors whose appointment or election is not endorsed by a majority of the members of the Board prior to the date of the appointment or election; or

●	A change in the ownership of a substantial portion of the assets of the Corporation or the Bank during any 12-month period such that any person or group of persons acquires assets from the Corporation or the bank that have a total gross fair market value equal to or more than 40 percent of the total gross fair market value of all of the assets of the Corporation or the Bank immediately prior to such acquisitions.

“Good cause” is defined in the Change of Control Agreements to mean: the willful failure to substantially perform his or her duties as an officer of the Corporation or Bank following receipt of written notice of such failure; the willful engaging in misconduct injurious to the Corporation or Bank; dishonesty or gross negligence in the performance of his or her duties; breach of a fiduciary duty involving personal profit; the violation of any law, rule or regulation governing banks or bank officers or any final cease and desist order issued by a bank regulatory authority, any of which materially jeopardizes the business of the Corporation or Bank; or moral turpitude or other conduct which brings public discredit to the Corporation or Bank.

Should Ms. Baker, Ms. Doll or Mr. Pickett terminate his or her employment for any of the following reasons following a change of control of the Corporation or the Bank, he or she will be entitled to receive the benefits payable under their respective Change of Control Agreement: reduction in title or responsibilities or authority which are inconsistent with, or assignment of duties inconsistent with, his or her position; removal from office other than for “good cause”; reassignment to a principal place of employment which is more than twenty-five (25) miles from his or her respective principal place of employment immediately preceding the termination of employment; reduction in annual base salary; failure to provide Ms. Baker, Ms. Doll or Mr. Pickett with benefits as favorable as those enjoyed by he or she prior to the termination of employment; requirement that he or she travel in the performance of his or her duties for a significantly greater period of time than was required of he or she during the year preceding the change of control; or any material breach of the agreement by the Corporation or Bank.

The Change of Control Agreements provide that in the event the amounts and benefits payable to Ms. Baker, Ms. Doll and Mr. Pickett under the Change of Control Agreements resulting from a change of control, when added to all other benefits and amounts which may become payable to them in such a circumstance, are such that they become subject to Section 280G of the Code and, therefore, to the excise tax provisions of Section 4999 of the Code, then the Bank shall reduce the amounts payable to Ms. Baker, Ms. Doll and Mr. Pickett under the Change of Control Agreements so that the amounts payable to each of them under the Change of Control Agreements and any other agreements, plans or programs of the Bank shall be $1.00 less than the amount which would trigger the excise tax under Section 4999 of the Code and corresponding lack of deduction to the Corporation.

Potential Payments upon Termination or Change of Control

The tables below show the value of estimated payments pursuant to the employment agreements and Change of Control Agreements, stock incentive plans and other non-qualified plans described above upon a termination of employment. The payments represent the maximum possible payments under interpretations and assumptions most favorable to the executive officer. All termination events are assumed to occur on December 31, 2021, and termination upon a change of control is assumed to be involuntary. Corporation payments to a terminated executive may be more or less than the amounts contained in the various agreements and plans. In addition, certain amounts currently are vested and, thus, do not represent an increased amount of benefits.

Craig L. Kauffman

Assuming one of the following events had occurred on December 31, 2021, Mr. Kauffman’s payments and benefits had an estimated value as follows:

Termination Reason	Change of Control Payment ($)(1)	Severance Payment ($)(2)	Accelerated Vesting of Stock Awards ($)		Stock Options ($) (5)	Accelerated Deferred Compensation Payments ($)	Value of Employee Benefit Plans and Programs ($)		Life Insurance Benefit Paid ($)(9)	Disability Payments ($)(10)	Excise Tax Gross-Up Payment ($)	Total ($)
Voluntary	-	-	-		-	-	-		-	-	-	-
Voluntary for ‘Good Reason’	-	510,000	-		-	-	23,699	(6)	-	-	-	533,699
Involuntary without ‘Cause’	-	510,000	-		-	-	23,699	(6)	-	-	-	533,699
Involuntary for ‘Cause’	-	-	-		-	-			-	-	-	-
Permanent Disability	-	-	9,714	(3)	-	-	11,850	(7)	-	640,000	-	661,564
Death	-	-	9,714	(3)	-	-			1,000,000	-	-	1,009,714
Change of Control (with Double Trigger Adverse Employment Action)	1,702,168	-	434,971	(4)	-	-	71,097	(8)	-	-	-	2,208,236

(1) Under Mr. Kauffman’s employment agreement, payment is calculated as three (3) times the sum of (a) his then current annual base salary, and (b) the highest bonus paid to him with respect to one of the three calendar years immediately preceding the year of termination, to be paid in a lump sum within ten (10) days following the date of termination. Based upon the terms of Mr. Kauffman’s employment agreement, and in compliance with Section 4999 of the Code, should this payment exceed the applicable Safe Harbor limit, the total payments shall be reduced to the extent necessary to assure that their aggregate present value does not exceed the greater of (i) the Safe Harbor Amount, or (ii) the greatest after-tax amount payable to the Executive after taking into account any excise tax imposed under section 4999 of the Code on Total Payments. Should a change of control occur, the final amount would be calculated and confirmed in accordance with the regulations and the employment agreement.

(2) In the event of termination by the Bank without “cause” or voluntary for “good reason” after the first two years of the agreement and absent change of control, the Bank shall pay Mr. Kauffman an amount equal to one (1) times his annual base salary as defined in his employment agreement.

(3) In the event an Executive terminates employment during the restricted period by reason of death, disability, or retirement, and the Executive had completed a minimum of one year of employment during the restricted period, restrictions shall lapse on the number of shares (if any) determined by multiplying the full number of shares subject to restriction by a fraction, the numerator of which is the number of full months of employment the Executive had completed in such restriction period, and the denominator of which is the total number of full months in such restriction period. The value of the accelerated vesting was calculated using the closing price of $21.52 as of December 31, 2021.

(4) In the event of any change of control, all restrictions applicable to any outstanding Restricted Stock Award shall lapse as of the date of such change of control. The value of the accelerated vesting was calculated using the closing price of $21.52 as of December 31, 2021.

(5) Mr. Kauffman had no outstanding stock options as of December 31, 2021.

(6) Reflects the value of twelve (12) months of employee benefit plans and programs to which Mr. Kauffman was entitled prior to the date of termination, to be provided pursuant to Mr. Kauffman’s employment agreement.

(7) Reflects the value of six (6) months of employee benefit plans and programs to which Mr. Kauffman was entitled prior to the date of termination, to be provided pursuant to Mr. Kauffman’s employment agreement.

(8) Reflects the value of thirty-six (36) months of employee benefit plans and programs to which Mr. Kauffman was entitled prior to the date of termination, to be provided pursuant to Mr. Kauffman’s employment agreement.

(9) The life insurance payment reflects three (3) times the annual base salary of the executive with maximum benefit of $1,000,000.

(10) In the event that Mr. Kauffman becomes disabled, he is eligible for up to six (6) months of Short Term and Long Term disability payments until the age of 67, in accordance with the Bank’s employee benefit program, assuming permanent disability on December 31, 2021.

Diane E. Baker

Assuming one of the following events had occurred on December 31, 2021, Ms. Baker’s payments and benefits had an estimated value as follows:

Termination Reason	Change of Control Payment ($)(1)	Severance Payment ($)	Accelerated Vesting of Stock Awards ($)		Stock Options ($)		Accelerated Vesting of Deferred Compensation Benefit		Value of Employee Benefit Plans and Programs ($)		Life Insurance Benefit Paid ($)(9)	Disability Payments ($)(10)	Excise Tax Gross-Up Payment ($)	Total ($)
Voluntary	-	-	-		60,082	(4)	-		-		-	-	-	60,082
Voluntary for ‘Good Reason’	-	-	-		60,082	(4)	-		-		-	-	-	60,082
Involuntary without ‘Cause’	-	-	-		60,082	(4)	-		-		-	-	-	60,082
Involuntary for ‘Cause’	-	-	-		60,082	(4)	-		-		-	-	-	60,082
Permanent Disability	-	-	5,200	(2)	60,082	(5)	-		-		-	987,333	-	1,052,615
Death	-	-	5,200	(2)	60,082	(5)	-		-		831,000	-	-	896,282
Change of Control (with Double Trigger Adverse Employment Action)	354,926	-	48,864	(3)	60,082	(6)	950,460	(7)	20,795	(8)	-	-	-	1,435,127

(1) Under Ms. Baker’s Change of Control Agreement, payment is calculated as one (1) times the sum of (a) the highest annualized base salary at the time of or during one of the three calendar years immediately preceding the termination pursuant to a change of control, and (b) the highest cash bonus earned with respect to one of the three calendar years immediately preceding the date of the termination pursuant to a change of control. Such amount will be paid in a lump sum within ten (10) days after termination of employment. Should the total payments as a result of a change of control constitute “excess parachute payments,” the Corporation shall reduce the amounts otherwise payable to the Executive per the terms of the agreement. Should a change of control occur, the final amount would be calculated and confirmed in accordance with the regulations and the Change of Control Agreement.

(2) In the event an Executive terminates employment during the restricted period by reason of death, disability, or retirement, and the Executive had completed a minimum of one year of employment during the restricted period, restrictions shall lapse on the number of shares (if any) determined by multiplying the full number of shares subject to restriction by a fraction, the numerator of which is the number of full months of employment the Executive had completed in such restriction period, and the denominator of which is the total number of full months in such restriction period. The value of the accelerated vesting was calculated using the closing price of $21.52 as of December 31, 2021.

(3) In the event of any change of control, all restrictions applicable to any outstanding Restricted Stock Award shall lapse as of the date of such change of control. The value of the accelerated vesting was calculated using the closing price of $21.52 as of December 31, 2021.

(4) In the event that the Executive would terminate employment for any reason other than death, disability, retirement, or change of control, vested options must be exercised within three months following the Executive’s termination date and prior to its expiration. All options which are not exercisable on the date of termination shall be cancelled. The value of the vested and “in the money” stock options was calculated using the closing price of $21.52 on December 31, 2021.

(5) In the event that the Executive would terminate employment due to death, disability, or retirement, vesting is accelerated on all unvested options. All vested options must be exercised within one year following the Executive’s termination of employment and prior to the expiration of the options. The value of all “in the money” stock options was calculated using the closing price of $21.52 on December 31, 2021.

(6) In the event of any change of control, all Stock Options shall immediately become exercisable without regard to the exercise period. The value of all “in the money” stock options was calculated using the closing price of 21.52 on December 31, 2021.

(7) Reflects the value of accelerated vesting pursuant to Ms. Baker’s Supplemental Executive Retirement Plan as a result of a change of control. The full value of the benefit would be paid in accordance with the plan, over a fifteen (15) year period, beginning at the Normal Retirement Age as defined.

(8) Reflects the value of twelve (12) months of employee benefit plans and programs to which Ms. Baker was entitled prior to the date of termination, to be provided pursuant to Ms. Baker’s Change of Control Agreement.

(9) The life insurance payment reflects three (3) times the annual base salary of the executive with maximum benefit of $1,000,000.

(10) In the event that Ms. Baker becomes disabled, she is eligible for up to six (6) months of Short Term and Long Term disability payments until the age of 67, in accordance with the Bank’s employee benefit program, assuming permanent disability on December 31, 2020.

Amy L. Doll

Assuming one of the following events had occurred on December 31, 2021, Ms. Doll’s payments and benefits had an estimated value as follows:

Termination Reason	Change of Control Payment ($)(1)	Severance Payment ($)	Accelerated Vesting of Stock Awards ($)		Stock Options ($)		Accelerated Deferred Compensation Payments ($)	Value of Employee Benefit Plans and Programs ($)		Life Insurance Benefit Paid ($)(8)	Disability Payments ($)(9)	Excise Tax Gross-Up Payment ($)	Total ($)
Voluntary	-	-	-		2,085	(4)	-	-		-	-	-	52,085
Voluntary for ‘Good Reason’	-	-	-		52,085	(4)	-	-		-	-	-	52,085
Involuntary without ‘Cause’	-	-	-		52,085	(4)	-	-		-	-	-	52,085
Involuntary for ‘Cause’	-	-	-		52,085	(4)	-	-		-	-	-	52,085
Permanent Disability	-	-	5,200	(2)	52,085	(5)	-	-		-	1,529,667	-	1,586,952
Death	-	-	5,200	(2)	52,085	(5)	-	-		829,500	-	-	886,785
Change of Control (with Double Trigger Adverse Employment Action)	354,285	-	48,864	(3)	52,085	(6)	-	26,519	(7)	-	-	-	481,753

(1) Under Ms. Doll’s Change of Control Agreement, payment is calculated as one (1) times the sum of (a) the highest annualized base salary at the time of or during one of the three calendar years immediately preceding the termination pursuant to a change of control, and (b) the highest cash bonus earned with respect to one of the three calendar years immediately preceding the date of the termination pursuant to a change of control. Such amount will be paid in a lump sum within ten (10) days after termination of employment.

(2) In the event an Executive terminates employment during the restricted period by reason of death, disability, or retirement, and the Executive had completed a minimum of one year of employment during the restricted period, restrictions shall lapse on the number of shares (if any) determined by multiplying the full number of shares subject to restriction by a fraction, the numerator of which is the number of full months of employment the Executive had completed in such restriction period, and the denominator of which is the total number of full months in such restriction period. The value of the accelerated vesting was calculated using the closing price of $21.52 as of December 31, 2021.

(3) In the event of any change of control, all restrictions applicable to any outstanding Restricted Stock Award shall lapse as of the date of such change of control. The value of the accelerated vesting was calculated using the closing price of $21.52 as of December 31, 2021.

(4) In the event that the Executive would terminate employment for any reason other than death, disability, retirement, or change of control, vested options must be exercised within three months following the Executive’s termination date and prior to its expiration. All options which are not exercisable on the date of termination shall be cancelled. The value of the vested and “in the money” stock options was calculated using the closing price of $21.52 as of December 31, 2021.

(5) In the event that the Executive would terminate employment due to death, disability, or retirement, vesting is accelerated on all unvested options. All vested options must be exercised within one year following the Executive’s termination of employment and prior to the expiration of the options. The value of all “in the money” stock options was calculated using the closing price of $21.52 as of December 31, 2021.

(6) In the event of any change of control, all Stock Options shall immediately become exercisable without regard to the exercise period. The value of all “in the money” stock options was calculated using the closing price of $21.52 as of December 31, 2021.

(7) Reflects the value of twelve (12) months of employee benefit plans and programs to which Ms. Doll was entitled prior to the date of termination, to be provided pursuant to Ms. Doll’s Change of Control Agreement.

(8) The life insurance payment reflects three (3) times the annual base salary of the executive with maximum benefit of $1,000,000.

(9) In the event that Ms. Doll becomes disabled, she is eligible for up to six (6) months of Short Term and Long Term disability payments until the age of 67, in accordance with the Bank’s employee benefit program, assuming permanent disability on December 31, 2021.

Larry D. Pickett

Assuming one of the following events had occurred on December 31, 2021, Mr. Pickett’s payments and benefits had an estimated value as follows:

Termination Reason	Change of Control Payment ($)(1)	Severance Payment ($)	Accelerated Vesting of Stock Awards ($)		Stock Options ($)		Accelerated Deferred Compensation Payments ($)	Value of Employee Benefit Plans and Programs ($)		Life Insurance Benefit Paid ($)(8)	Disability Payments ($)(9)	Excise Tax Gross-Up Payment ($)	Total ($)
Voluntary	-	-	-		-	(4)	-	-		-	-	-	-
Voluntary for ‘Good Reason’	-	-	-		-	(4)	-	-		-	-	-	-
Involuntary without ‘Cause’	-	-	-		-	(4)	-	-		-	-	-	-
Involuntary for ‘Cause’	-	-	-		-	(4)	-	-		-	-	-	-
Permanent Disability	-	-	4,985	(2)	-	(5)	-	-		-	435,667	-	440,652
Death	-	-	4,985	(2)	-	(5)	-	-		793,500	-	-	798,485
Change of Control (with Double Trigger Adverse Employment Action)	341,909	-	46,282	(3)	-	(6)	-	13,408	(7)	-	-	-	401,599

(1) Under Mr. Pickett’s Change of Control Agreement, payment is calculated as one (1) times the sum of (a) the highest annualized base salary at the time of or during one of the three calendar years immediately preceding the termination pursuant to a change of control, and (b) the highest cash bonus earned with respect to one of the three calendar years immediately preceding the date of the termination pursuant to a change of control. Such amount will be paid in a lump sum within ten (10) days after termination of employment.

(2) In the event an Executive terminates employment during the restricted period by reason of death, disability, or retirement, and the Executive had completed a minimum of one year of employment during the restricted period, restrictions shall lapse on the number of shares (if any) determined by multiplying the full number of shares subject to restriction by a fraction, the numerator of which is the number of full months of employment the Executive had completed in such restriction period, and the denominator of which is the total number of full months in such restriction period. The value of the accelerated vesting was calculated using the closing price of $21.52 on December 31, 2021.

(3) In the event of any change of control, all restrictions applicable to any outstanding Restricted Stock Award shall lapse as of the date of such change of control. The value of the accelerated vesting was calculated using the closing price of $21.52 as of December 31, 2021.

(4) In the event that the Executive would terminate employment for any reason other than death, disability, retirement, or change of control, vested options must be exercised within three months following the Executive’s termination date and prior to its expiration. All options which are not exercisable on the date of termination shall be cancelled. Mr. Pickett had no outstanding exercisable stock option awards as of December 31, 2021.

(5) In the event that the Executive would terminate employment due to death, disability, or retirement, vesting is accelerated on all unvested options. All vested options must be exercised within one year following the Executive’s termination of employment and prior to the expiration of the options. Mr. Pickett had no outstanding stock option awards as of December 31, 2021.

(6) In the event of any change of control, all Stock Options shall immediately become exercisable without regard to the exercise period. Mr. Pickett had no outstanding stock option awards as of December 31, 2021.

(7) Reflects the value of twelve (12) months of employee benefit plans and programs to which Mr. Pickett was entitled prior to the date of termination, to be provided pursuant to Mr. Pickett’s Change of Control Agreement.

(8) The life insurance payment reflects three (3) times the annual base salary of the executive with maximum benefit of $1,000,000.

(9) In the event that Mr. Pickett becomes disabled, he is eligible for up to six (6) months of Short Term and Long Term disability payments until the age of 67, in accordance with the Bank’s employee benefit program, assuming permanent disability on December 31, 2021.

Compensation Committee Interlocks and Insider Participation

Starting in May 2021, the members of the Compensation Committee were John W. Giambalvo, Esq. (Chair) Jeffrey R. Hines, P.E. (Vice Chair), Brian D. Brunner, Cynthia A. Dotzel, and J. Rodney Messick. None of the members of the Compensation Committee are a present or past employee or officer of the Corporation or its subsidiaries. Relationships that members of the Compensation Committee have had and/or maintain with the Corporation are described in the “Related Person Transactions and Policies” section of this Proxy Statement.

Additionally, Mr. Kauffman makes recommendations to the Compensation Committee regarding compensation for associates. Mr. Kauffman does not participate in conducting his review.

Director Compensation

The Corporation uses a combination of cash and stock-based compensation to attract and retain qualified candidates to serve on the Board. In setting director compensation, the Corporation considers the significant time commitment required of directors in fulfilling their duties to the Corporation.

Cash Compensation Paid to Board Members

In 2021, the Bank’s non-employee directors were compensated for their services rendered as follows:

●	a monthly retainer of $1,500;

●	directors’ fees of $850 for each regular or special meeting attended;

●	committee meeting fees paid at the flat rate of $500 per meeting; and

●	monthly retainer paid to committee chairs of $300 (Wealth Management Committee); $300 (Enterprise Risk Management Committee); $300 (Strategic Technology Committee) and $500 (Audit Committee).

The Corporation’s Lead Director and Bank’s Vice Chair received a monthly retainer of $2,000 in 2021. In addition, each non-employee director recognized imputed income for insurance premiums paid on behalf of the non-employee Bank directors, which totaled $7,406 in 2021. The Bank provides a directors’ life insurance program for non-employee directors. This program is designed to provide a death benefit to the director’s beneficiary in the amount of $200,000. Under this program, the Bank is the direct beneficiary of death benefits equal to the greater of: (1) the cash surrender value of the policy; (2) the aggregate premiums paid on the policy by the Bank less any outstanding indebtedness to the insurer; or (3) the amount in excess of $200,000. In the aggregate, the Bank paid $215,493 in cash compensation to the directors in 2021.

Independent Directors’ Deferred Compensation Plan

The Corporation maintains a deferred compensation plan for independent directors. Participants may elect to defer receipt of compensation in order to gain certain tax benefits under Section 451 of the Internal Revenue Code of 1986, as amended. This plan is not funded by the Corporation.

2017 Long-Term Incentive Plan

The Corporation maintains a 2017 Long-Term Incentive Plan (“2017 Plan”), which was approved by the Corporation’s shareholders. The purposes of the 2017 Plan are to advance the long-term success of the Corporation and to increase shareholder value by providing the incentive of long-term stock-based rewards to officers, directors and key Bank associates as determined by the Compensation Committee. The 2017 Plan provides for awards of incentive stock options, non-statutory stock options, restricted stock awards, stock appreciation rights, and stock awards. The Compensation Committee administers the 2017 Plan. Persons eligible to receive awards under the 2017 Plan are those officers, directors and key Bank associates as determined by the Compensation Committee.

Name (1)(2)	Fees Earned or Paid in Cash ($)(2)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)(3)	Total ($)
Sarah M. Brown	42,300	17,484	-	-	-	62	59,846
Brian D. Brunner	10,103	17,484	-	-	30,308	424	58,319
Cynthia A. Dotzel, CPA	46,450	17,484	-	-	-	532	64,466
John W. Giambalvo, Esq.	39,910	17,484	-	-	-	230	57,624
Jeffrey R. Hines, P.E.	33,230	17,484	-	-	-	262	50,976
J. Rodney Messick	43,500	17,484	-	-	-	148	61,132

(1) Mr. Miller, former Executive Chairman, President and Chief Executive Officer of the Corporation and Mr. Kauffman, Chief Executive Officer and President of PeoplesBank, did not receive separate compensation as directors of the Corporation or the Bank. Mr. Miller and Mr. Kauffman’s compensation is described and disclosed in the Executive Compensation section of this Proxy Statement.

(2) Includes fees for attendance at Board meetings of the Bank. The Board of the Bank met eighteen (18) times in 2021.

(3) Imputed cost of life insurance for non-employee directors for a life insurance benefit of $200,000 for the named beneficiary of each director.

RELATED PERSON TRANSACTIONS AND POLICIES

Some of the Corporation and Bank’s directors and executive officers and the companies with which they are associated were clients of and had banking transactions with the Bank during 2021. All loans and loan commitments made to them and their immediate family members and to their companies were made in the ordinary course of business, on substantially the same terms, including interest rates, collateral and repayment terms, as those prevailing at the time for comparable transactions with other clients of the Bank, and did not involve more than a normal risk of collectability or present other unfavorable features. The principal loan balance outstanding for these persons on December 31, 2021, was approximately $9,516,000, which did not include unfunded commitments of approximately $1,110,000. The Bank anticipates that it will enter into similar transactions in the future.

Ms. Sarah M. Brown, who is a member of the Board, is the President and CEO of Keller Agency, Inc. t/a Keller-Brown Insurance Services, an insurance agency headquartered in York, Pennsylvania. Keller-Brown Insurance Services is the property and casualty insurance agent for the Corporation and the Bank. During 2021, the Corporation paid $859,321 in insurance policy premiums to Keller-Brown Insurance Services. Keller-Brown Insurance Services, as part of its normal course of business as an insurance agency, collects the premiums from the Corporation and remits the bulk of the premiums to the insurance companies, which provide the insurance coverage. Of the premiums received, Keller-Brown Insurance Services retained $103,444 as commissions payable by the insurance companies to Keller-Brown Insurance Services.

The Bank’s Board is responsible for ensuring compliance with Federal Reserve Board Regulation O, including its lending, record-keeping, and reporting requirements and, to that end, has adopted and maintains a written Regulation O compliance policy. The Bank’s Chief Risk Officer is the executive officer responsible for administration of the Regulation O compliance policy. The Chief Risk Officer maintains a list of insiders (directors, executive officers, principal shareholders and their related interests) who are subject to the Regulation O compliance policy. Each year, a Directors and Officers questionnaire is circulated to all directors, director nominees and executive officers in order to update related party information and to assist in the identification of potential related party transactions. Any direct or indirect extension of credit to an insider, including related interests, must be approved by the Bank’s Board. Approval is only granted if the transaction will be made on substantially the same terms, including interest rates, collateral and repayment terms, as those prevailing at that time for comparable transactions with other persons, and if the transaction does not involve more than the normal risk of collection and does not present any other unfavorable features.

In addition to its Regulation O compliance policy, the Bank’s Code of Ethics and Conflicts of Interest Policies address, among other things, related party transactions and potential conflicts of interest. Both policies apply to all directors, officers and employees as well as their immediate family members and related business entities, trusts or estates.

To identify related persons and entities, the Bank requires directors and executive officers to complete a Directors’ and Officers’ Questionnaire annually. This information is utilized to identify real or potential transactions in which conflicts of interest covered by the above-referenced policies and guidelines may arise.

Proposed transactions with such persons or entities are reviewed and voted on by the Board of the Corporation or the Bank, as applicable. Interested parties do not participate in such review and vote.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires the Corporation’s directors, executive officers and shareholders who beneficially own more than 10% of the outstanding Common Stock to file initial reports of ownership and reports of changes in ownership of Common Stock and other equity securities of the Corporation with the SEC, and deliver a copy of such reports to the Corporation. Based on a review of copies of the reports we received, and on the statements of the reporting persons, we believe that all Section 16(a) filing requirements were complied with in a timely fashion during 2021.

PROPOSAL 2 – ADVISORY VOTE REGARDING EXECUTIVE COMPENSATION

Pursuant to Section 14A of the Exchange Act, we are again providing our shareholders the opportunity to vote on an advisory, non-binding resolution to approve the compensation paid to our named executive officers, as described in this Proxy Statement. This advisory vote, commonly referred to as a “say-on-pay” vote, gives our shareholders the opportunity to endorse, or not endorse, the compensation of our named executive officers annually. Shareholders are encouraged to carefully review the “Executive Compensation” section of this Proxy Statement for a detailed discussion of our executive compensation programs.

We believe that our executive compensation policies and programs, which are reviewed and approved by our Compensation Committee, are designed to align our named executive officers’ compensation with our short- and long-term performance and to provide the compensation and incentives that are necessary to attract, motivate and retain key executives who are important to our continued success. The Compensation Committee regularly reviews all elements of our executive compensation program and takes any actions it deems necessary to continue to fulfill the objectives of our compensation programs. These programs have been designed to promote a performance-based culture, which aligns the interests of our executive officers and other managers with the interests of our shareholders.

The Corporation’s shareholders approved the compensation payable to our named executive officers at the 2021 Annual Meeting of Shareholders by the affirmative vote of holders of a majority of the Common Stock having voting power present, in person (virtually) or by proxy, and we note that the Corporation has not made any material changes to its compensation programs or philosophies in the past year.

For the reasons discussed above, our shareholders are asked to again provide their support with respect to the compensation of the Corporation’s named executive officers by voting in favor of the following non-binding resolution:

“Resolved, that the shareholders of Codorus Valley Bancorp, Inc. approve the compensation of the Corporation’s Named Executive Officers, as disclosed in this Proxy Statement pursuant to the compensation disclosure rules of the Securities and Exchange Commission.”

Because this shareholder vote is advisory, it will not be binding on the Board. However, the Compensation Committee will take into account the outcome of the vote when considering future executive compensation arrangements.

Vote Required for Approval

The approval of the non-binding advisory proposal on our executive compensation requires the affirmative vote of holders of a majority of the Common Stock having voting power, present, in person (virtually) or by proxy. Abstentions that are counted only for purposes of determining a quorum will have the effect of a vote against this proposal, and broker non-votes will have no effect on this proposal.

Recommendation of the Board

The Board unanimously recommends a vote “FOR” the advisory, non-binding resolution approving the compensation paid to the Corporation’s named executive officers.

PROPOSAL 3 – Approval of Amendments to the 2007 Codorus Valley Bancorp, Inc. Employee Stock Purchase Plan

The Corporation’s shareholders are being asked to approve two amendments to the 2007 Codorus Valley Bancorp, Inc. ESPP. The amendments were adopted by the Board on February 8, 2022, subject to shareholder approval, and will:

(a)       increase the number of shares of the Corporation’s Common Stock reserved for issuance under the ESPP from 125,303 shares to 200,303 shares, an increase of 75,000 shares; and

(b)       extend the term of the plan for an additional ten years until June 30, 2032. The term of the plan is currently set to expire June 30, 2022.

After giving effect to the proposed amendment to increase the number of shares, 200,303 shares remain available for issuance under the ESPP.

The Board believes that continuing to make the ESPP available, and increasing the number of shares of Common Stock reserved for issuance under the ESPP, provides eligible employees who wish to become shareholders of the Corporation with a convenient method of doing so and will link employee and shareholder interests.

In furtherance of these objectives, the Board, upon the recommendation of the Corporate Governance and Nominating Committee, has adopted amendments to the ESPP to: (a) provide for 75,000 additional shares of the Corporation Common Stock to be reserved for issuance under the ESPP, and (b) extend the term of the plan for an additional period of ten (10) years, subject, in each case, to approval by the shareholders of these amendments at this A nnual M eeting. A summary of the ESPP is set forth below. This summary is, however, qualified in its entirety by reference to the full text of the ESPP, which is attached hereto as Annex B.

Purpose. As stated above, the purpose of the ESPP is to attract and retain valued employees by offering them a greater stake in the Corporation’s success and a closer identity with it, and to encourage ownership of the Corporation’s stock by such employees.

Eligibility. Any employee of the Corporation, or any of its subsidiaries, except employees whose customary employment is less than 20 hours per week and employees whose customary employment is for not more than five months in any calendar year (seasonal employees), is eligible to participate in the ESPP.

Purchase of Shares through ESPP. A participant may purchase shares through the ESPP by payroll deduction. An amount established by the participant will be deducted from the participant’s pay for a six-month period. This amount will be accumulated for the benefit of the participant and used to purchase Corporation stock at the end of that period.

Purchase Price for Shares Purchased through the ESPP. The purchase price for each share purchased by a participant through the ESPP is eighty-five percent (85%) of the share’s fair market value. For purposes of the ESPP, the share’s fair market value is the lesser of the closing price at the beginning of the six-month term or the closing price on the last day of the six-month term, as reported by the National Association of Securities Dealers Automated Quotation System.

Limitations Applicable to ESPP. The ESPP, as proposed to be amended, has a ten (10) year term and provides for twenty (20) six-month offerings. The maximum number of shares to be offered under the ESPP, as amended, is 200,303, subject to future adjustment for stock splits and stock dividends. No participant may purchase more than 1,000 shares during any single offering. No employee is allowed to purchase shares under all employee stock purchase plans at a rate which exceeds $25,000 of fair market value of such shares for each calendar year.

Federal Income Tax Consequences. The following summarizes the federal income tax consequences of an employee’s participation in the ESPP. This summary does not address federal employment taxes, state and local income taxes, and other taxes that may be applicable and is not intended to be a complete description of the tax consequences of participation in the ESPP.

The Corporation intends that the ESPP qualify as an “employee stock purchase plan” within the meaning of Internal Revenue Code Section 423. As such, an employee will not recognize taxable income upon enrollment in the ESPP or purchasing shares with after-tax payroll deductions.

In general, an employee recognizes taxable income in the year in which the shares purchased under the ESPP are sold or otherwise disposed of (including by gift).

Qualifying Dispositions. If a participant does not dispose of shares acquired pursuant to the ESPP until at least two years have passed from the beginning of the month in which the participant acquired such shares (a “qualifying disposition”), the participant will have ordinary income in the year of the qualifying disposition equal to the lesser of (i) the amount by which the fair market value of the shares on the start of the option period exceeds the purchase price paid for such shares or (ii) 15% of the fair market value of the shares on the start of the option period in which the shares were acquired. The amount of ordinary income will be added to the basis of the stock and any additional gain recognized upon the qualifying disposition will be a long-term capital gain. If the fair market value on the date of the qualifying disposition is less than the purchase price paid for the shares, there will be no ordinary income and any loss will be a long-term capital loss.

Disqualifying Dispositions. If a participant disposes of shares acquired pursuant to the ESPP at any time within two years from the start of the option period in which the participant acquired such shares (a “disqualifying disposition”), the participant will have ordinary income in the year of the disqualifying disposition equal to the amount by which the fair market value of the shares on the purchase date exceeded the purchase price. The amount of the ordinary income will be added to the basis of the stock, and any resulting gain or loss upon the disposition will be a capital gain or loss. The capital gain or loss will be long-term if the participant holds the stock for more than one year.

In accordance with Section 423 of the Internal Revenue Code, if the stock is transferred to an individual under an ESPP and if applicable holding periods are satisfied (two years from the date the ESPP offering begins and one year from the date the employee acquires the shares), no deduction of the wage expense for tax purposes is allowable. However, if the holding period requirements are not satisfied, the Corporation recognizes compensation expenses (for tax purposes only) equal to the employee’s compensation income at the time the stock is transferred.

New Plan Benefits

Employee Stock Purchase Plan[1]
Name and Position	Dollar Value ($)[2]	Number of Shares
Craig L. Kauffman, CEO	$6,500	354
Larry D. Pickett, Principal Financial Officer	$10,400	566
Larry J. Miller, Executive Chair	n/a	n/a
Diane E. Baker, EVP	$6,500	354
Amy L. Doll, SVP	$650	35
Executive Group	$33,150	1,805
Non-Executive Director Group	n/a	n/a
Non-Executive Officer Employee Group	$105,950	5,768

Vote Required for Approval

The affirmative vote of holders of a majority of the Common Stock having voting power, present, in person (virtually) or by proxy, is required to approve a resolution to effect the proposed amendments to the ESPP to increase the number of shares and to extend the term of the ESPP as follows:

“Resolved, that the shareholders hereby approve the amendments to the 2007 Codorus Valley Bancorp, Inc. Employee Stock Purchase Plan to increase the total number of shares issuable pursuant to the plan to 200,303 shares, an increase of 75,000 shares, and to extend the term of the Plan by an additional ten (10) years from June 30, 2022 to June 30, 2032.”

Recommendation of the Board

The Board unanimously recommends a vote “FOR” the proposal to increase the number of shares reserved for issuance by the ESPP and to extend the term of the ESPP by an additional ten (10) years.

1 The information in this table reflects the planned purchases for the first six months of 2022 and assumes that the same number of shares will be purchased in the second six-month offering period of 2022.

2 The dollar value is equal to fifteen percent (15%) of the fair market value of the Corporation’s Common Stock and also includes the ASC 718 value of the participant’s short-term (six-month) option to acquire the shares. The dollar value assumes that the fair market value of the shares is the closing price on the first business day of 2022.

PROPOSAL 4 - RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Corporation’s Audit Committee has selected Crowe as our independent registered public accounting firm for the fiscal year ending December 31, 2022. Although shareholder approval of the selection of Crowe is not required by law, the Board believes that it is advisable to give shareholders an opportunity to ratify this selection as is the common practice with other publicly traded companies.

Vote Required for Approval

The affirmative vote of holders of a majority of the Common Stock having voting power, present, in person (virtually) or by proxy, is required to ratify the appointment of Crowe as the Corporation’s independent registered public accounting firm for the fiscal year ending December 31, 2022. Abstentions that are counted only for purposes of determining a quorum will have the effect of a vote against this proposal, and broker non-votes will have no effect on this proposal. If our shareholders at the Annual Meeting do not approve this proposal, the Audit Committee may reconsider its selection of Crowe, but no determination has been made as to what action the Audit Committee would take if shareholders do not ratify the appointment of Crowe.

Recommendation of the Board

The Board unanimously recommends that shareholders vote “FOR” ratification of the appointment of Crowe as the Corporation’s independent registered public accounting firm for the fiscal year ending December 31, 2022.

REPORT OF THE AUDIT COMMITTEE

The Audit Committee met with management periodically during the year to consider the adequacy of the Corporation’s internal controls and the objectivity of its financial reporting. The Audit Committee discussed these matters with the Corporation’s independent registered public accounting firm.

The Audit Committee met privately at its regular meetings with both the independent registered public accounting firm and the internal auditors, each of whom has unrestricted access to the Audit Committee.

The Audit Committee appointed, and the Board approved, Crowe, as the independent registered public accounting firm for the Corporation’s fiscal year ending December 31, 2021 after reviewing the firm’s performance with management and independence.

Management has primary responsibility for the Corporation’s consolidated financial statements and the overall reporting process, including the Corporation’s system of internal controls. The independent registered public accounting firm audited the annual consolidated financial statements prepared by management, expressed an opinion as to whether those consolidated financial statements fairly present the financial position, results of operations and cash flows of the Corporation in conformity with generally accepted accounting principles in the United States of America and discussed with the Audit Committee any issues they believe should be raised with the Audit Committee.

The Audit Committee reviewed with management and Crowe, the Corporation’s independent registered public accounting firm, the Corporation’s audited consolidated financial statements and met separately with both management and Crowe to discuss and review those consolidated financial statements and reports prior to issuance. Management has represented, and Crowe has confirmed to the Audit Committee, that the consolidated financial statements were prepared in accordance with generally accepted accounting principles in the United States of America.

The Audit Committee received from and discussed with Crowe the written disclosure and the letter required by PCAOB Rule 3526 Communication with Audit Committees Concerning Independence. These items relate to that firm’s independence from the Corporation. The Audit Committee also discussed with Crowe matters required to be discussed by Auditing Standard No. 16 Communication with Audit Committees. The Audit Committee monitored certified public accounting firm independence and reviewed audit and non-audit services performed by Crowe.

Based on the reviews and discussions referred to above, the Committee recommended to the Board and the Board has approved that the audited consolidated financial statements be included in the Annual Report on Form 10-K as of and for the year ended December 31, 2021, for filing with the SEC.

Audit Committee of the Board of

Codorus Valley Bancorp, Inc.

Keith Cenekofsky, CPA, Chair

Jeffrey R. Hines, P.E. Vice Chair

John W. Giambalvo, Esq.

Independent Registered Public Accounting Firm

The consolidated financial statements of the Corporation as of December 31, 2021 and 2020 included in the Corporation’s Form 10-K for the year ended December 31, 2021 and 2020 have been audited by Crowe, an independent registered public accounting firm, as stated in its report thereon, in reliance upon such report and upon the authority of said firm as experts in accounting and auditing.

Crowe’s reports on the Corporation’s consolidated financial statements as of December 31, 2021 and 2020 and for each of the two (2) years in the period ended December 31, 2021 did not contain an adverse opinion or a disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principles.

During the fiscal years ended December 31, 2021 and December 31, 2020 and the subsequent interim period through the date hereof, there were: (i) no “disagreements” as that term is defined in Item 304(a)(1)(iv) of Regulation S-K, between the Corporation and Crowe on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, any of which, if not resolved to Crowe’s satisfaction, would have caused Crowe to make reference to the subject matter of any such disagreement in connection with its reports for such years and interim period and (ii) no reportable events within the meaning of Item 304(a)(1)(v) of Regulation S-K during the two (2) most recent fiscal years or the subsequent interim period.

As noted above, the Board selected Crowe as the independent registered public accounting firm for the examination of its consolidated financial statements as of and for the fiscal year ending December 31, 2022.

We expect a representative of Crowe to be present at the Annual Meeting to respond to appropriate questions and to make a statement if the representative desires to do so.

Fees of Independent Public Accountants

Aggregate fees billed to the Corporation by Crowe for services rendered for 2021 and 2020, respectively are presented below:

	Year Ended December 31,
	2021	2020

Audit Fees	$282,500	$303,000
Audit Related Fees	0	0
Tax Fees	0	0
All Other Fees	0	0
Total Fees	$282,500	$303,000

Audit fees include professional services rendered for the audit of the Corporation’s annual consolidated financial statements included in Form 10-K and review of consolidated financial statements included in Form 10-Q and services normally provided in connection with statutory and regulatory filings, and services provided in connection with the HUD audit, including out-of-pocket expenses. These fees also include an audit of internal controls over financial reporting in accordance with the Federal Deposit Insurance Corporation Improvement Act.

The Audit Committee pre-approves all audit and permissible non-audit services provided by the independent registered public accounting firm. These services may include audit services, audit-related services, tax services, and other services. The Audit Committee has adopted a policy for the pre-approval of services provided by the independent registered public accounting firm. Under the policy, pre-approval is generally provided for up to one year, and any pre-approval is detailed as to the particular service or category of particular services on a case-by-case basis. The Audit Committee approved all fees, including tax fees, during 2021 and 2020.

The Audit Committee has considered Crowe’s provision of non-audit services and determined that such services are compatible with maintaining Crowe’s independence.

HOUSEHOLDING OF PROXY MATERIALS

A copy of our 2021 Annual Report on Form 10-K has been posted on the Internet along with this Proxy Statement to all shareholders entitled to notice of and to vote at the Annual Meeting. The Annual Report is not incorporated into this Proxy Statement and is not considered proxy-soliciting material. We will mail without charge, upon written request, a copy of our 2021 Annual Report on Form 10-K including exhibits. Please send a written request to Timothy J. Nieman, Esq., Corporate Secretary, Codorus Valley Bancorp, Inc., 105 Leader Heights Road, York, Pennsylvania 17403.

Shareholders residing in the same household who hold their stock through a bank or broker may receive only one set of proxy materials in accordance with a notice sent earlier by their broker, bank, trustee or other nominee. This practice will continue unless instructions to the contrary are received by your broker, bank, trustee or other nominee from one or more of the shareholders within the household. We will promptly deliver a separate copy of the proxy materials to such shareholders upon receipt of a written or oral request to Timothy J. Nieman, Esq. at the address above, or by calling (717) 747-1519.

If you hold your shares in street name and reside in a household that received only one copy of the proxy materials, you can request to receive a separate copy in the future by following the instructions sent by your broker, bank, trustee or other nominee. If your household is receiving multiple copies of the proxy materials, you may request that only a single set of materials be sent by following the instructions sent by your bank or broker.

ADDITIONAL INFORMATION

Any shareholder may obtain a copy of the Corporation’s Annual Report on Form 10-K for the year ended December 31, 2021, including the consolidated financial statements and related schedules and exhibits, required to be filed with the Securities and Exchange Commission, without charge, by submitting a written request to the Treasurer, Codorus Valley Bancorp, Inc., 105 Leader Heights Road, York, Pennsylvania 17403. You may also view these documents on the Corporation’s website at www.peoplesbanknet.com., click on “Your Business” at the top of the page, click on “Investor Relations” under the “Connect” heading, and then click on “Documents.” In the middle of the page click on “Latest 10-K.”

OTHER MATTERS

The Board knows of no matters other than those discussed in this Proxy Statement that will be presented at the Annual Meeting. However, if any other matter should be properly presented for consideration and voting at the Annual Meeting or any adjournments of the Annual M eeting, the proxy holders will vote the proxies in accordance with the instructions of the Board, to the extent permitted under Rule 14a-4(c) under the Exchange Act.

INTERNET AVAILABILITY OF PROXY MATERIALS

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting to Be Held on [ • ] , 2022. This Notice of Annual Meeting and Proxy Statement, BLUE Proxy Card and 2021 Annual Report are available at: www.proxyvote.com. Information on this website, other than this Proxy Statement, is not part of this Proxy Statement nor does it form any part of the material for soliciting proxies.

ANNEX A

ADDITIONAL INFORMATION REGARDING PARTICIPANTS IN THE SOLICITATION

Under applicable SEC rules and regulations, members of the Board, the Board’s nominees and certain officers and other employees of the Corporation are “participants” with respect to our solicitation of proxies in connection with the Annual Meeting. The following sets forth certain information about such persons (the “Participants”).

Directors and Director Nominees

The names and present principal occupation of our directors and director nominees, each a Participant, are set forth below. The business address for our current directors and director nominees is c/o Codorus Valley Bancorp, Inc., 105 Leader Heights Road, York, Pennsylvania 17403.

Name	Present Principal Occupation
Sarah M. Brown	President and Chief Executive Officer, Keller-Brown Insurance Services
Brian D. Brunner	Division President of Account and Item Processing Sales within the Global Sales Organization, Fiserv, Inc.
Keith Cenekofsky, CPA	Former (Retired) Certified Public Accountant, BDO USA, LLP
Cynthia A. Dotzel, CPA	Certified Public Accountant, Dotzel & Company, Inc.
John W. Giambalvo, Esq.	President and Chief Executive Officer, Jack Giambalvo Motor Co., Inc.
Jeffrey R. Hines, P.E.	Former (Retired) President and Chief Executive Officer, The York Water Company
Craig L. Kauffman	President and Chief Executive Officer of the Corporation, President and Chief Executive Officer of the Bank
J. Rodney Messick	Chief Executive Officer, Homesale Realty Service Group, Inc.

Officers and Employees

Executive officers and employees of the Corporation who are Participants are Craig L. Kauffman, Larry D. Pickett, Diane E. Baker and Timothy J. Nieman, Esq. The business address for each is c/o Codorus Valley Bancorp, Inc., 105 Leader Heights Road, York, Pennsylvania 17403. Their present principal occupations are stated below, other than Mr. Kauffman’s which is stated above.

Name	Present Principal Occupation
Diane E. Baker, CPA	Vice President, Assistant Treasurer and Assistant Secretary of the Corporation; Executive Vice President, Chief Risk Officer of the Bank
Larry D. Pickett, CPA	Treasurer of the Corporation; Executive Vice President and Chief Financial Officer of the Bank
Timothy J. Nieman, Esq.	Secretary and General Counsel of the Corporation and the Bank

Information Regarding Ownership of the Corporation’s Securities by Participants

The number of the Corporation’s securities beneficially owned by the Participants as of [March 14], 2022 is set forth in the section entitled “Information Concerning Security Ownership” in this Proxy Statement.

Information Regarding Transactions in the Corporation’s Securities by Participants

The following table sets forth information regarding purchases and sales of the Corporation’s securities by the Participants within the past two years. No part of the purchase price or market value of these securities is represented by funds borrowed or otherwise obtained for the purpose of acquiring or holding such securities.

Name	Date	Title of Security	Number of Shares	Transaction
Diane E. Baker	03/15/2022	Common Stock	3,155	Grant, Award or Other Acquisition
	03/09/2022	Common Stock	221	Payment of Exercise Price or Tax Liability
	12/10/2021	Common Stock	316	Payment of Exercise Price or Tax Liability
	03/09/2021	Common Stock	1,909	Grant, Award or Other Acquisition

Name	Date	Title of Security	Number of Shares	Transaction
	12/11/2020	Common Stock	133	Payment of Exercise Price or Tax Liability
	12/11/2020	Common Stock	207	Payment of Exercise Price or Tax Liability
	12/10/2020	Common Stock	100	Payment of Exercise Price or Tax Liability

Sarah M. Brown	03/15/2022	Common Stock	914	Grant, Award or Other Acquisition
	12/09/2021	Common Stock	465	Open Market Purchase
	08/10/2021	Common Stock	442	Open Market Purchase
	02/09/2021	Common Stock	1,070	Grant, Award or Other Acquisition
	12/10/2020	Common Stock	578	Open Market Purchase
	06/05/2020	Common Stock	690	Open Market Purchase

Brian D. Brunner	03/15/2022	Common Stock	914	Grant, Award or Other Acquisition
	02/09/2021	Common Stock	1,070	Grant, Award or Other Acquisition
	05/11/2020	Common Stock	10,000	Open Market Purchase
	03/11/2020	Common Stock	2,500	Open Market Purchase

Keith M. Cenekofsky	03/23/2022	Common Stock	500	Open Market Purchase

Cynthia Dotzel	03/15/2022	Common Stock	914	Grant, Award or Other Acquisition
	02/09/2021	Common Stock	1,070	Grant, Award or Other Acquisition

John W. Giambalvo	03/15/2022	Common Stock	914	Grant, Award or Other Acquisition
	02/09/2022	Common Stock	207	Open Market Purchase
	02/04/2022	Common Stock	2,105	Open Market Purchase
	12/31/2021	Common Stock	613	Open Market Purchase
	12/23/2021	Common Stock	1,815	Open Market Purchase
	12/21/2021	Common Stock	2,814	Open Market Purchase
	09/22/2021	Common Stock	4,672	Open Market Purchase
	06/18/2021	Common Stock	1,639	Open Market Purchase
	02/09/2021	Common Stock	1,070	Grant, Award or Other Acquisition
	08/04/2020	Common Stock	800	Open Market Purchase
	07/28/2020	Common Stock	2,000	Open Market Purchase
	05/05/2020	Common Stock	610	Open Market Purchase
	04/28/2020	Common Stock	1,000	Open Market Purchase
	03/12/2020	Common Stock	1,000	Open Market Purchase
	03/10/2020	Common Stock	2,000	Open Market Purchase

Jeffrey R. Hines	03/15/2022	Common Stock	914	Grant, Award or Other Acquisition
	02/09/2021	Common Stock	1,070	Grant, Award or Other Acquisition

Craig L. Kauffman	03/16/2022	Common Stock	500	Open Market Purchase
	03/15/2022	Common Stock	6,995	Grant, Award or Other Acquisition
	03/09/2022	Common Stock	388	Payment of Exercise Price or Tax Liability
	03/04/2022	Common Stock	98	Open Market Purchase
	03/02/2022	Common Stock	2	Open Market Purchase
	03/01/2022	Common Stock	400	Open Market Purchase
	12/10/2021	Common Stock	395	Payment of Exercise Price or Tax Liability
	11/09/2021	Restricted Stock Units	15,564	Grant, Award or Other Acquisition
	08/16/2021	Common Stock	185	Payment of Exercise Price or Tax Liability
	05/10/2021	Common Stock	1,000	Open Market Purchase
	03/09/2021	Common Stock	3,973	Grant, Award or Other Acquisition
	12/11/2020	Common Stock	196	Payment of Exercise Price or Tax Liability
	12/10/2020	Common Stock	187	Payment of Exercise Price or Tax Liability
	08/16/2020	Common Stock	180	Payment of Exercise Price or Tax Liability
	06/19/2020	Common Stock	1,000	Open Market Purchase

John Rodney Messick	03/15/2022	Common Stock	914	Grant, Award or Other Acquisition
	01/03/2022	Common Stock	250	Open Market Purchase
	10/01/2021	Common Stock	250	Open Market Purchase
	09/20/2021	Common Stock	1,000	Open Market Purchase
	04/01/2021	Common Stock	200	Open Market Purchase
	02/09/2021	Common Stock	1,070	Grant, Award or Other Acquisition
	01/04/2021	Common Stock	200	Open Market Purchase
	10/01/2020	Common Stock	200	Open Market Purchase
	07/01/2020	Common Stock	200	Open Market Purchase
	05/21/2020	Common Stock	1,000	Open Market Purchase
	03/13/2020	Common Stock	200	Open Market Purchase

Name	Date	Title of Security	Number of Shares	Transaction
Timothy J. Nieman	03/15/2022	Common Stock	2,652	Grant, Award or Other Acquisition
	03/09/2022	Common Stock	185	Payment of Exercise Price or Tax Liability
	12/10/2021	Common Stock	233	Payment of Exercise Price or Tax Liability
	03/09/2021	Common Stock	1,599	Grant, Award or Other Acquisition
	12/11/2020	Common Stock	144	Payment of Exercise Price or Tax Liability
	12/10/2020	Common Stock	83	Payment of Exercise Price or Tax Liability

Larry D. Pickett	03/15/2022	Common Stock	3,017	Grant, Award or Other Acquisition
	03/09/2021	Common Stock	1,805	Grant, Award or Other Acquisition
	05/29/2020	Common Stock	800	Open Market Purchase

Miscellaneous Information Concerning Participants

Other than as set forth in this Annex A or elsewhere in this Proxy Statement and based on the information provided by each Participant, none of the Participants or their associates (i) beneficially owns (within the meaning of Rule 13d-3 under the Exchange Act), directly or indirectly, or owns of record but not beneficially, any shares of Common Stock or other securities of the Corporation or any of its subsidiaries or (ii) has any substantial interest, direct or indirect, by security holdings or otherwise, in any matter to be acted upon at the Annual Meeting. In addition, neither the Corporation nor any of the Participants listed above is now or has been within the past year a party to any contract, arrangement, or understanding with any person with respect to any of our securities, including, but not limited to, joint ventures, loan or option arrangements, puts or calls, guarantees against loss or guarantees of profit, division of losses or profits, or the giving or withholding of proxies. No Participant has been convicted in a criminal proceeding (excluding traffic violations and similar misdemeanors) during the past ten years.

Other than as set forth in this Annex A or elsewhere in this Proxy Statement and based on the information provided by each Participant, neither the Corporation nor any of the Participants listed above or any of their associates have or will have (i) any arrangements or understandings with any person with respect to any future employment by the Corporation or its affiliates or with respect to any future transactions to which the Corporation or any of its affiliates will or may be a party or (ii) any contract, arrangements or understandings with any person with respect to any securities of the registrant, including, but not limited to, joint ventures, loan or option arrangements, puts or calls, guarantees against loss or guarantees of profit, division of losses or profits, or the giving or withholding of proxies. Other than as set forth in this Annex A or elsewhere in this Proxy Statement and based on the information provided by each Participant, neither the Participants nor any of their immediate family members have a direct or indirect material interest in any transaction or series of similar transactions since the beginning of our last fiscal year or any currently proposed transactions, or series of similar transactions, to which the Corporation or any of its subsidiaries was or is to be a party in which the amount involved exceeds $120,000.

ANNEX B

Codorus Valley Bancorp, Inc.

Restated 2007 Employee Stock Purchase Plan

(As Amended by the Board of Directors on February 8, 2022)

Codorus Valley Bancorp, Inc. (the “Company”) does hereby establish its 2007 Employee Stock Purchase plan as follows:

1.	Purpose of the plan. The purpose of this Plan is to provide eligible employees who wish to become shareholders in the Company a convenient method of doing so and to link employee and shareholder interests.

2.	Definitions

2.1	“Account” shall mean the funds accumulated with respect to an individual employee as a result of deductions from the employee’s paycheck for the purpose of purchasing stock under this Plan. The funds allocated to an employee’s account shall remain the property of the respective employee at all times but may be commingled with the general funds of the Company.

2.2	“Base Pay” means regular straight time earnings and does not include bonuses and overtime payments, payments for incentive compensation, and other special payments.

2.3	“Committee” means the Board’s compensation committee.

2.4	“Board” means the Company’s Board of Directors.

3.	Employee Eligible to Participate. Any employee of the Company, or any of its subsidiaries, who is in the employ of the Company or subsidiary on an offering commencement date is eligible to participate in that offering, except (a) employees whose customary employment is less than 20 hours per week, or (b) employees whose customary employment is for not more than five months in any calendar Year.

4.	Offerings. There will be separate consecutive six-month offerings pursuant to the Plan. The first offering shall commence on July 1, 2007. Thereafter, offerings shall commence on each subsequent July and January and the final offering under this Plan shall commence on January 1, 2032 and terminate on June 30, 2032. In order to become eligible to purchase shares, an employee must sign an Enrollment Agreement and any other necessary papers on or before the commencement date (January 1 or July 1) of the particular offering in which the employee wishes to participate. Participation in one offering under the Plan shall neither limit, nor require, participation in any other offering.

5.	Price. The purchase price per share shall be the lesser of (a) 85% of the fair market value of the stock on the offering date, or (b) 85% of the fair market value of the stock on the last business day of the offering. Fair market value shall mean the closing price as reported on the National Association of Securities Dealers Automated Quotation System or, if the stock is traded on a stock exchange, the closing price for the stock on such exchange.

6.	Offering Date. The “offering date” as used in this Plan shall be the commencement date of the offering, if such date is a regular business day, or the first regular business day following such commencement date. A different date may be set by resolution of the Board.

7.	Number of Shares to be Offered. The maximum number of shares that will be offered under the plan is 200,303 shares. The shares to be sold to participants under the Plan will be common stock of the Company. If the total number of shares for which options are to be granted on any date in accordance with Section 10 exceeds the number of shares then available under the Plan (after deduction of all shares for which options have been exercised or are then outstanding), the Company shall make a pro rata allocation of the shares remaining available in as nearly a uniform manner as shall be practicable and as it shall determine to be equitable. In such event, the payroll deductions to be made pursuant to the authorization therefore shall be reduced accordingly, and the Company shall give written notice of such reduction to each employee affected thereby.

8.	Participation.

8.1	An eligible employee may become a participant by completing an Enrollment Agreement provided by the Company and by filing it with Human Resources prior to the commencement of the offering to which it relates.

8.2	Payroll deductions for a participant shall commence on the offering date, and shall end on the termination date of such offering unless earlier terminated by the employee as provided in Paragraph 14.

8.3	Payroll deduction shall be the sole means of accumulating funds in a participant’s account.

9.	Payroll Deductions.

9.1	At the time a participant files his authorization for a payroll deduction, he shall elect to have deductions made from his pay on each payday during the time he is a participant in an offering at any at any whole dollar amount of $5.00 or more.

9.2	All payroll deductions made for a participant shall be credited to his account under the Plan. A participant may not make any separate cash payment into such account nor may payment for shares be made other than by payroll deduction.

9.3	A participant may discontinue his participation in the Plan as provided in Section 14, but no other change can be made during an offering, and, specifically, a participant may not alter the rate of his payroll deduction for that offering.

10.	Granting of Option. On the offering date, this Plan shall be deemed to have granted to the participant an option for as many full and fractional shares as he will be able to purchase with the payroll deductions credited to his account during his participation in that offering. Notwithstanding the foregoing, no participant may purchase more than 1,000 shares of stock during any single offering.

11.	Exercise of Option. Each employee who continues to be a participant in an offering on the last business day of that offering shall be deemed to have exercised his option on such date and shall be deemed to have purchased from the Company such number of full and fractional shares of common stock reserved for the purpose of the Plan as his accumulated payroll deductions on such date will pay for at the option price.

12.	Employee Rights as a Shareholder. No participating employee shall have any right as a shareholder with respect to any shares until the shares have been purchased in accordance with Section 11 above and the stock has been issued by the Company.

13.	Evidence of Stock Ownership.

13.1	Promptly following the end of each offering, the number of shares of common stock purchased by each participant shall be deposited into an account established in the participant’s name at a stock brokerage or other financial services firm designated by the Company (the “ESPP Broker”).

13.2	A participant shall be free to undertake a disposition (as that term is defined in Section 424 (c) of the Internal Revenue Code (the “Code”)) of the shares in the participant’s account at any time, whether by sale, exchange, gift, or other transfer of legal title, but in the absence of such a disposition of the shares, the shares must remain in the participant’s account at the ESPP Broker until the holding period set forth in Section 423 (a) of the Code has been satisfied. With respect to shares for which the Section 423 (a) holding period has been satisfied, the participant may move those shares to another brokerage account of participant’s choosing or request that a stock certificate be issued and delivered to the participant.

14.	Withdrawal. An employee may withdraw from an offering, in whole but not in part, at any time prior to the last business day of such offering by delivering a Withdrawal Notice to the Company, in which event the Company will refund the entire balance of his payroll deductions as soon as practicable thereafter.

To re-enter the Plan, an employee who has previously withdrawn must file a new Enrollment Agreement in accordance with Section 8.1. The employee’s re-entry into the Plan will not become effective before the beginning of the next offering following his withdrawal, and if the withdrawing employee is an officer of the Company within the meaning of Section 16 of the Securities Exchange Act of 1934, the officer may not re-enter the Plan before the beginning of the second offering following withdrawal.

15.	Carryover of Account. At the termination of each offering, the Company shall automatically re-enroll the employee in the next offering, and the balance in the employee’s account shall be used for option exercises in the new offering, unless the employee has advised the Company otherwise. Upon termination of the Plan, the balance of each employee’s account shall be refunded to the employee.

16.	Interest. No interest will be paid or allowed on any money in the accounts of participation employees.

17.	Rights Not Transferable. No employee shall be permitted to sell, assign, transfer, pledge, or otherwise dispose of or encumber either the payroll deductions credited to the employee’s account or any rights with regards to the exercise of an option or to receive shares under the Plan other than by will or the laws of decent and distribution, and such right and interest shall not be liable for, or subject to, the debts, contracts or liabilities of the employee. If any such action is taken by the employee, or any claim is asserted by any other party in respect of such right and interest, whether by garnishment, levy, attachment or otherwise, such action or claim will be treated as an election to withdraw funds in accordance with Section 14.

18.	Termination of Employment. Upon termination of employment for any reason whatsoever, including but not limited to death or retirement, the balance in the account of a participant shall be paid to the participant or to the participant’s estate.

19.	Amendment or Discontinuance of the Plan. The Board shall have the right at any time, and without notice, to amend, modify or terminate the Plan, provided, that no employee’s existing rights under any offering already made under Section 4 hereof may be adversely affected thereby, and provided further that no such amendment of the Plan shall, except as provided in Section 20, increase above 200,303 shares the total number of shares to be offered unless shareholder approval is obtained therefore.

20.	Changes in Capitalization. In the event of reorganization, recapitalization, stock split, stock dividend, combination of shares, merger, consolidation, offerings of rights, or any other change in the structure of the common shares of the Company, the Board may make such adjustment, if any, as it may deem appropriate in the number, kind and the price of shares available for purchase under the Plan, and in the number of shares which an employee is entitled to purchase.

21.	Share Ownership. Notwithstanding anything to the contrary, no employee shall be permitted to subscribe for any shares under the Plan if such employee, immediately after such subscription, owns shares (including all shares which may be purchased under outstanding subscriptions under the Plan) possessing 5% or more of the total combined voting power or value of all classes of shares of the Company or of its subsidiary corporations. For the foregoing purposes the rules of Section 425 (d) of the Code shall apply in determining share ownership. In addition, no employs shall be allowed to subscribe for any shares under the Plan which permits his rights to purchase shares under all “employee stock purchase plans” of the Company and its subsidiary corporations to accrue at a rate which exceeds $25,000 of the fair market value of such shares (determined at the time such right to subscribe is granted) for each calendar year in which such right to subscribe is outstanding at any time.

22.	Administration. The Plan shall be administered by the Committee.

23.	Notices. All notices or other communications by a participant to the Company under or in connection with the Plan shall be deemed to have been dully given when received by Human Resources Division of the Company.

24.	Termination of the Plan. The Plan shall terminate at the earliest of the following:

24.1	June 30, 2032

24.2	The date of the filling of a Statement of Intent to Dissolve by the Company or the effective date of a merger or consolidation wherein the Company is not to be the surviving corporation, which merger or consolidation is not between or among corporations related to the Company. Prior to the occurrence of either of such events, on such date as the Company may determine, the Company may permit a participant to exercise the option to purchase shares for as many full and fractional shares as the balance of his account will allow at the price set forth in accordance with Section 5. If the employee elects to purchase shares, the remaining balance of his account will be refunded to him after such purchase.

24.3	The date the Board acts to terminate the Plan in accordance with Section 19 above.

24.4	The date when all shares reserved under the Plan have been purchased.

25.	Limitations on Sale of Stock Purchased Under the Plan. The Plan is intended to provide common stock for investment and not for resale. The Company does not, however, intend to restrict or influence any employee in the conduct of his own affairs. An employee, therefore, may sell stock purchased under the Plan at any time he chooses, subject to compliance with any applicable Federal or state securities laws. THE EMPLOYEE ASSUMES THE RISK OF ANY MARKET FLUCTUATIONS IN THE PRICE OF THE STOCK.

26.	Governmental Regulation. The Company’s obligation to sell and deliver shares of the Company’s common stock under this Plan is subject to the approval of any governmental authority required in connection with the authorization, issuance, or sale of such shares.

PRELIMINARY COPY — SUBJECT TO COMPLETION

CODORUS VALLEY BANCORP, INC.

BLUE PROXY CARD

The undersigned holder of common stock of Codorus Valley Bancorp, Inc. (the "Corporation") hereby appoints Diane E. Baker and Matthew A. Clemens, and each or any of them, proxies to the undersigned, with full power of substitution and re-substitution and to act without the other, to vote all of the shares of common stock of the Corporation that the undersigned may be entitled to vote at the Annual Meeting of Shareholders of the Corporation to be held virtually at [•] on [•] at [•] Eastern Time and any adjournment or postponement thereof, as fully and effectually as the undersigned could do if personally present, and hereby revokes all previous proxies for said meeting.

This proxy, when properly executed, will be voted in the manner directed by the undersigned shareholder of record. **When a vote is not specified, the proxyholder will vote shares represented by this proxy "FOR ALL" on Proposal 1 and "FOR" Proposals 2, 3 and 4. Your Board of Directors does NOT endorse the nominees put forth by Driver Management Company, LLC, Driver Opportunity Partners I LP and J. Abbott R. Cooper (collectively, "Driver Management") and strongly urges you to DISCARD all proxy cards or other materials sent to you by Driver Management. If you have previously submitted a proxy card sent to you by Driver Management, you can revoke that proxy by signing and dating the enclosed BLUE proxy card and returning it in the postage-paid envelope provided or by voting via the Internet or by telephone by following the instructions on the enclosed BLUE proxy card.**

PLEASE COMPLETE, DATE, SIGN AND MAIL THIS BLUE PROXY CARD PROMPTLY IN THE ENCLOSED, POSTAGE-PREPAID ENVELOPE OR PROVIDE YOUR INSTRUCTIONS TO VOTE VIA THE INTERNET OR BY TELEPHONE.

IMPORTANT – PLEASE MARK, SIGN, DATE AND RETURN YOUR BLUE PROXY CARD PROMPTLY.

THANK YOU FOR VOTING.

(Continued and to be dated and signed on reverse side)

SEE REVERSE SIDE

▲ TO VOTE BY MAIL, PLEASE DETACH HERE, SIGN AND DATE YOUR PROXY CARD, AND RETURN IN THE POSTAGE-PAID ENVELOPE PROVIDED ▲

[•]

The Board of Directors recommends you vote "FOR ALL" on Proposal 1 and "FOR" Proposals 2, 3 and 4.

Please mark vote as indicated in this example **X**

1. Corporation Proposal: Election of Directors

Nominees

01) Cynthia A. Dotzel, CPA

02) Craig L. Kauffman

☐ FOR ALL ☐ WITHHOLD ALL ☐ FOR ALL EXCEPT

INSTRUCTIONS: To vote against an individual nominee, mark the "FOR ALL EXCEPT" box and write the name(s) of the individual nominee(s) on the line below:

____

	FOR	AGAINST	ABSTAIN
2. Corporation Proposal: Approve an advisory, non-binding resolution regarding executive compensation.	☐	☐	☐
3. Corporation Proposal: Approve amendments to the 2007 Codorus Valley Bancorp, Inc. Employee Stock Purchase Plan.	☐	☐	☐
4. Corporation Proposal: Ratify the appointment of Crowe LLP as Codorus Valley Bancorp, Inc.'s Independent Registered Public Accounting Firm for the fiscal year ending December 31, 2022.	☐	☐	☐

NOTE: The proxies are authorized to vote, in their discretion, upon such other business as may properly come before the 2022 Annual Meeting of Shareholders or any postponements or adjournments thereof, to the extent permitted by Rule 14a-4(c) of the Securities Exchange Act of 1934, as amended.

Please sign exactly as your name appears herein. The undersigned acknowledges receipt of the Notice of Annual Meeting and Proxy Statement dated [•], 2022.

____

Date

____

(Signature)

____

(Signature if held jointly)

When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee, guardian or other fiduciary, please give full title as such. If a corporation, please sign in full corporate name by the president or another authorized officer. If a partnership, please sign in full partnership name by an authorized person.

PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED POSTAGE-PAID ENVELOPE

▲ TO VOTE BY MAIL, PLEASE DETACH HERE, MARK, SIGN AND DATE PROXY CARD, AND RETURN IN THE POSTAGE-PAID ENVELOPE PROVIDED ▲

TO AUTHORIZE YOUR PROXY
BY TELEPHONE OR INTERNET
QUICK ★ ★ ★ EASY ★ ★ ★ IMMEDIATE

Your telephone or internet proxy authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your **BLUE** proxy card.

AUTHORIZE YOUR PROXY BY INTERNET: THE WEB ADDRESS IS **www.proxyvoting.com/cvly.** You will be asked to enter a CONTROL NUMBER which is located in the lower right hand corner of this form.

AUTHORIZE YOUR PROXY BY PHONE: You will be asked to enter a CONTROL NUMBER which is located in the lower right hand corner of this form.

Call ★ ★ Toll Free ★ ★
1-800-690-6903
There is NO CHARGE to you for this call

OPTION A: You are encouraged to review each proposal and select a voting choice before you submit your proxy. Please press 0 in order to vote on each proposal separately.

OPTION B: If you prefer not to select a voting choice with respect to each proposal you may press 1 to submit a proxy. If you select this option, your shares will be voted in accordance with the recommendations made by the Board of Directors.

Internet and Telephone voting is available through 11:59 P.M. Eastern Time on [•], 2022.

CONTROL NUMBER
for Telephone/Internet Proxy Authorization